As filed with the Securities and Exchange Commission on January 22, 2010
Registration No. 333-162712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective
AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTH BENEFITS DIRECT CORPORATION
(Name of Small Business Issuer in Its Charter)

Delaware	6411	98-0438502
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(484) 654-2200
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Anthony R. Verdi
Chief Financial Officer and Chief Operating Officer
Health Benefits Direct Corporation
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(484) 654-2200
(Name, Address and Telephone Number of Agent for Service)
Copy to:
James W. McKenzie, Jr., Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

     Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.
     If any Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-162712
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

HEALTH BENEFITS DIRECT CORPORATION
Up to 5,000 Units, 1,250,000 Shares of Preferred Stock and
Warrants to Purchase 25,000,000 Shares of Common Stock
Issuable Upon Exercise of Rights to Subscribe for such Shares and Warrants
          We are distributing, at no charge to the holders of our common stock and preferred stock, non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 250 shares of our Series A preferred stock and a five-year warrant to purchase 5,000 additional shares of our common stock at an exercise price of $0.20 per share. Our stockholders will receive one subscription right for every 12,256 shares of our common stock and 613 shares of our preferred stock held of record as of 5:00 p.m., New York City time, on January 1, 2010, the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 5,000 Units, or $5 million of gross subscription proceeds.
          Each subscription right entitles the holder to subscribe for one Unit at the subscription price of $1,000 per Unit, which we refer to as the basic subscription right. In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional Units that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $1,000 per Unit.
          There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,256 and the number of shares of preferred stock you own by 613, and round down to the next whole number. For example, if you own 30,000 shares of our common stock, you will receive two (2) subscription rights (30,000 shares divided by 12,256 = 2.45, rounded down to two (2) subscription right, the next whole number), which will entitle you to subscribe for up to two (2) Units under your basic subscription privilege.
          This rights offering was designed to give all of the holders of our common stock the opportunity to participate in an equity investment in Health Benefits Direct Corporation on substantially the same economic terms as our last private placement in January 2009.
          The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on February 26, 2010, unless we extend the rights offering period. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason and may extend or amend the rights offering for any reason. In the event we cancel the rights offering, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.
          The subscription rights nay not be sold, transferred or assigned, and will not be listed for trading on any stock exchange or on the Over-the-Counter Bulletin Board, the OTCBB.
          You should carefully consider whether to exercise your subscription rights before the expiration date. All exercises of subscription rights are irrevocable. This is not an underwritten offering. The Units are being offered directly by us without the services of an underwriter or selling agent. Our board of directors is making no recommendation regarding your exercise of the subscription rights.
          Our common stock is quoted on the OTCBB under the symbol “HBDT.OB.”
          The average of the bid and asked prices of our common stock on the OTCBB on January 21, 2010 was $0.04 per share.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 18.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is January 22, 2010

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We will not make an offer to sell these securities in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.
     In this prospectus, unless the context specifically indicates otherwise, all references to “the Company,” “we,” “us,” and “our” refer to Health Benefits Direct Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain of the statements contained in this prospectus, including in the sections entitled “Questions and Answers About the Rights Offering,” “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, among others, statements addressing management’s views with respect to future financial and operating results and costs associated with the Company’s operations and other similar statements. Various factors, including competitive pressures, market interest rates, changes in insurance carrier mix, regulatory changes, customer and insurance carrier defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, adverse resolution of any contract or other disputes with customers and insurance carriers, or the loss of one or more key insurance carrier relationships, could cause actual outcomes and results to differ materially from those described in forward-looking statements.
     The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors, including general business and economic conditions, affect our ability to achieve our objectives. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
          The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, the Units, and our business.
What is the rights offering?
          We are distributing, at no charge, to holders of our shares of common stock and preferred stock, non-transferable subscription rights to subscribe for Units consisting of 250 shares of our Series A preferred stock and a five-year warrant to purchase 5,000 additional shares of our common stock at an exercise price of $0.20 per share. You will receive one subscription right for every 12,256 shares of our common stock and are right for every 613 shares of our preferred stock held of record by you as of 5:00 p.m., New York City time, on January 1, 2010, the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. The shares of preferred stock and the warrant to be issued as components of the Units in the rights offering do not currently trade on the OTCBB or on any other exchange, and are only transferable to the extent permitted in the instruments governing such securities.
What is the basic subscription right?
          The basic subscription right gives our stockholders the opportunity to purchase Units at a subscription price of $1,000 per Unit for each 12,256 shares of common stock or 613 shares of preferred stock you own. We have granted to you, as a stockholder of record on the record date, one subscription right for each 12,256 shares of our common stock and each 613 shares of preferred stock you owned at that time.
          There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,256 and the number of shares of preferred stock you own by 613, and round down to the next whole number. For example, if you own 30,000 shares of our common stock, you will receive two (2) subscription rights (30,000 shares divided by 12,256 = 2.45, rounded down to two (2) subscription rights, the next whole number), which will entitle you to subscribe for up to two (2) Units under your basic subscription privilege.
          You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.
          If you hold a Health Benefits Direct Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. If you hold your shares of common stock in the name of a broker, dealer, custodian bank, or other nominee who uses the services of the Depository Trust Company (DTC), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for each 12,256 shares of our common stock that you own at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.
What is the over-subscription privilege?
          In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase any Units that are not purchased by our other stockholders through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege.
          If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of common stock and preferred stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.
          In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription rights and are allotted the full amount of your over-subscription). See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”
          Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.
Why are we conducting the rights offering?
          We are conducting the rights offering for the primary purpose of raising equity capital to improve our capital position, to inject additional capital into Health Benefits Direct Corporation and to retain the remainder of any proceeds at Health Benefits Direct Corporation for general corporate purposes. See “Use of Proceeds.”
          This rights offering, including the composition and price of the Unit, was designed to give all of the holders of our common stock the opportunity to participate in an equity investment in Health Benefits Direct Corporation on substantially the same economic terms as our last private placement in January 2009.

Are we pursuing other initiatives to improve our capital position?
          Yes. We have undertaken several initiatives to improve our capital position. These initiatives include, but are not limited to, the cessation of the direct marketing and sale of health and life insurance in our Telesales call center, the sale of our Telesales call center produced agency business to an unaffiliated third party, the sublease of unused office space and a reduction in our staff by approximately 72%. We intend to continue to explore additional initiatives to improve our capital position in light of the turbulent economic environment and our desire to preserve capital.
How was the $1,000 per Unit subscription price determined?
          The $1,000 per Unit subscription price was determined by our board of directors based on the per share value of the preferred stock and warrants (considered in the aggregate) purchased by investors in our last private placement in January 2009. In January 2009, we sold units, consisting of one share of our Series A preferred stock (each share of which is convertible, at the sole option of the holder, into twenty shares of our common stock) and one five-year warrant to purchase 20 shares of our common stock, at a per unit price of $4.00. We sold a total of 1,000,000 units for an aggregate purchase price of $4,000,000.
          In determining the subscription price, our board of directors considered the overall economic value offered to investors in Health Benefits Direct Corporation in this last private placement. If an investor had invested in this last private placement , for every $1,000 invested, such investor would have received 250 shares of Series A preferred stock and warrants to purchase 5,000 additional shares of our common stock at an exercise price of $0.20 per share. As a result, the Units offered in this rights offering consist of 250 shares of our Series A preferred stock and a warrant to purchase 5,000 shares of our common stock at a price per Unit of $1,000.
          We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.
What are the material terms of the Series A preferred stock offered in this rights offering?
          Each share of Series A preferred stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series A preferred stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series A preferred stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.
          In addition, upon the liquidation, sale or merger of Health Benefits Direct Corporation, each share of our Series A preferred stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series A preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A preferred stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series A preferred stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of Health Benefits Direct Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to two and a half (2.5) times the Series A preferred stock original issue price.
          In the event of (a) the sale of all or substantially all of the assets of Health Benefits Direct Corporation, (b) any tender offer or exchange pursuant to which the holders of a majority of common stock exchange such shares for other securities, cash or property or (c) any reclassification of the common stock pursuant to which the shares of common stock are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within ninety (90) days after such event, the holder of a majority of the shares of Series A preferred stock may require us, within 120 days of such event, to redeem all outstanding shares of Series A preferred stock at a price per share equal to two and a half (2.5) times the Series A preferred stock original issue price, subject to certain customary adjustments.
What are the material terms of the warrants offered in this rights offering?
          The warrants that we are offering in this rights offering are in substantially similar form to those warrants purchased by investors in the last private placement in January 2009. Each warrant issued as a component of the Units will be a five-year warrant to purchase 5,000 shares of our common stock at an exercise price of $0.20 per share, subject to our right to call the warrant under certain conditions. The warrants include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share during the first two years following the date of issuance of the warrants, subject to customary exceptions.
Am I required to exercise all of the subscription rights I receive in the rights offering?
          No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock or preferred stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in Health Benefits Direct Corporation may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this rights offering). In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors — If you do not exercise your subscription rights, your percentage ownership in Health Benefits Direct Corporation will be diluted.”
How soon must I act to exercise my subscription rights?
          If you received a rights certificate and elect to exercise any or all of your subscription rights, we must receive your completed and signed rights certificate and payments prior to the expiration of the rights offering, which is February 26, 2010, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on February 26, 2010 by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration of the rights offering, we currently do not intend to do so. Our board of directors may cancel or amend the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received will be returned, without interest or penalty, as soon as practicable.
          Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on February 26, 2010, whether or not we have been able to locate each person entitled to subscription rights.
May I transfer my subscription rights?
          No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the OTCBB or any other stock exchange or market. Rights certificates may only be completed by the stockholder who receives the certificate.
Are we requiring a minimum subscription to complete the rights offering?
          No. There is no individual minimum purchase requirement in the rights offering and we are not requiring a minimum subscription to complete the rights offering. However, because we are not issuing fractional Units, you must own at least 12,256 shares of our common stock or 613 shares of our preferred stock as of the record date in order to subscribe for one Unit in the rights offering.

          In addition, our board of directors reserves the right to cancel the rights offering for any reason, including if we do not receive aggregate subscriptions that we believe will satisfy our capital plans.
Can the board of directors cancel, amend or extend the rights offering?
          Yes. Our board of directors may decide to cancel, amend or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If our board of directors cancels or terminates the rights offering, any money received from subscribing stockholders will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering. We further have the right to extend the rights offering and the time for exercising your subscription rights, although we do not presently intend to do so.
Has our board of directors made a recommendation to our stockholders regarding the rights offering?
          No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. There is currently no public market for our shares of Series A preferred stock. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.
How do I exercise my subscription rights if I own shares in certificate form?
          If you hold a Health Benefits Direct stock certificate and you wish to participate in the rights offering, you must take the following steps:
•	deliver payment to us before 5:00 p.m., Eastern Time, on February 26, 2010; and

•	deliver a properly completed and signed rights certificate to us before 5:00 p.m., Eastern Time, on February 26, 2010.
In certain cases, you may be required to provide additional documentation or signature guarantees.
          Please follow the delivery instructions on the rights certificate. You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us so that they are received by us by 5:00 p.m., Eastern Time, on February 26, 2010. WE WILL NOT ACCEPT ANY SUBSCRIPTIONS THAT WE RECEIVE AFTER THIS TIME.
          If you send a payment that is insufficient to purchase the number of Units you request, or if the number of Units you request is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units.
What should I do if I want to participate in the rights offering, but my shares are held in the name of a broker, dealer, custodian bank or other nominee?
          If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase Units through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date that we have established for the rights offering.
When will I receive my new shares and warrants?
          If you purchase Units in the rights offering you will receive your new shares and warrants as soon as practicable after the closing of the rights offering.
After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?
          No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase Units in the rights offering.
Are there any conditions to completing the rights offering?
          No, there are no conditions to completion of the rights offering.
What effects will the rights offering have on our outstanding preferred stock and warrants?
          As of January 1, 2010, we had 1,000,000 shares of Series A preferred stock and 51,566,887 warrants to purchase shares of common stock issued and outstanding. The number of shares of our preferred stock and warrants that we will issue in this rights offering through the exercise of subscription rights will depend on the number of Units that are subscribed for in the rights offering. We could, depending on the number of Units that are subscribed for in the offering, have a maximum of 2,250,000 shares of preferred stock and warrants to purchase 76,566,887 shares of our common stock outstanding after completion of the rights offering.
          The issuance of Units in the rights offering will dilute, and thereby reduce, your proportionate ownership in Health Benefits Direct Corporation. If you fully exercise your basic subscription right and a certain level of your over-subscription privilege, your ownership interest will be diluted to a lesser extent.
How much will Health Benefits Direct Corporation receive from the rights offering?
          If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we expect the gross proceeds from the rights offering to be approximately $5 million. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the offering. We are offering shares in the rights offering to stockholders with no individual minimum purchase requirement.
Are there risks in exercising my subscription rights?
          Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our preferred stock and warrants to purchase our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?
          Yes. We will hold all funds we receive in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive your subscription payment because we will return payments through the record holder of your shares.
What fees or charges apply if I purchase Units in the rights offering?
          We are not charging any fee or sales commission to issue subscription rights to you or to issue shares or warrants to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.
What are the material U.S. federal income tax consequences of exercising my subscription rights?
          For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”
To whom should I send my forms and payment?
          If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to:
Health Benefits Direct Corporation
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
Attn: Francis L. Gillan III
          You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us.
Whom should I contact if I have other questions?
          If you have any questions regarding Health Benefits Direct Corporation or the rights offering, please contact Francis L. Gillan III at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@HBDC.com.
          If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact Francis L. Gillan III at (484) 654-2200 or by electronic mail at rightsoffering@HBDC.com.

PROSPECTUS SUMMARY
          This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our securities.
Our Business
          We are a technology company that provides software applications for use by insurance agents and insurance administrators in the health insurance industry. Our business focuses on two primary software products: our Insurint™ product and our InsPro software application.
          Insurint™ is a proprietary, professional-grade, web-based agent portal that aggregates real-time quotes and underwriting information from multiple highly-rated carriers of health and life insurance and related products. We market Insurint using a Software as a Service (SaaS) model instead of software licensing model, which offers easy web-based distribution and pay-as-you-go pricing. We market Insurint primarily to insurance agents, agencies, and other organizations selling health insurance products to families and individuals. Unlike existing health insurance quote engines, Insurint also enables an agent to input responses to a set of questions about the health of proposed insureds, which enables the agent to place an insurance policy faster and more accurately. In addition, Insurint offers a suite of sales tools that agents can use to increase their overall sales production.
          InsPro is a comprehensive, web-based insurance administration software application. InsPro was introduced by Atiam Technologies, L.P. (now our InsPro Technologies, LLC subsidiary) in 2004. InsPro clients include health insurance carriers and third party administrators. Unlike our Insurint platform, we market InsPro as a licensed software application, and we realizes revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.
          Our common stock is currently publicly traded under the symbol “HBDT.OB” on the OTCBB.
Summary of this Rights Offering

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each 12,256 shares of our common stock and 613 shares of our preferred stock that you owned as of 5:00 p.m., Eastern Time, on January 1, 2010, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on your behalf, as a beneficial owner of such shares. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering to be approximately $5 million. This rights offering was designed to give all of the holders of our common stock the opportunity to participate in an equity investment in Health Benefits Direct Corporation on the same economic terms as the investment made by investors in our last private placement in January 2009.

Basic Subscription Right	The basic subscription right will entitle you to purchase one unit at a subscription price of $1,000. A unit consists of 250 shares of our Series A preferred stock and a five-year warrant to purchase an additional 5,000 shares of our common stock at an exercise price of $0.20 per share. We refer to these units throughout this prospectus as “Units.”

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,256 and the number of shares of our preferred stock you own by 613, and round down to the next whole number. For example, if you own 30,000 shares of our common stock, you will receive two (2) subscription rights (30,000 shares divided by 12,256 = 2.45, rounded down to two (2) subscription rights, the next whole number), which will entitle you to subscribe for up to two (2) Units under your basic subscription privilege.

Over-Subscription Privilege	In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to subscribe for a portion of any Units that are not purchased by our stockholders through the exercise of their basic subscription rights. You may subscribe for these Units pursuant to your over-subscription privilege, subject to the limitations described below.

Subscription Price	$1,000 per Unit, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Record Date	5:00 p.m., Eastern Time, on January 1, 2010.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on February 26, 2010.

Use of Proceeds	We intend to use the proceeds of the rights offering to improve our capital position and for general corporate purposes.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the Over-the-Counter Bulletin Board or on any other stock exchange or market.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Units at a subscription price of $1,000 per full Unit.

Material U.S. Federal Income Tax Consequences	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, Cancellation and Amendment	Although we do not presently intend to do so, we have the option to extend the rights offering and the period for exercising your subscription rights. Our board of directors may cancel the rights offering at any time prior to the expiration date of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering at any time.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

•	If you are a registered holder of our common stock or our preferred stock, you must deliver payment and a properly completed rights certificate to us so that we receive these items before 5:00 p.m., Eastern Time, on February 26, 2010. You may deliver the documents and payments by hand delivery, first class mail or courier service. If first class mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•	If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on February 26, 2010.

Shares Outstanding Before the Rights Offering	1,000,000 shares of our Series A preferred stock and warrants to purchase 51,566,887 shares of our common stock were outstanding as of January 1, 2010.

Shares Outstanding After Completion of the Rights Offering	Assuming all units are sold in the rights offering, we expect approximately 2,250,000 shares of our Series A preferred stock and warrants to purchase 76,566,887 shares of our common stock will be outstanding immediately after completion of the rights offering

Fees and Expenses	We will pay the expenses related to the rights offering.

The Over-the-Counter Bulletin Board	Our shares of common stock are currently listed for trading on the Over-the-Counter Bulletin Board under the ticker symbol “HBDT.OB.”

Risk Factors	Before you exercise your subscription rights to purchase our securities, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 18 of this prospectus.
Our Corporate Information
          Our principal executive offices are located at 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087. The principal executive offices of our wholly-owned subsidiary, HBDC II, Inc., are located at 2200 S.W. 10th Street, Deerfield Beach, Florida 33442. The principal executive offices of our wholly-owned subsidiary, InsPro Technologies, LLC, are located at 350 Baldwin Tower, Eddystone, PA 19022. Our telephone number is (484) 654-2200. Our website address is www.healthbenefitsdirect.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

RISK FACTORS
     Investing in our securities involves significant risks. In addition to all of the other information contained in this prospectus, you should carefully consider the risks and uncertainties described below before deciding to invest in our common stock and preferred stock. If any of the following risks actually occur, they may materially harm our business, our financial condition or our results of operations. In this event, the market price of our securities could decline and you could lose all or part of your investment.
Risks Related to the Rights Offering
If you do not exercise your subscription rights, your percentage ownership in Health Benefits Direct Corporation will be diluted.
     Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription and over-subscription rights. In addition, the shares issuable upon the exercise of the warrants to be issued pursuant to this rights offering will dilute the ownership interest of stockholders not participating in this offering or holders of warrants issued pursuant to this offering who have not exercised them.
The subscription rights are not transferable, and there is no market for the subscription rights.
     You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.
If we terminate this offering for any reason, we will have no obligation other than to return subscription monies as soon as practicable.
     We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to subscription rights that have been exercised except to return as soon as practicable, without interest, the subscription payments deposited with us. If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire worthless.
The subscription price determined for this offering is not an indication of the fair value of our common stock.
     In determining the subscription price, our board of directors considered the overall economic value offered to investors in Health Benefits Direct Corporation in our last private placement in January 2009. If an investor had invested in this last private placement for every $1,000 invested, such investor would have received 250 shares of Series A preferred stock and warrants to purchase 5,000 additional shares of our common stock at an exercise price of $0.20 per share. As a result, the Units offered in this rights offering consist of 250 shares of our Series A preferred stock and a warrant to purchase 5,000 shares of our common stock at a price per Unit of $1,000.

     We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.
We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.
     Although we plan to use the proceeds of this offering for general corporate purposes, including working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.
If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.
     Holders of subscription rights who desire to purchase Units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date, unless extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. If you are a beneficial owner of shares of common stock or preferred stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to us to exercise the subscription rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date.
     If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. We do not undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
You may not receive all of the Units for which you subscribe pursuant to the over-subscription privilege.
     Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional amount of Units that are not purchased by our other holders through the exercise of their basic subscription rights. Over-subscription rights will be allocated pro-rata among subscription rights holders who over-subscribed, based on the number of shares of common stock and preferred stock owned by such holders on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. You may not receive any or all of the amount of Units for which you over-subscribed. If the pro rated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this rights offering.
     Any uncertified check used to pay for Units to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Units you wish to purchase.
The receipt of subscription rights may be treated as a taxable distribution to you.
     The distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the IRS, or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305(b)(2) of the Code (or otherwise to be within one of the exceptions to Section 305(a) of the Code set forth in Section 305(b) of the Code), your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of common stock and preferred stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.
Absence of a public trading market for the warrants and shares of Series A preferred stock may limit the ability of a purchaser to resell the warrants.
     There is no established trading market for the warrants or the shares of our Series A preferred stock to be issued pursuant to this offering, and such securities may not be widely distributed. There can be no assurance that a market will develop for the warrants or the shares of Series A preferred stock. Even if a market for these securities does develop, the price of the warrants and the Series A preferred stock may fluctuate and liquidity may be limited. If a market for these securities does not develop, then purchasers of the warrants and the shares of Series A preferred stock may be unable to resell the securities or sell them only at an unfavorable price for an extended period of time, if at all. Future trading prices of the warrants and shares of Series A preferred stock will depend on many factors, including:
•	our operating performance and financial condition;

•	our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the warrants and shares of Series A preferred stock and the common stock issuable upon exercise or conversion of these securities;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.
The market price of our common stock may never exceed the exercise price of the warrants issued in connection with this offering.
     The warrants being issued in connection with this offering become exercisable on their date of issuance and will expire five years thereafter. We cannot provide you any assurance that the market price of our common stock will ever exceed the exercise price of these warrants prior to their date of expiration. Any warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.
Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.
     In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.
Your ability to resell the securities you acquire in the rights offering may be limited by state securities laws.
     If you purchase securities in the rights offering, you may not be able to resell the securities to other persons unless the securities are registered under the securities laws of the states in which the potential purchasers reside or exemptions from registration requirements are available in such states. We do not intend to register any of the securities for resale in any states or jurisdictions. Consequently, you may only be able to sell the securities in those states where exemptions are available, such as an exemption for sales to institutional investors. In addition, in the event that the warrants to be issued in this rights offering are sold to another person, the purchaser may not be able to exercise the warrants unless an exemption is available in the purchaser’s state of residence for the issuance of common stock upon the exercise of warrants.
Risks Relating to our Company and Industry
We have a limited operating history and have incurred significant operating losses since our inception, which we anticipate will continue for the foreseeable future.
     We are an early stage company with a limited operating history, which makes it difficult for investors to evaluate our business and prospects. Investors in our securities must consider our prospects in light of the risks, expenses and difficulties that we face as an early stage company operating that has recently eliminated a significant portion of it original business line through the sale of our Telesales call center. There can be no assurance that we will successfully overcome these difficulties.
     Since our inception, we have incurred significant operating losses. As of September 30, 2009, we had an accumulated deficit of approximately $47.7 million. We incurred operating losses of approximately $6.3 million for the nine months ended September 30, 2009, $9.0 for the year ended December 31, 2008, $14.3 million for the year ended December 31, 2007, $14 million for the year ended December 31, 2006, $3.2 million for the year ended December 31, 2005 and approximately $1.1 million for the period from our inception on January 27, 2004 through December 31, 2004. We expect to incur significant and increasing operating expenses and capital expenditures relating to the development of our software-related business, particularly as we pursue growth both internally and through potential strategic acquisitions, expand our marketing efforts, and further the development of our technologies. In addition, we will continue to incur significant legal, accounting and other expenses associated with our status as a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may be unable to maintain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, the market value of our common stock will decline.
If we fail to increase our brand recognition, we may face difficulty in attracting new customers and insurance carrier partners.
     We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and services and is an important element in our efforts to maintain and expand our relationships with insurance carriers and to grow our customer base, particularly in light of the competitive nature of our business. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our competitors already have well-established brands in the individual health and life insurance market. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, the success of our marketing efforts and our ability to provide high quality products and reliable and useful service to our customers. There can be no assurance that brand promotion activities will yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, financial condition and results of operations could be materially harmed.

We may be unable to obtain additional capital when necessary or on terms that are acceptable to us, if at all.
     Since our inception, we have used significant amounts of cash in our operations and in investing activities. As of September 30, 2009, we had a cash balance of approximately $0.6 million. We used cash in operations of approximately $5.0 million for the 9 months ended September 30, 2009, $8.4 million for the year ended December 31, 2008, $5.5 million for the year ended December 31, 2007, approximately $6.5 million for the year ended December 31, 2006, $1.2 million for the year ended December 31, 2005 and approximately $0.5 million for the period from our inception on January 27, 2004 through December 31, 2004. We used cash in investing of approximately $0.3 million for the 9 months ended September 30, 2009, $0.8 million for the year ended December 31, 2008, $1.9 million for the year ended December 31, 2007, approximately $3.2 million for the year ended December 31, 2006, $0.3 million for the year ended December 31, 2005 and approximately $0.2 million for the period from our inception on January 27, 2004 through December 31, 2004.
     We expect that we will need significant additional cash resources to operate and expand our business in the future. Our future capital requirements will depend on many factors, including our ability to maintain our existing cost structure and return on sales, fund obligations for additional capital and repayment of our $1,250,000 secured promissory note and execute our business and strategic plans as currently conceived. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities would result in additional dilution to our stockholders. Additional indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. In addition, financing might be unavailable in amounts or on terms acceptable to us, if at all.
We are substantially dependent on our InsPro software application.
     We derive a significant portion of our revenue from software license and maintenance revenue attributable to our InsPro software application. Accordingly, our future results depend on continued market acceptance of InsPro, and any factor adversely affecting the market for InsPro could have a material adverse effect on our business, financial condition and operating results.
We may be unsuccessful in attracting or retaining key sales, marketing and other personnel or in retaining the members of our senior management team.
     The success of our business is dependent on our ability to attract and retain highly skilled managers and sales and marketing personnel and to retain the members of our senior management team. In particular, there is intense competition for qualified sales and marketing personnel in the health and life insurance market, and we may be unable to attract, assimilate and retain qualified sales and marketing personnel on a timely basis. Our inability to retain key personnel and attract additional qualified personnel could harm our development and results of operations.
Our management team has limited experience managing a public company and regulatory compliance could divert its attention from the day-to-day management of our business.
     Prior to completing the merger transaction that resulted in our current public company structure in November 2005, our management team operated our business as a private company. Certain members of our current management team have little or no experience managing a public company or complying with the increasingly complex laws pertaining to public companies. There can be no assurance that our management team will continue to successfully or efficiently manage our operations as a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws. In particular, our obligations as a public company will continue to require substantial attention from our senior management and could divert its attention away from the day-to-day management of our business, which could materially and adversely impact our business and results of operations.
We may be unable to sufficiently protect our intellectual property.
     Our business and competitive positions are dependent on our ability to use and protect our proprietary technologies. Our patent applications may not protect our technologies because, among other things:
•	there is no guarantee that any pending patent applications will result in issued patents;

•	we may develop additional proprietary technologies that are not patentable;

•	there is no guarantee that any patent issued to us will provide us with any competitive advantage;

•	there is no guarantee that any patents issued to us will not be challenged, circumvented or invalidated by third parties; and

•	there is no guarantee that any patents previously issued to others or issued in the future will not have an adverse effect on our ability to do business.
     In addition, if we are unable to protect and control unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm. We also rely on trade secrets, know-how and technologies that are not protected by patents to maintain our competitive position. Trade secrets are difficult to protect. To maintain the confidentiality of trade secrets and proprietary information, we generally seek to enter into confidentiality agreements with our employees, consultants and collaborators upon the commencement of a relationship with us. However, we at times do not obtain these agreements, nor can we guarantee that these agreements will provide meaningful protection, that these agreements will not be breached or that we will have an adequate remedy for any such breach. In addition, adequate remedies may not exist in the event of unauthorized use or disclosure of this information. Others may have developed, or may develop in the future, substantially similar or superior know-how and technologies. The loss or exposure of our trade secrets, know-how and other proprietary information, or independent development of similar or superior know-how, could harm our business, financial condition and results of operations.
We may become subject to intellectual property rights claims in the future, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use the affected technologies.
     Our commercial success will depend in part on not infringing the patents or proprietary rights of third parties. Third parties could bring legal actions against us claiming damages and seeking to enjoin us from using any technology found to be in violation of a third party’s rights. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license to continue to use the affected technology, in which case we may be required to pay substantial fees. There can be no assurance that any such license will be available on acceptable terms or at all.
If we are unable to satisfy regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our stock price could decline.
     As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports required by Section 13(a) of the Exchange Act. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Any failure to maintain the adequacy of our internal controls, or the resulting inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our ability to operate our business. In addition, investor perception that our internal controls are inadequate or that we are unable to produce accurate financial statements on a consistent basis may adversely affect our stock price.
We may be unable to manage our growth effectively.
     Our ability to compete effectively and to manage our future growth, if any, requires us to:
•	continue to improve our financial and management controls and reporting systems and procedures to support the proposed expansion of our business operations; and

•	locate or hire, at reasonable compensation rates, qualified personnel and other employees necessary to expand our capacity in order to accommodate the proposed expansion of our business operations.
We may be unable to find or complete strategic acquisitions of complementary businesses or technologies or to integrate acquired businesses or technologies.

     Our business strategy includes, among other things, achieving growth through the acquisition and integration into our business of complementary businesses or technologies. We may be unable to find additional complementary businesses or technologies to acquire. Future acquisitions may result in substantial per share financial dilution of our common stock from the issuance of equity securities. Completion of future acquisitions also would expose us to potential risks, including risks associated with:
•	the assimilation of new operations, technologies and personnel;

•	unforeseen or hidden liabilities or other unanticipated events or circumstances;

•	the diversion of resources from our existing business;

•	the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, which may result in the impairment of assets acquired through acquisitions; and

•	the potential loss of, or harm to, relationships with our employees, customers and insurance carrier partners as a result of the integration of new businesses.
Our operating results may fluctuate as a result of factors beyond our control.
     Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include, but are not limited to:
•	capital expenditures for the development of our technologies;

•	marketing and promotional activities and other costs;

•	changes in operating expenses;

•	increased competition in our market; and

•	other general economic and seasonal factors.
Our business may be materially adversely impacted by U.S. and global market and economic conditions, particularly adverse conditions in the insurance industry.
          For the foreseeable future, we expect to continue to derive most of our revenue from products and services we provide to the insurance industry. Given the concentration of our business activities in the healthcare industry, we may be particularly exposed to economic downturns in this industry. U.S. and global market and economic conditions have been, and continue to be, disrupted and volatile. A poor economic environment could result in significant decreases in demand for our products or could present difficulties in collecting accounts receivables from our customers due to their deteriorating financial condition. Our existing customers may be acquired by or merged into other institutions that use our competitors or decide to terminate their relationships with us for other reasons. As a result, our sales could decline if an existing customer is merged with or acquired by another company or closed. All of these conditions could adversely affect our operating results and financial position.
We may not be able to secure additional financing to support capital requirements when needed.
          We may need to raise additional funds in the future in order to fund more aggressive promotion or more rapid market penetration, to develop new or enhanced products, to respond to competitive pressures, to make acquisitions or for other purposes. Any required additional financing may not be available on terms favorable to us, or at all, particularly in light of current conditions in the credit markets. If adequate funds are not available on acceptable terms, we may be unable to meet our strategic business objectives or compete effectively, and the future growth of our business could be adversely impacted. If additional funds are raised by our issuing equity securities, stockholders may experience dilution of their ownership and economic interests, and the newly issued securities may have rights superior to those of our common stock. If additional funds are raised by our issuing debt, we may be subject to significant market risks related to interest rates, and operating risks regarding limitations on our activities.
The markets for our products are highly competitive and are likely to become more competitive, and our competitors may be able to respond more quickly to new or emerging technology and changes in customer requirements.
          Our insurance software business experiences competition from certain large hardware suppliers that sell systems and system components to independent agencies and from small independent developers and suppliers of software, who sometimes work in concert with hardware vendors to supply systems to independent agencies. Pricing strategies and new product introductions and other pressures from existing or emerging competitors could result in a loss of customers or a rate of increase or decrease in prices for our services different than past experience. Our internet business may also face indirect competition from insurance carriers that have subsidiaries which perform in-house agency and brokerage functions.
          Some of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial and marketing resources than we do.
If we infringe on the proprietary rights of others, our business operations may be disrupted, and any related litigation could be time consuming and costly.
          Third parties may claim that we have violated their intellectual property rights. Any of these claims, with or without merit, could subject us to costly litigation and divert the attention of key personnel. To the extent that we violate a patent or other intellectual property right of a third party, we may be prevented from operating our business as planned, and we may be required to pay damages, to obtain a license, if available, to use the right or to use a non-infringing method, if possible, to accomplish our objectives. The cost of such activity could have a material adverse effect on our business.
We may be unable to compete successfully against new and existing competitors.
     We operate in a highly competitive market with few barriers to entry. We expect that competition will continue to intensify. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing, and other resources than we do. In addition, many of our current and potential competitors can devote substantially greater resources than we can to promotion, website development and systems development. Many of our competitors have greater name recognition and a larger customer base than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities and offer more attractive terms to insurance carriers. Competition could reduce our market share in the individual health and life insurance market.
Changes and developments in the structure of the health insurance system in the United States could harm our business.
          Our business largely depends upon the private sector of the United States health insurance system and its relative role in the sale of individual health insurance. Recently, there has been substantial national and state attention and debate regarding healthcare reform. While President Obama and members of Congress have expressed that our healthcare system is in need of reform, a detailed proposal regarding federal healthcare reform has yet to emerge. It is therefore not possible for us to predict the impact of any healthcare reform at the federal level on our business. Significant federal or state changes to the existing health insurance system, the individual and family health insurance market or in the manner in which health insurance is distributed in the United States could increase competition or reduce or eliminate the need for health insurance agents or demand for private health insurance for individuals, families or small businesses, any of which could materially harm our ability to sell insurance-related software and applications to these agents and, as a result, could materially harm our business, operating results and financial condition. The adoption of state or federal laws that promote or establish a government-sponsored or partially government-sponsored healthcare system could reduce or eliminate the number of individuals, families and small businesses seeking or permitted to purchase private health insurance or supplemental coverage, which would substantially reduce the demand for our products by insurance carriers and agents and harm our business, operating results and financial condition. In addition, speculation regarding healthcare reform or potential changes in the regulatory environment in which we operate creates uncertainty that could lead to increased volatility and a reduction in stock price.

Governmental regulation of the Internet may adversely affect our business and operating results.
     The laws governing general commerce on the Internet remain unsettled and it may take years to fully determine whether and how existing laws such as those governing intellectual property, privacy and taxation apply to the Internet. Due to the rapid growth and widespread use of the Internet, federal and state governments have are considering enacting additional laws relating to the Internet. Any of these existing laws or future laws relating to the Internet could expose us to substantial compliance costs and liabilities and may impede the growth of Internet commerce.
Technology and customer requirements evolve rapidly in our industry, and if we do not continue to develop new products and enhance our existing products in response to these changes, our business could be harmed.
          Ongoing enhancements to our products will be required to enable us to maintain our competitive position. We may not be successful in developing and marketing enhancements to our products on a timely basis, and any enhancements we develop may not adequately address the changing needs of the marketplace. Overlaying the risks associated with our existing products and enhancements are ongoing technological developments and rapid changes in customer requirements. Our future success will depend upon our ability to develop and introduce in a timely manner new products or upgrades to our existing products that take advantage of technological advances and respond to new customer requirements. The development of new products is increasingly complex and uncertain, which increases the risk of delays. We may not be successful in developing new or updated products incorporating new technology on a timely basis, and any new products may not adequately address the changing needs of the marketplace. Failure to develop new products and product enhancements that meet market needs in a timely manner could have a material adverse effect on our business, financial condition and operating results.
Risks Relating to our Common Stock
Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.
     Our common stock currently is quoted on the OTCBB, which is a limited and illiquid market. If our stockholders sell substantial amounts of our common stock in the public market, including the shares being registered under this registration statement and shares issuable upon the exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future.
Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.
     The market price of our common stock may fluctuate substantially due to a variety of factors, including:
•	our business strategy and plans;

•	announcements concerning our competitors or the individual health and life insurance market;

•	rate of sales and customer acceptance;

•	changing factors related to doing business in various jurisdictions within the United States;

•	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

•	general and industry-specific economic conditions;

•	additions to or departures of our key personnel;

•	variations in our quarterly financial and operating results;

•	changes in market valuations of other companies that operate in our business segments or in our industry;

•	lack of adequate trading liquidity;

•	announcements about our business partners;

•	changes in accounting principles; and

•	general market conditions.
     The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.
Our directors, executive officers and entities affiliated with them beneficially own a substantial number of shares of our common stock, which gives them significant control over certain major decisions.
     As of January 1, 2010, our executive officers and directors and entities affiliated with them beneficially owned, in the aggregate, approximately 93.0% of our outstanding shares of common stock and 100% of our outstanding shares of Series A preferred stock, based on a total of 41,543,655 shares of common stock and 1,000,000 shares of Series A preferred stock outstanding. These executive officers, directors and their affiliates may have different interests than you. For example, they could act to delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders, could prevent or frustrate attempts to replace or remove current management or could pursue strategies that are different from the wishes of other investors. This significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.
Transactions in which a privately-held company merges into a largely inactive company with publicly traded stock are generally closely scrutinized by the Commission and we may encounter difficulties or delays in obtaining future regulatory approvals.
     Historically, the Commission and Nasdaq and securities exchanges have disfavored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve our common stock being quoted on Nasdaq or listed on a securities exchange. Effective August 22, 2005, the Commission adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the Commission and possibly by the National Association of Securities Dealers or Nasdaq or a national securities exchange, which could result in difficulties or delays in achieving Commission clearance of any future registration statements or other Commission filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to Nasdaq or a national securities exchange. As a result, our financial condition and the value and liquidity of our shares may be negatively impacted.
As a stock quoted on the OTCBB, our common stock, which is deemed to be “penny stock,” currently has limited liquidity.
     Holders of shares of our common stock, which are quoted on the OTCBB, may find that the liquidity of our common stock is impaired as compared with the liquidity of securities listed on Nasdaq or one of the national or regional exchanges in the United States. This impairment of liquidity may result from reduced coverage of us by security analysts and news media and lower prices for our common stock than may otherwise be attained. In addition, our common stock is deemed to be “penny stock,” as that term is defined in rules under the Exchange Act. Penny stocks generally are equity securities that are not registered on certain national securities exchanges or quoted by Nasdaq and have a price per share of less than $5.00. Penny stock may be difficult for investors to resell. Federal rules and regulations impose additional sales practice requirements on broker-dealers who sell the stock to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and obtain the purchaser’s written consent to the transaction prior to the sale. Prior to the sale, broker-dealers must also deliver to the potential purchaser a disclosure schedule prescribed by the Commission, describing the penny stock market and disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, broker-dealers must deliver to penny stock investors monthly statements disclosing recent price information for penny stocks held in the account and information on the limited market in penny stocks. These additional requirements restrict the ability of broker-dealers to sell our common stock and make it more difficult for investors to dispose of our common stock in the secondary market and may also adversely affect the price of our common stock.

THE RIGHTS OFFERING
The Subscription Rights
          We are distributing, at no charge to the holders of our common stock and preferred stock non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 250 shares of our Series A preferred stock and a five-year warrant to purchase 5,000 additional shares of our common stock at an exercise price of $0.20 per share. Our stockholders will receive one subscription right for every 12,256 shares of our common stock and 613 shares of preferred stock held of record as of 5:00 p.m., New York City time, on January 1, 2010, the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 5,000 Units, or $5 million of gross subscription proceeds
          Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege.
          Basic Subscription Right. With your basic subscription right, you may purchase one Unit, consisting of 250 shares of our Series A preferred stock and a five-year warrant to purchase 5,000 additional shares of our common stock at and exercise price of $0.20 per share, subject to delivery of the required documents and payment of the subscription price of $1,000 per Unit, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription rights in full, you will not be entitled to purchase any shares under your over-subscription privilege.
          There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,256 and the number of shares of preferred stock you own by 613, and round down to the next whole number. For example, if you own 30,000 shares of our common stock, you will receive two (2) subscription rights (30,000 shares divided by 12,256 = 2.45, rounded down to two (2) subscription rights, the next whole number), which will entitle you to subscribe for up to two (2) Units under your basic subscription privilege. Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.
          We will deliver certificates representing shares of our preferred stock and warrants or credit your account at your record holder with shares of our preferred stock and warrants that you purchased with the basic subscription rights as soon as practicable after the rights offering has expired.
          Over-Subscription Privilege. If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient Units are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of common stock and preferred stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.
          In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription without reduction).
          We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your over-subscription right in full at the expiration of the rights offering. We will not be able to satisfy any orders for Units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of subscription rights pursuant to the basic subscription rights.

          To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable.
          To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional Units.
          Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.
          We will deliver certificates representing shares of our preferred stock and warrants or credit the account of your record holder with shares of our preferred stock and warrants that you purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.
Reasons for the Rights Offering
          We are engaging in the rights offering to raise capital to improve our overall capital position. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the best opportunity to limit ownership dilution by participating in the rights offering on a pro-rata basis. In addition, this rights offering, including the composition and price of the Unit, was designed to give all of the holders of our common stock the opportunity to participate in an equity investment in Health Benefits Direct Corporation on substantially the same economic terms as our last private placement in January 2009.

Effect of Rights Offering on Existing Stockholders
          The ownership interests and voting interests of the existing stockholders that do not exercise their basic subscription privileges will be diluted. See “Questions and Answers Related to the Rights Offering.”
Method of Exercising Subscription Rights
          The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:
          Subscription by Registered Holders. If you hold a Health Benefits Direct Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to us at the address set forth below under “— Delivery of Subscription Payments,” to be received prior to 5:00 p.m., Eastern Time, on February 26, 2010.
          Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock or preferred stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a rights certificate. Instead, the DTC will issue one subscription right to the nominee record holder for each 12,256 shares of our common stock or 613 shares of our preferred stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the rights offering.
Payment Method
          Payments must be made in full in U.S. currency by:
•	check or bank draft payable to Health Benefits Direct Corporation, drawn upon a U.S. bank; or

•	wire transfer of immediately available funds to an account maintained by Health Benefits Direct Corporation for purposes of this rights offering.
          Payment received after the expiration of the rights offering will not be honored, and we will return your payment to you, without interest, as soon as practicable. We will be deemed to receive payment upon:
•	clearance of any uncertified check deposited by us into our account designated for the rights offering;

•	receipt by us of any certified check or bank draft, drawn upon a U.S. bank; or

•	receipt of collected funds in our account designated for the rights offering.
          If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that we receive your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by us until the check has cleared. If you send a certified check or bank draft, drawn upon a U.S. bank, or wire or transfer funds directly to our account, payment will be deemed to have been received by us immediately upon receipt of such instruments or wire transfer.
          Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Time, on February 26, 2010, which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.
          You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. We will not consider your subscription received until we have received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by Health Benefits Direct Corporation.
          The method of delivery of rights certificates and payment of the subscription amount to us will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to us and clearance of payment prior to the expiration of the rights offering.
          Unless a rights certificate provides that the shares of preferred stock and the warrants are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act.
Medallion Guarantee May Be Required
          Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, unless:
•	you provide on the rights certificate that shares and warrants are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.
Missing or Incomplete Subscription Information
          If you hold your shares of common stock or preferred stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time February 26, 2010 expiration date that we have established for the rights offering. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.
Expiration Date and Cancellation Rights
          The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on February 26, 2010, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our preferred stock or warrants to you if we receive your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. We may extend the expiration of the rights offering at any time prior to the scheduled expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.
          If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, February 26, 2010, expiration date that we have established for the rights offering.
          We may cancel the rights offering at any time for any reason prior to the time the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.
Determination of Subscription Price
          The $1,000 per Unit subscription price was determined by our board of directors based on the per share value of the preferred stock and warrants (considered in the aggregate) purchased by investors in our last private placement in January 2009. In January 2009, we sold units, consisting of one share of our Series A preferred stock (each share of which is convertible, at the sole option of the holder, into twenty shares of our common stock) and one five-year warrant to purchase 20 shares of our common stock, at a per unit price of $4.00. We sold a total of 1,000,000 units for an aggregate purchase price of $4,000,000.
          In determining the subscription price, our board of directors considered the overall economic value offered to investors in Health Benefits Direct Corporation in this last private placement. If an investor had invested in this last private placement , for every $1,000 invested, such investor would have received 250 shares of Series A preferred stock and warrants to purchase 5,000 additional shares of our common stock at an exercise price of $0.20 per share. As a result, the Units offered in this rights offering consist of 250 shares of our Series A preferred stock and a warrant to purchase 5,000 shares of our common stock at a price per Unit of $1,000.
          We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.
          There is currently no market for our shares of Series A preferred stock and, unless you choose to convert any shares of preferred stock you purchase in this offering into shares of common stock, you will not be able to re-sell such shares. We urge you to obtain a current quote for our common stock and perform an independent assessment of our preferred stock and warrants before exercising your subscription rights and to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Terms of Series A Convertible Preferred Stock
          Each share of Series A preferred stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series A preferred stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series A preferred stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.
          In addition, upon the liquidation, sale or merger of Health Benefits Direct Corporation, each share of our Series A preferred stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series A preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A preferred stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series A preferred stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of Health Benefits Direct Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to two and a half (2.5) times the Series A preferred stock original issue price.
          In the event of (a) the sale of all or substantially all of the assets of Health Benefits Direct Corporation, (b) any tender offer or exchange pursuant to which the holders of a majority of common stock exchange such shares for other securities, cash or property or (c) any reclassification of the common stock pursuant to which the shares of common stock are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within ninety (90) days after such event, the holder of a majority of the shares of Series A preferred stock may require, within 120 days of such event, to redeem all outstanding shares of Series A preferred stock at a price per share equal to two and a half (2.5) times the Series A preferred stock original issue price, subject to certain customary adjustments.
Terms of Warrants
          The warrants that we are offering in this rights offering are in substantially similar form to those warrants purchased by our investors in the last private placement in January 2009. Each warrant issued as a component of the Units will be a five-year warrant to purchase 5,000 shares of our common stock at an exercise price of $0.20 per share, subject to our right to call the warrant under certain conditions. The warrants include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share during the first two years following the date of issuance of the warrants, subject to customary exceptions.
Withdrawal, Amendment and Termination
          We reserve the right to withdraw the rights offering at any time for any reason. We also may amend or terminate the rights offering at any time before its completion if our board of directors decides to do so in its sole discretion. If we terminate the rights offering, all affected subscription rights will expire without value, and all excess subscription payments received by us will be returned, without interest, as soon as practicable.

Delivery of Subscription Payments
          The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery.
Health Benefits Direct Corporation
150 N. Radnor-Chester Rd.
Suite B-101
Radnor, PA 19087
Attn: Francis L. Gillan III
          If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.
          If you have any questions regarding completing a rights certificate, submitting payment in the rights offering, or questions or requests regarding Health Benefits Direct Corporation or the rights offering in general, please call Francis L. Gillan III, at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@HBDC.com.
Fees and Expenses
          We will pay the fees and expenses of collecting the subscription payments and distributing the share certificates and warrants associated with the Units. You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights.
No Fractional Units
          All Units will be sold at a purchase price of $1,000 per Unit. We will not issue fractional Units. Fractional Units resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole Unit. Any excess subscription payments received by us will be returned, without interest, as soon as practicable.
Notice to Nominees
          If you are a broker, custodian bank or other nominee holder that holds shares of our common stock or preferred stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our common stock. If a registered holder of our common stock or preferred stock so instructs, you should complete the rights certificate and submit it to us with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock or preferred stock on the record date, provided that you, as a nominee record holder, make a proper showing to us by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact us to request a copy.
Beneficial Owners
          If you are a beneficial owner of shares of our common stock or preferred stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, February 26, 2010, expiration date.

Non-Transferability of Subscription Rights
          The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. We will not be listing shares of our Series A preferred stock, the warrants or the subscription rights for trading on OTCBB or any other stock exchange or market.
Validity of Subscriptions
          We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. We shall not be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by us. Our interpretations of the terms and conditions of the rights offering will be final and binding.
Escrow Arrangements; Return of Funds
          We will hold funds received in payment for Units in a segregated account pending completion of the rights offering. We will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled. If the rights offering is cancelled for any reason, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.
Stockholder Rights
          You will have no rights as a holder of the shares of our preferred stock you purchase in the rights offering until certificates representing the shares of our preferred stock are issued to you.
No Revocation or Change
          Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Units at the subscription price.
Material U.S. Federal Income Tax Treatment of Rights Distribution
          For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase shares of our common stock for the reasons described below in “Material U.S. Federal Income Tax Considerations.”
No Recommendation to Rights Holders
          Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common and preferred stock.

Shares of Our Preferred Stock and Warrants Outstanding After the Rights Offering
          As of January 1, 2010, 1,000,000 shares of our preferred stock and warrants to purchase 51,566,887 shares of our common stock were issued and outstanding. Assuming no other transactions by us involving our preferred stock or warrants, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 1,250,000 shares of our preferred stock and warrants to purchase 25,000,000 shares of our common stock will be issued and outstanding after the closing of the rights offering, for a total of 2,250,000 shares of preferred stock and warrants to purchase 76,566,887 shares of common stock outstanding.

USE OF PROCEEDS
          Although the actual amount will depend on participation in the rights offering, we expect that the net proceeds from the rights offering will be approximately $4.875 million. We intend to use the proceeds of the rights offering for general corporate and working capital purposes, including for the purpose of funding current operations, discontinued operations and future commitments. Obtaining funding through the rights offering will allow us additional timing flexibility before we need to raise funds through additional financings or other methods.
          To the extent that we raise less than $4.875 million in net proceeds in the rights offering, we anticipate reducing the amounts of proceeds to be allocated to the foregoing uses on a pro rata basis.
DILUTION
          Purchasers of Units in the rights offering (and upon exercise of the warrants issued pursuant to this rights offering) will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2009 was approximately ($1,237,473), or $(0.02) per share of our common stock (based upon 61,279,645 shares of our common stock outstanding, as adjusted for 20,000,000 shares of common stock underlying the 1,000,000 shares of our Series A preferred stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share of common stock paid by purchasers of Units in the rights offering (including the equivalent amount per share of common stock paid by our holders of preferred stock in the rights offering) and the net tangible book value per share of our common stock immediately after the rights offering.
          Based on the aggregate offering of a maximum of 5,000 Units and after deducting estimated offering expenses payable by us of approximately $125,000, and the application of the estimated $4,875,000 of net proceeds from the rights offering, our pro forma net tangible book value as of September 30, 2009 would have been approximately $3,637,527 or $0.04 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.06 per share and an immediate dilution to purchasers in the rights offering of $0.15 per share.
          The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 5,000 Units at the subscription price of $1,000 per Unit but excluding any issuance of shares of common stock to holders of warrants):

Price per unit	$1,000
Net tangible book value per share prior to the rights offering	$(0.02)
Increase per share attributable to the rights offering	$0.20
Pro forma net tangible book value per share after the rights offering	$0.04
Dilution in net tangible book value per share to purchasers	$0.15

CAPITALIZATION
          The following table sets forth our capitalization, cash and cash equivalents:
•	on an actual basis as of September 30, 2009; and

•	on a pro forma as adjusted basis to give effect to the sale of maximum of 5,000 Units in this rights offering (but excluding any issuance of shares of common stock to holders of warrants), assuming a subscription price of $1,000 per Unit, and our receipt of the net proceeds from that sale after deducting estimated offering expenses payable by us of $4.875 million.
          This table should be read in conjunction with our “Management’s Discussion and Analysis or Plan of Operation” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	September 30, 2009 (Unaudited)
		Pro Forma
		As Adjusted
	Actual	(1)
Cash	$641,666	$5,516,666
Total assets	$5,064,293	$9,939,293
Total liabilities	$5,007,852	$5,007,852
Net tangible book value	$(1,237,473)	$3,637,527
Total shareholders’ equity	$56,441	$4,934,441
Total liabilities and shareholders’ equity	$5,064,293	$9,939,293

(1)	Assumes the rights offering is fully subscribed for, of which no assurances can be given.
DESCRIPTION OF SECURITIES
          Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, 3,437,500 of which are designated as Series A preferred stock. As of January 1, 2010, we had 41,543,655 shares of common stock issued and outstanding, 51,566,887 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 5,676,648 shares of common stock reserved for issuance underlying currently issued and outstanding options and 320,332 shares of common stock reserved for issuance under certain of our existing equity compensation plans.
Common Stock
          Holders of shares of our common shares are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefore, subject to the rights of the preferred stockholders. We do not currently intend to pay any cash dividends to the holders of common stock. In the event that we liquidate, dissolve or wind up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common shares.
Preferred Stock
          Each share of Series A preferred stock is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series A preferred stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series A preferred stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.
          In addition, upon the liquidation, sale or merger of Health Benefits Direct Corporation, each share of our Series A preferred stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series A preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A preferred stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series A preferred stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of Health Benefits Direct Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to two and a half (2.5) times the Series A preferred stock original issue price.
          In the event of (a) the sale of all or substantially all of the assets of Health Benefits Direct Corporation, (b) any tender offer or exchange pursuant to which the holders of a majority of common stock exchange such shares for other securities, cash or property or (c) any reclassification of the common stock pursuant to which the shares of common stock are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within ninety (90) days after such event, the holder of a majority of the shares of Series A preferred stock may require, within 120 days of such event, to redeem all outstanding shares of Series A preferred stock at a price per share equal to two and a half (2.5) times the Series A preferred stock original issue price, subject to certain customary adjustments.
          Except as noted above our shares of Series A preferred stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to preferred stock.
Warrants
          As of January 1, 2010, there were outstanding (i) warrants to purchase up to 45,000,000 shares of our common stock at an exercise price per share of $0.20; (ii) warrants to purchase up to 1,250,000 shares of our common stock at an exercise price per share of $1.50; (iii) warrants to purchase up to 4,966,887 shares of our common stock at an exercise price per share of $1.51; and (iv) warrants to purchase up to 350,000 shares of our common stock at an exercise price per share of $2.80.
          In connection with our private placement in March 2007, we issued to investors five-year warrants to purchase up to 2,500,000 shares of our common stock at $3.00 per share, which warrants were subsequently adjusted upon the closing of our private placements in March 2008 and January 2009 to provide for the purchase of up to 2,466,887 shares of our common stock at an exercise price of $1.51 per share, per the anti-dilution provisions contained in such warrants. In addition, we also issued to each of the placement agents in the private placement warrants to purchase in the aggregate 350,000 shares of our common stock at an exercise price of $2.80 per share.
          In connection with our private placement in March 2008, we issued to investors five-year warrants to purchase up to 6,250,000 shares of our common stock at $0.80 per share, which warrants were subsequently adjusted following the closing of our private placement in January 2009 to provide for the purchase of up to 18,750,000 shares of our common stock at an exercise price of $0.20 per share, per the anti-dilution provisions contained in such warrants.
          The warrants to be issued as part of the Units upon exercise of the subscription rights will contain substantially the same terms as the warrants issued to the investors in our January 2009 private placement. Each warrant issued as a component of the Units will be a five-year warrant to purchase 5,000 shares of our common stock at an exercise price of $0.20 per share, subject to our right to call the warrant under certain conditions. The warrants include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share during the first two years following the date of issuance of the warrants, subject to customary exceptions.
          Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
Market Information
          The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTCBB. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

	High	Low
2008:
First quarter, ended March 31, 2008	$1.90	$0.70
Second quarter, ended June 30, 2008	$1.02	$0.41
Third quarter, ended September 30, 2008	$0.70	$0.21
Fourth quarter, ended December 31, 2008	$0.40	$0.06

2009:
First quarter, ended March 31, 2009	$0.16	$0.05
Second quarter, ended June 30, 2009	$0.16	$0.04
Third quarter, ended September 30, 2009	$0.16	$0.05
Fourth quarter, ended December 31, 2009	$0.12	$0.04

2010:
First quarter, January 1, 2010 through January 21, 2010	$0.05	$0.04
Holders of Record and Dividends
          Our common stock has been quoted on the OTCBB since December 13, 2005 under the symbol HBDT.OB. Prior to that date, there was no active market for our common stock. Based on information furnished by our transfer agent, as of January 1, 2010, we had approximately 139 holders of record of our common stock. We have not declared any cash dividends on our common stock during the last two fiscal years.

BUSINESS
Overview
          We were originally incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., an exploration stage company engaged in mineral exploration. On November 22, 2005, Darwin Resources Corp. merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation, solely for the purpose of changing its state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin Resources Corp., was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation, and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following the merger, Darwin Resources Corp. changed its name to Health Benefits Direct Corporation and we began operations in our current form.
          We are a technology company that provides software applications for use by insurance agents and insurance administrators in the health insurance industry. Our business focuses on two primary software products: our Insurint™ product and our InsPro software application.
          Insurint™ is a proprietary, professional-grade, web-based agent portal that aggregates real-time quotes and underwriting information from multiple highly-rated carriers of health and life insurance and related products. We market Insurint using a Software as a Service (SaaS) model instead of software licensing model, which offers easy web-based distribution and pay-as-you-go pricing. We market Insurint primarily to insurance agents, agencies, and other organizations selling health insurance products to families and individuals. Unlike existing health insurance quote engines, Insurint also enables an agent to input responses to a set of questions about the health of proposed insureds, which enables the agent to place an insurance policy faster and more accurately. In addition, Insurint offers a suite of sales tools that agents can use to increase their overall sales production.
          InsPro is a comprehensive, web-based insurance administration software application. InsPro was introduced by Atiam Technologies, L.P. (now our InsPro Technologies, LLC subsidiary) in 2004. InsPro clients include health insurance carriers and third party administrators. Unlike our Insurint platform, we market InsPro as a licensed software application, and we realizes revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.
Insurint
          Product and Services
          Insurint™ is a web based tool that provides insurance agents and brokers with an all-in-one, real time quoting engine and on-demand customer relationship management, or CRM, platform. It helps insurance agents and brokers streamline their sales and marketing activities and increases agent productivity, which ultimately strengthens the customer relationship. Insurint utilizes a Software as a Service (SaaS) model instead of software licensing model, which offers easy web-based access and pay-as-you-go pricing. Currently, we recognize revenue based on both one time setup and recurring monthly access fees.
          During 2008 we earned $97,177 in revenue from Insurint™.
          There are more than one million independent insurance agents licensed to sell health and life insurance to individuals and groups in the United States. The vast majority of these agents use a combination of manual quoting methods (such as rating tables from different carriers), legacy software tools (such as stand-alone CRM software) and hard copies of underwriting guides to address their customer’s needs and manage their business. While Insurint™ is designed for the use of independent insurance agents, it may also be used by insurance company’s direct sales departments, or captive agents. We believe there is a significant opportunity for Insurint™, based on this tool’s unique strengths as described below, to provide a large number of these agents with a comprehensive, end-to-end solution that meets all of their quoting, underwriting, CRM and marketing needs, allowing them to improve their efficiency and maximize their productivity:
•	Insurint™ is a one-stop platform from which an agent may choose from a variety of health and life insurance products and carriers. Insurint™ allows the insurance sales agent to cross sell products or bundle quotes across different product lines.

•	Insurint™ provides real-time information and underwriting intelligence to help agents build their business, while saving time and taking the hassle out of quoting and comparing individual plans.

•	Insurint™ provides seamless integration of the quoting engine with CRM features, which helps an agent to be more efficient with his or her sales, marketing and customer management activities. Insurint™ can also enable an agent to make service calls to his or her customers, thus improving customer service and providing another selling opportunity for the agent.

•	Insurint™ provides an integrated web sharing tool, InsurintConnect, which allows the agent to share the sales process and presentation with the client, thereby involving the client in the sale, and helping them move from multiple plan choices to a logical conclusion to meet their coverage needs.

•	Insurint™ provides a brandable, flexible technology framework, which can be customized to the needs of agencies of all sizes, and may integrate with any existing telephony and/or CRM solution they may already employ.

Marketing, Sales and Operations
          Insurint’s marketing utilizes aggregator and affinity relationships, which seeks co-marketing opportunities that create synergies between products and organizations, email promotions and presentations at important industry events. Insurint’s marketing message and graphical treatment is centered on an evolutionary concept, and is positioning itself as the “Next Stage in the Evolution of Insurance Technology.” Insurint’s sales team provides both personalized and group demonstrations to agents, agencies and carriers looking to learn more about Insurint™.
          Insurint currently has several key vendor agreements and relationships, which provide functionality for portions of Insurint™’s quoting engine. The unanticipated loss of the functionality of portions of Insurint’s quoting engine, which are provided by key vendors, would result in an interruption of Insurint™’s product delivery to its customers until such time that Insurint integrated replacement functionality from alternative vendors or sources. The loss of such functionality could result in the loss of existing customers and revenue. To mitigate the negative impact of the potential loss of such functionality Insurint has contractual agreements with key vendors, which include performance standards and minimum contractual time periods. Insurint monitors these key vendor relationships, their performance of services and periodically evaluates alternative vendors and services.
          Insurint depends on various hosting and technology vendors, which provide services critical to Insurint’s delivery of products and services to Insurint’s customers. Such hosting and technology services can be replaced with comparable services from other vendors on short notice.
InsPro
          We acquired Atiam Technologies, L.P. on October 1, 2007 and, following a name change on May 14, 2009 to InsPro Technologies, LLC, this entity sells and markets our InsPro software application. InsPro and its predecessor, Systems Consulting Associates, Inc., or SCA, was founded in 1986 by Robert J. Oakes as a programming and consulting services company. In 1988, SCA entered into a long-term contract with Provident Mutual Insurance Company to develop, maintain, install, support, and enhance IMACS, which was an insurance direct marketing and administration software system. IMACS was the precursor of InsPro. InsPro dedicated four years, from 2001 to 2005, to developing its principal product, InsPro, which is a comprehensive, scalable, and modular web-based insurance marketing, claims administration, and policy servicing platform.
          Product and Services
          We offer InsPro on a licensed and an ASP (Application Service Provider) basis. InsPro is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business.
          During 2008, we earned 87% of InsPro’s revenues from our four largest InsPro clients as follows; client #1 $2,885,388, client #2 $786,740, client #3 $576,399 and client #4 $552,138.

          InsPro incorporates a modular design, which enables the customer to purchase only the functionality needed, thus minimizing the customer’s implementation cost and time necessary to implement InsPro. InsPro can be rapidly tailored to the requirements of a wide range of customers from the largest insurance companies and marketing organizations to the smallest third party administrators, operating in environments ranging from a single server environment to the mainframe installations. InsPro currently supports a wide range of distribution channels, including the Internet, traditional direct marketing, agent-booked, individual and group plans, worksite, and association booked business, and supports underwritten as well as guaranteed products including long term care, Medicare supplement, critical illness, long and short term disability, whole and term life, comprehensive major, hospital indemnity accidental death and dismemberment.
          An InsPro software license entitles the purchaser a perpetual license to a copy of the InsPro software installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP Hosting Service enables a client to lease the InsPro software, paying only for that capacity required to support their business. ASP clients access an instance of InsPro installed on our servers located at InsPro’s offices or at a third party’s site.
          Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Help Desk.
          Consulting and implementation services are generally associated with the implementation of an InsPro instance for either an ASP or licensed client, and cover such activity as InsPro installation, configuration, modification of InsPro functionality, client insurance plan set-up, client insurance document design, and system documentation.
          Sales, Marketing and Operations
          InsPro markets its products and services directly to prospective insurance carriers and third party administrators via trade shows, advertising in industry publications and direct mail.
          InsPro delivers services to its clients, which include InsPro system implementation, legacy system migration to InsPro, InsPro application management, web development, InsPro help desk and 24x7 hosting service support.
Competition
          Insurint
          The life and health insurance field agent tool market is fragmented, but also very competitive, and is characterized by rapidly changing consumer demand and technological change. We believe Insurint’s competitors fall into three categories, which are:
•	Direct competitors, who provide web based tools targeting the life and health insurance agent’s desktop, which includes Norvax, Quotit and HealthConnect;

•	The insurance agent’s insurance agencies and their technology partners, who provide internally developed web based tools;

•	Indirect competitors, who provide web based tools targeting insurance agents selling insurance products other than primarily health insurance, such as Agencyworks’ InsureSocket Brokerage, Connecture’s InsureConnect, and iPipeline, which all target life insurance agents, and Ebix (for Life and Property and casualty insurance agents) and iBommerang, which provide co-browsing for insurance agents.
           Insurint’s major competitors in the agent quoting and sales software market for individual major medical products are Norvax, which was founded in 2001 and has created a recognized brand, and Quotit, which was founded in 1999 and has strong relationships with more than 120 insurance carriers in health, life, dental and vision insurance markets.

          InsPro
          The market for insurance policy administration systems and services are very competitive, rapidly evolving, highly fragmented and subject to rapid technological change. Many of our competitors are more established than we are and have greater name recognition, a larger customer base and greater financial, technical and marketing resources than InsPro.
          InsPro is focused on the senior health, disability, affinity and association segments. InsPro competes with such concerns as International Business Machines Corporation (Genelco Software), Computer Sciences Corporation (FutureFirst), LifePro, and Fiserv Inc. (ID3), as well as with such smaller enterprises as Management Data, Inc. To compete we use best practice technologies and methods incorporated into InsPro, which provides customers with a user-friendly, flexible, modular and cost-effective insurance administrative software system. We also compete on price with a typical InsPro software license fee ranging from $500,000 to $750,000, compared to $800,000 to $900,000 from our competitors. InsPro’s modular design, scalability and ASP hosting service option makes it a compelling insurance administrative system from small third party administrators to the largest insurance carriers.
Employees
          As of January 1, 2010, we had 47 employees, which included 46 full-time and 1 part-time employee. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement. We believe that the relationship between our management and our employees is good.
Intellectual Property and Proprietary Rights
          We rely on a combination of trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. We also have filed patent applications that relate to certain of our technologies and business processes.
Governmental Regulation
          There are still relatively few laws or regulations specifically addressing our Internet activities. As a result, the manner in which existing laws and regulations could be applied to the Internet in general, and how they relate to our businesses in particular, is unclear in many cases. Such uncertainty arises under existing laws regulating matters including user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, content regulation, quality of products and services, and intellectual property ownership and infringement.
          We expect to post privacy policy and practices concerning the use and disclosure of any user data on our websites. Failure to comply with posted privacy policies, Federal Trade Commission requirements, or other domestic or international privacy-related laws and regulations could result in governmental proceedings. There are multiple legislative proposals before federal and state legislative bodies regarding privacy issues. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could harm our business through a decrease in use and revenue.
Corporate Information
          We were incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., or Darwin-NV, an exploration stage company engaged in mineral exploration. On November 22, 2005, Darwin-NV merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation, or Darwin-DE, solely for the purpose of changing the company’s state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin-DE, was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation engaged in direct marketing and distribution of health and life insurance and related products primarily over the Internet, and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following this merger, Darwin-DE changed its name to Health Benefits Direct Corporation and, as a result, HBDC II, Inc. became our wholly-owned subsidiary.
          Our principal executive offices are located at 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087. Our telephone number is (484) 654-2200. Our website address is www.healthbenefitsdirect.com. The principal offices of our wholly-owned subsidiary, HBDC II, Inc., are located at 2200 S.W. 10th Street, Deerfield Beach, Florida 33442. The principal offices of our wholly-owned subsidiary, Insurint Corporation are located at 2200 S.W. 10th Street, Deerfield Beach, Florida 33442 and its web site is www.insurint.com. The principal offices of our wholly-owned subsidiary, InsPro Technologies, LLC, are located at 130 Baldwin Tower, Eddystone, PA 19022 and its web site is www.inspro.com.

Investor Information
          All periodic and current reports, registration statements and other material that we are required to file with the Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, are available free of charge through our investor relations page at www.healthbenefitsdirect.com. Such documents are available as soon as reasonably practicable after electronic filing of the material with the Commission. Our Internet websites and the information contained therein or connected thereto are not intended to be incorporated into this Annual Report on Form 10-K.
          The public may also read and copy any materials filed by the Company with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.
Properties
          We do not own any real property. We currently lease approximately 50,000 square feet of office space in Deerfield Beach, Florida under a lease agreement with 2200 Deerfield Florida LLC. The lease expires on March 31, 2016 and we have the option to extend the term for two additional 36-month periods, as well as the right to terminate the lease within the first five years. The monthly rent increases every 12 months, starting at $62,500 and ending at approximately $81,550.
          We also lease 7,414 square feet of office space in Radnor, Pennsylvania. We lease this office space under a lease agreement with Radnor Properties-SDC, L.P. The term of the lease commenced on November 1, 2006, and will expire on March 31, 2017. The monthly base rent increases every 12 months, starting at approximately $13,466 and ending at approximately $21,531. Under the terms of the lease agreement, rent is waived for the first five months of the lease term with respect to 5,238 square feet and for the first 12 months for the remaining 2,176 square feet.
          We also sublease approximately 14,000 square feet of office space located in New York, New York. We sublease this office space under a sublease agreement with World Travel Partners I, LLC. The initial term of the sublease terminates on December 30, 2010. The monthly base rent increases every 12 months, starting at approximately $25,250 and ending at approximately $28,420.
          We also lease approximately 13,600 square feet of space in Eddystone, Pennsylvania. We lease this office space under a lease agreement with BPG Officer VI Baldwin Tower L.P. The term of this lease commenced on August 1, 2007, and will expire on December 31, 2012. The monthly rent increases every 12 months, starting at approximately $8,500 and ending at approximately $23,900.
Legal Proceedings
          On August 28, 2008, one of our former employees, the plaintiff, filed a national class action complaint in the Seventeenth Judicial Circuit of Florida, Broward County, case no. 062008 CA 042798 XXX CE, alleging that we breached a contract with employees by failing to provide certain commissions and/or bonuses. The complaint also contained claims for an accounting and for declaratory relief relating to the alleged compensation agreement. The plaintiff purported to bring these claims on behalf of a class of current and former insurance sales agents. We filed a motion to dismiss the complaint. In response, at the hearing on our Motion to Dismiss, the plaintiff stated that he would amend the complaint. The amended complaint is no longer pled as a class action but, instead, includes 64 named plaintiffs. The plaintiffs seek payment from us of all commissions allegedly owed to them, triple damages, attorneys’ fees, costs, and interest. We are in the process of responding to the amended complaint. In addition, the parties are engaging in the exchange of discovery requests and responses. We believe that the plaintiffs’ claims are without merit and intend to vigorously defend the litigation.

     On March 24, 2009, certain of our stockholders filed an action in the Supreme Court of the State of New York, County of New York, Index No. 650174/2009, against us, our board of directors, two of our investors and the investors’ affiliates relating to alleged offers we purportedly received in 2008 and a private placement transaction conducted in January 2009. The plaintiffs alleged that the members of our board of directors breached their fiduciary duties in responding to the offers received in 2008 and in connection with the private placement transaction conducted in January 2009. The complaint also contained claims for unjust enrichment against certain directors whom plaintiffs claim are “interested” and claims for aiding and abetting breach of fiduciary duty and unjust enrichment against our stockholder, Cross Atlantic Capital Partners, Inc., and its affiliates. The plaintiffs sought to rescind and cancel the private placement, enjoin the board of directors from undertaking certain measures and remove certain directors from the board. The plaintiffs also sought money judgments in an amount not less than $10,000,000, plus interest, attorneys’ fees, and accounts and experts’ fees. On May 29, 2009, the defendants moved to dismiss the complaint. The motion was granted on August 13, 2009 on forum non conveniens grounds. On August 14, 2009, a writ of summons was filed in the Court of Common Pleas, Philadelphia County No. 090801764 against us, our board of directors, two of our investors and the investors’ affiliates by the same stockholders who brought the New York action and seven additional stockholders.
     On October 27, 2009 we entered into a agreement with the stockholders who brought the New York action in which they agreed to withdraw from the Philadelphia litigation and provided a general release of all claims against us, our board of directors and the other defendants. These stockholders discontinued their claims against the defendants in the writ of summons filed in August. The terms of this settlement agreement required Co-Investment Fund to purchase all of the shares of common stock held by the settling plaintiffs (which amounted to 6,108,997 shares). Since the settlement did not include all of the plaintiffs in the suit filed in Philadelphia County, that action has not been dismissed.
     On December 21, 2009, five of the remaining shareholders who filed the writ of summons discontinued their claims against the defendants named in the writ of summons. Also on December 21, 2009, Alvin Clemens, a former officer and director of our company, Robert Kaul and Arthur Nagel (both of whom are shareholders of our company) filed a complaint in the Philadelphia action. The complaint brings claims for breach of fiduciary duty against the members of our board of directors for their alleged actions in responding to the offers received in 2008 and in connection with the private placement transaction conducted in January 2009. The complaint also contains claims for aiding and abetting the alleged breach of fiduciary duty and unjust enrichment against our stockholder, Cross Atlantic Capital Partners, Inc., and its affiliates. The plaintiffs seek to rescind and cancel the private placement, enjoin the board of directors from undertaking certain measures and remove certain directors from the board. The plaintiffs also seek money judgment against our board members in an amount in excess of $50,000 and against Cross Atlantic and its affiliates in an amount in excess of $10,000,000, plus interest, attorneys’ fees, and accounts and experts’ fees.
     We are also involved in various investigations, claims and lawsuits arising in the normal conduct of our business, none of which, in our opinion, will harm our business. We cannot assure that we will prevail in any litigation. Regardless of the outcome, any litigation may require us to incur significant litigation expense and may result in significant diversion of our attention.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Overview
          The current operations of Health Benefits Direct Corporation (the “Company”, “we”, “us” or “our”) consist of InsPro Technologies LLC and Insurint Corporation.
          InsPro is a comprehensive, web-based insurance administration software application. InsPro was introduced by Atiam Technologies, L.P. (now our InsPro Technologies, LLC subsidiary) in 2004. InsPro clients include health insurance carriers and third party administrators. Unlike our Insurint platform, we market InsPro as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.
          Insurint™ is a proprietary, professional-grade, web-based agent portal that aggregates real-time quotes and underwriting information from multiple highly-rated carriers of health and life insurance and related products. We market Insurint using a Software as a Service (SaaS) model instead of software licensing model, which offers easy web-based distribution and pay-as-you-go pricing. We market Insurint primarily to insurance agents, agencies, and other organizations selling health insurance products to families and individuals. Unlike existing health insurance quote engines, Insurint also enables an agent to input responses to a set of questions about the health of proposed insureds, which enables the agent to place an insurance policy faster and more accurately. In addition, Insurint offers a suite of sales tools that agents can use to increase their overall sales production.
Critical Accounting Policies
          Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the “Commission”), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company’s consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the consolidated financial statements.
          Use of Estimates — Management’s Discussion and Analysis or Plan of Operation is based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets such as intangible assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates in 2009 and 2008 include the allowance for doubtful accounts, stock-based compensation, the useful lives of property and equipment and intangible assets, accrued expenses pertaining to abandoned facilities and revenue recognition. Actual results may differ from these estimates under different assumptions or conditions.

          InsPro Technologies offers InsPro on a licensed and an application service provider (“ASP”) basis. An InsPro software license entitles the purchaser a perpetual license to a copy of the InsPro software installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP Hosting Service enables a client to lease the InsPro software, paying only for that capacity required to support their business. ASP clients access an instance of InsPro installed on InsPro Technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.
          Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Help Desk.
          Consulting and implementation services are generally associated with the implementation of an InsPro instance for either an ASP or licensed client, and cover such activity as InsPro installation, configuration, modification of InsPro functionality, client insurance plan set-up, client insurance document design, and system documentation.
          Insurint Corporation offers Insurint™, which is a proprietary, professional-grade, web-based agent portal that aggregates real-time quotes and underwriting information from multiple highly-rated carriers of health and life insurance and related products. Insurint typically charges its clients a one time account set up fee, which is recognized as earned when collected and the service has been provided, and recurring access fees, which are typically monthly in frequency and are recognized as the service is provided.
          The Company recognizes revenues from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.
          License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.
          The unearned portion of InsPro Technologies’ and Insurint’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.
          We review the carrying value of property and equipment and intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Results of Operations for the Three Months Ended September 30, 2009 Compared to the Three Months Ended September 30, 2008
          Revenues
          For the three months ended September 30, 2009 (“Third Quarter 2009”), we earned revenues of $1,475,696 compared to $1,426,160 for the three months ended September  30, 2008 (“Third Quarter 2008”), an increase of $49,536 or 3%. Revenues include the following:

	For the Three Months Ended September 30,
	2009	2008
Consulting and implementation services	$831,701	$988,564
ASP revenue	371,143	287,276
Maintenance revenue	144,500	117,000
License revenue	87,500	—
Other technology fees	31,526	33,320
Sub-leasing revenue	9,326	—

Total	$1,475,696	$1,426,160

•	The decrease in consulting and implementation services in Third Quarter 2009 as compared to Third Quarter 2008 is attributable to a decrease in work modification enhancements and data conversion required for clients. Consulting and implementation services are from seven InsPro clients. Implementation services provided to these clients included assisting clients in setting up their insurance products in InsPro, providing modifications to InsPro’s functionality to support the client’s business, interfacing InsPro with the client’s other systems, automation of client correspondence to their customers and data conversion from the client’s existing systems to InsPro.

•	In Third Quarter 2009 we earned ASP revenue from seven InsPro clients. The increase in ASP revenue in Third Quarter 2009 as compared to Third Quarter 2008 is due to the implementation of two new ASP agreements. ASP hosting service enables a client to lease the InsPro software, paying only for that capacity required to support their business. ASP clients access InsPro installed on InsPro Technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.

•	In Third Quarter 2009 we earned maintenance revenues from four clients compared to two clients in Third Quarter 2008.

•	In Third Quarter 2009 we earned license revenue from a single existing client, which represent the delivery of contractually agreed to modifications to previously installed InsPro modules.

•	In Third Quarter 2009 we earned Sub-leasing revenue of $9,326 from the sub leasing of space in our Radnor office, which commenced in the first quarter of 2009.

          Total Operating Expenses
          Our total operating expenses for Third Quarter 2009 was $3,705,444 as compared to $3,049,309 for Third Quarter 2008 for an increase of $656,135 or 22% as compared to Third Quarter 2008. The primary reason for the increase in operating expenses is attributable to an increase in InsPro Technologies’ staffing and technology consultants needed to support additional client requirements and planned growth. Total operating expenses consisted of the following:

	For the Three Months Ended
	September 30,
	2009	2008
Salaries, employee benefits and related taxes	$1,805,213	$1,587,203
Advertising and other marketing	90,814	6,171
Depreciation and amortization	293,696	253,770
Rent, utilities, telephone and communications	201,700	149,299
Professional fees	942,010	715,080
Other general and administrative	372,011	337,786

Total	$3,705,444	$3,049,309

          In Third Quarter 2009 we incurred salaries, employee benefits and related taxes of $1,805,213 as compared to $1,587,203 for Third Quarter 2008, an increase of $218,010 or 14%. Salaries, commission and related taxes consisted of the following:

	For the Three Months Ended
	September 30,
	2009	2008
Salaries, wages and bonuses	$1,516,573	$1,254,092
Share based employee and director compensation	74,976	169,290
Employee benefits	74,156	41,116
Payroll taxes	102,906	72,664
Severance and other compensation	12,061	33,576
Directors’ compensation	24,541	16,465

Total	$1,805,213	$1,587,203

•	Salaries, wages and bonuses were $1,516,573 in Third Quarter 2009 as compared to $1,254,092 in Third Quarter 2008, an increase of $262,481 or 21%. The increase is the result of the hiring of additional staff in InsPro Technologies’ sales and technology departments to promote the growth in revenue and to service an expanding client base.

•	Share based employee and director compensation expense was $74,976 in Third Quarter 2009 as compared to $169,290 in Third Quarter 2008, a decrease of $94,314 or 56%.

The decrease is primarily attributable to the vesting of stock grants and options to directors and employees. Share based employee and director compensation consist of stock option and restricted stock grants, which are valued at fair-value at the date of the grant and expensed over the stock option’s vesting period or the duration of employment, whichever is shorter.

•	Employee benefits and payroll taxes increased as a result of the hiring of additional staff in InsPro Technologies. Our employee benefit cost consists of the company paid portion of group medical, dental and life insurance coverage and partial company matching of employee contributions to a 401(k) plan. The increase was the result of an increase in InsPro Technologies’ and Insurint’s staffing.
          Advertising and other marketing in Third Quarter 2009 was $90,814 as compared to $6,171 in Third Quarter 2008. The increase was due to the use of outside agencies for services rendered in connection with the development of InsPro Technologies’ marketing strategy including creating the corporate brand and message and redesign of all sales and marketing material, company web site, brochures and sales presentation.
          Depreciation and amortization expense consisted of the following:

	For the Three Months Ended
	September 30,
	2009	2008
Amortization of intangibles acquired as a result of the InsPro acquisition	$117,020	$117,020
Amortization of software and website development for external marketing	21,787	21,787
Amortization of software and website development for internal use	67,042	55,797
Depreciation expense	87,847	59,166

Total	$293,696	$253,770

•	In Third Quarter 2009 we incurred amortization expense for the intangible assets acquired from InsPro Technologies on October 1, 2007. Intangible assets acquired from InsPro Technologies were assigned the following values:
o	value of client contracts and relationships other than license with an assigned value of $1,089,223 amortized straight line over five years

o	value of purchased software for sale and licensing value with an assigned value of $644,449 amortized straight line over five years

o	employment and non-compete agreements acquired with an assigned value of $364,000 amortized straight line over three years.

o	In Third Quarter 2009 we incurred amortization expense for software development cost for external marketing pertaining to InsPro Technologies’ InsPro system.

•	In Third Quarter 2009 we incurred amortization expense of $67,042 as compared to $55,797 in Third Quarter 2008 for software and website development for internal use pertaining to Insurint.

•	In Third Quarter 2009 we incurred depreciation expense of $87,847 as compared to $59,166 in Third Quarter 2008. The increase was due to equipment acquired for use in InsPro Technologies’ operations.
          In Third Quarter 2009 we incurred rent, utilities, telephone and communications expense of $201,700 as compared to $149,299 in Third Quarter 2008, an increase of $52,401 or 35%. Rent, utilities, telephone and communications expenses consisted of the following:

	For the Three Months Ended
	September 30,
	2009	2008
Rent, utilities and other occupancy	$166,012	$117,272
Telephone and communications	35,688	32,027

Total	$201,700	$149,299

•	In Third Quarter 2009 we had an increase in rent, utilities and other occupancy due to the leasing of additional space to accommodate the increase in staffing in InsPro Technologies’ Eddystone office.
          In Third Quarter 2009 we incurred professional fees of $942,010 as compared to $715,080 in Third Quarter 2008, an increase of $226,930 or 32%. Professional fees consisted of the following:

	For the Three Months Ended
	September 30,
	2009	2008
Accounting and auditing	$67,708	$73,012
Legal	359,486	117,434
Technology	469,822	377,164
All other	44,994	147,470

	$942,010	$715,080

•	In Third Quarter 2009 we had an increase in legal fees as compared to Third Quarter 2008, which was primarily due to legal costs incurred in connection with the settlement of litigation with the shareholders who brought action against the Company in New York in which the plaintiffs agreed to withdraw from the litigation and provided a general release of all claims against the Company, its board of directors and the other defendants.

•	In Third Quarter 2009 we had an increase in technology fees as compared to Third Quarter 2008, which was attributable to an increase in technology consultants needed to support additional InsPro client requirements.

•	All other consulting consists of recruiting, investor relations and general management consulting expense, which decreased as a result of expense reduction actions in all three areas.
          In Third Quarter 2009 we incurred other general and administrative expenses of $372,011 as compared to $337,786 in Third Quarter 2008, an increase of $34,225 or 10%. Other general and administrative expenses consisted of the following:

	For the Three Months Ended
	September 30,
	2009	2008
Office expenses	$103,513	$95,462
Travel and entertainment	70,571	43,548
Insurance	13,519	38,386
Computer processing, hardware and software	184,781	145,570
Other	(373)	14,820

Total	$372,011	$337,786

•	In Third Quarter 2009 office expense increased compared to Third Quarter 2008 due to costs associated with additional leased space at InsPro Technologies’ Eddystone office.

•	We incur travel and entertainment expense in connection with marketing, sales and implementation of InsPro at client locations.

•	We incur computer processing fees associated with ASP hosting services. InsPro Technologies has a hosting services contract with a third party, which can be terminated with notice and payment of a termination fee. This third party provides InsPro Technologies with hosting services for our client’s ASP production and test environments. In Third Quarter 2009 computer processing fees increased compared to Third Quarter 2008 due to the implementation of two additional ASP hosting agreements.
          Loss from operations
          As a result of the aforementioned factors, we reported a loss from operations of $2,229,748 or $0.05 loss from operations per share in Third Quarter 2009 as compared to a loss from operations of $1,623,149 or $0.04 loss per share in Third Quarter 2008.

          Gain (loss) on discontinued operations
          Results from discontinued operations were as follows:

	For the Three Months Ended September 30,
	2009	2008
Revenues:
Commission and other revenue from carriers	$251,023	$4,100,158
Transition policy commission pursuant to the Agreement	606,424	—
Gain on disposal of property and equipment	217,501	—
Lead sale revenue	—	103,798
Sub-lease revenue	326,393	85,903

	1,401,341	4,289,859

Operating expenses:
Salaries, commission and related taxes	125,329	2,461,203
Lead, advertising and other marketing	(27,001)	832,129
Depreciation and amortization	—	374,451
Rent, utilities, telephone and communications	348,001	486,758
Professional fees	35,222	47,813
Other general and administrative	112,999	113,679
(Gain) on disposal of property and equipment	—	92,374

	594,550	4,408,407

Gain (loss) from discontinued operations	$806,791	$(118,548)

          During the first quarter of 2009, we ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. We also discontinued the sale of health and life insurance and related products to individuals and families through our non employee ISG agents. During the first quarter of 2009 our Telesales business segment eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition.
          On February 20, 2009, we completed the sale of our Telesales call center produced agency business to eHealth, an unaffiliated third party.

          Under the terms of our sale to eHealth, we transferred to eHealth broker of record status and the right to receive commissions on certain of the in-force individual and family major medical health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. on which we were designated as broker of record. Certain policies and products were excluded from the transaction, including our agency business generated through our ISG agents, all short term medical products and all business produced through carriers other than those noted above. In addition, we also transferred to eHealth certain lead information relating to health insurance prospects.
          The aggregate initial amount of consideration paid by eHealth to us during the first quarter of 2009 was approximately $1,280,000. In addition, eHealth assumed from us certain liabilities relating to historical commission advances on the transferred policies made by the specified carriers in an aggregate amount of approximately $1,385,000. eHealth has also agreed to pay to HBDC II, Inc., a Delaware corporation and our wholly-owned subsidiary, a portion of each commission payment received by eHealth and reported by the specified carrier relating to a transferred policy for the duration of the policy, provided that eHealth remains broker of record on such transferred policy.
          Simultaneous with the sale to eHealth, we also entered into a Marketing and Referral Agreement with eHealth. Pursuant to the terms of this agreement, eHealth agreed to construct one or more websites for the purpose of selling health insurance products and to pay to HBDC II a portion of all first year and renewal commissions received by eHealth from policies sold through the Referral Sites that result from marketing to prospects using the lead database or other leads delivered by us to eHealth. This agreement is scheduled to terminate in August 2010 and is terminable by us or eHealth upon material breach by the other party.
          Revenue Recognition for Discontinued Operations
          Our Telesales business segment generates revenue primarily from the receipt of commissions paid to us by insurance companies based upon the insurance policies we sell to consumers. These revenues are in the form of first year, bonus and renewal commissions that vary by company and product. We recognize commission revenue primarily from the sale of health insurance, after we receive notice that the insurance company has received payment of the related premium. First year commission revenues per policy can fluctuate due to changing premiums, commission rates, and types or amount of insurance sold. Insurance premium commission revenues are recognized pro-rata over the terms of the policies. Revenues for renewal commissions are recognized after we receive notice that the insurance company has received payment for a renewal premium. Renewal commission rates are significantly less than first year commission rates and may not be offered by every insurance company or with respect to certain types of products. The unearned portion of premium commissions has been included in the consolidated balance sheet as a liability for unearned commission advances.
          The length of time between when we submit a consumer’s application for insurance to an insurance company and when we recognize revenue varies. The type of insurance product, the insurance company’s premium billing and collection process, and the insurance company’s underwriting backlog are the primary factors that impact the length of time between submitted applications and revenue recognition. Any changes in the amount of time between submitted application and revenue recognition, which are influenced by many factors not under our control, create fluctuations in our operating results and could affect our business, operating results and financial condition.

          We receive bonuses based upon individual criteria set by insurance companies, which vary over time and generally do not extend beyond the current calendar year. We recognize bonus revenues when we receive notification from the insurance company of the bonus due to us.
          We receive fees for the placement and issuance of insurance policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and we have no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.
          We also generate revenue from the sub-lease of our leased New York City office and a portion of our leased Deerfield Beach Florida office, which are both leased under operating leases. The terms of the sub-lease of our New York City office is under similar terms as our lease. We sub-lease portions of our Deerfield Beach office to two unaffiliated parties through January 31, 2010. Sub-lease revenue includes base rent, additional rent representing a portion of occupancy expenses under the terms of the sub-leases and certain technology and facility services provided. We recognize sub-lease revenue when lease rent payments are due in accordance with the sub-lease agreements. Recognition of sub-lease revenue commences when control of the facility has been given to the tenant. We record a provision for losses on accounts receivable equal to the estimated uncollectible amounts. This estimate is based on our historical experience and a review of the current status of our receivables.
          We recorded a liability for severance payments due to employees of discontinued operations of $278,030 and $266,740 at September 30, 2009 and December 31, 2008, respectively.
          For Third Quarter 2009 we earned revenues in discontinued operations of $1,401,341 compared to $4,289,859 in the Third Quarter 2008, a decrease of $2,888,518 or 67%. Revenues include the following:
•	During the Third Quarter 2009 we recognized commission and other revenue from carriers of $251,023 as compared to $4,100,158 in Third Quarter 2008. The decrease is primarily the result of the execution of the agreement with eHealth whereby we no longer receives commission revenue on transferred policies effective on or about February 1, 2009. We continue to receive commissions from carriers other than specified carriers and commissions on policies other than transferred policies.

•	During the Third Quarter 2009 we recognized $606,424 from commission payments from eHealth subsequent to the sale of our agency business. We recognize as revenue commission payments received from eHealth upon our notification by eHealth of such amounts.

•	During the Third Quarter 2009 we recognized a gain on disposal of property and equipment of $217,601. On July 1, 2009 we entered into a sub-lease agreement with a third party, effective July 15, 2009 which terminated an existing sub-lease agreement for approximately 8,000 square feet of our Deerfield Beach office and replaced it with a sub-lease agreement for approximately 29,952 square feet. This new sub-lease terminates on February 28, 2011. As part of the sub-lease agreement, we also agreed to lease certain personal property to the sub-lessee for the term of the lease. The sub-lessee agreed to pay us 20 monthly payments of $10,890 for such personal property and we have agreed to deliver to the sub-lessee a bill of sale for the leased personal property at the end of the term. We have accounted for this personal property sub-lease arrangement as a sale.

•	During the Third Quarter 2009 we earned no lead sale-revenue as compared to $103,798 in Third Quarter 2008. We re-sold certain Telesales leads that we purchase in order to recoup a portion of our lead cost. The decrease in lead sales revenue is a result of the cessation of direct marketing in the Second Quarter of 2009.

•	During the Third Quarter 2009 we earned sub-lease revenue of $326,393 as compared to $85,903 in Third Quarter 2008 relating to the sub-lease of a portion of our Florida office and our former New York sales office. Sub-lease revenue includes base rent, additional rent pertaining to utilities and occupancy costs and certain telephony, technology and facility services provided by us to certain of our sub-tenants.
o	On February 21, 2008 we entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 5,200 square feet of our Deerfield Beach office space beginning March 1, 2008 through February 28, 2009. This sub-lease agreement was amended and restated on October 3, 2008 to increase the sub-leased square footage to 13,900 and extend the lease term through January 31, 2010.

o	On October 1, 2008 we entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 8,000 square feet of our Deerfield Beach office space beginning October 15, 2008 through January 31, 2010. In accordance with this sub-lease agreement we recognize base rent, additional rent representing a portion of certain actual occupancy expenses for our Deerfield Beach office and certain telephony, technology and facility services provided to our sub-tenant. On July 1, 2009 we entered into a sub-lease agreement with a third party effective July 15, 2009, which terminated an existing sub-lease agreement for approximately 8,000 square feet of our Deerfield Beach office and replaced it with a sub-lease agreement of approximately 29,952 square feet.

o	On April 17, 2008 we entered into a sub-lease agreement with a third party whereby the third party agreed to sub-lease our New York office space for the balance of our sublease agreement and pay our sub-lease payments essentially equal to our costs under the sublease agreement. The third party commenced paying sub-sublease payments to us in September 2008; however the third party failed to pay its December 2008 and subsequent rent when due. We were a beneficiary to a letter of credit in the amount of $151,503, which we had drawn against as a result of the third party’s failure to pay its rent when due. On July 23, 2009 we entered into a settlement agreement with the third party whereby we cancelled the sub-lease, the third party surrendered the sub-leased premises back to us and we and the third party agreed to release each other from all claims.
          Total operating expenses of discontinued operations for Third Quarter 2009 was $594,550 as compared to $4,408,407 for Third Quarter 2008 for a decrease of $3,813,857 or 87% as compared to Third Quarter 2008. The primary reason for the decrease in operating expenses of discontinued operations is attributable to the cessation of direct marketing and selling activities in the first quarter of 2009.
          Gain (loss) from discontinued operations
          As a result of the aforementioned factors, we reported a gain from discontinued operations of $806,791 or $0.02 loss from discontinued operations per share in Third Quarter 2009 as compared to a loss from discontinued operations of $118,548 or $0.00 loss from discontinued operations per share in Third Quarter 2008.

          Other income (expenses)
          Interest income was attributable to interest-bearing cash deposits resulting from the capital raised in private placements. The decrease in interest income is the result of a decline in interest rates and to a lesser extent a decline in cash balances.
          Interest expense pertains to imputed interest on certain employee obligations.
          Net loss
          As a result of these factors discussed above, we reported a net loss of $1,446,599 or $0.03 loss per share in Third Quarter 2009 as compared to a net loss of $1,739,008 or $0.04 loss per share in Third Quarter 2008.
Results of Operations for the Nine Months Ended September 30, 2009 Compared to the Nine Months Ended September 30, 2008
          Revenues
          For the nine months ended September 30, 2009 (“2009 To Date”), we earned revenues of $4,733,406 compared to $4,120,950 for the nine months ended September 30, 2008 (“2008 To Date”), an increase of $612,456 or 15%. Revenues include the following:

	For the Nine Months Ended September 30,
	2009	2008
Consulting and implementation services	$3,000,592	$2,787,385
ASP revenue	1,072,466	829,245
Sales of software licenses	87,500	115,000
Maintenance revenue	433,500	306,000
Other technology fees	118,022	83,320
Sub-leasing revenue	21,326	—

Total	$4,733,406	$4,120,950

•	Consulting and implementation services are from seven InsPro clients. The increase in consulting and implementation services in 2009 To Date as compared to 2008 To Date is attributable to an increase in work modification enhancements and data conversion required for additional clients. Implementation services provided to these clients included assisting clients in setting up their insurance products in InsPro, providing modifications to InsPro’s functionality to support the client’s business, interfacing InsPro with the client’s other systems, automation of client correspondence to their customers and data conversion from the client’s existing systems to InsPro.

•	In 2009 To Date and 2008 To Date we earned 87,500 and $115,000, respectively from sales of software licenses from a single InsPro client.

•	In 2009 To Date we earned ASP revenue from seven InsPro clients as compared to five in 2008 To Date. ASP hosting service enables a client to lease the InsPro software, paying only for that capacity required to support their business. ASP clients access InsPro installed on InsPro Technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.

•	In 2009 To Date we earned maintenance revenues from four clients compared to two clients in 2008 To Date.

•	In 2009 To Date we earned Sub-leasing revenue of $21,326 from the sub leasing of space in our Radnor office.
          Total Operating Expenses
          Our total operating expenses for 2009 To Date was $11,393,450 as compared to $9,317,264 for 2008 To Date for an increase of $2,076,186 or 22% as compared to 2008 To Date. The primary reason for the increase in operating expenses is attributable to an increase in InsPro Technologies’ staffing and technology consultants needed to support additional client requirements. Total operating expenses consisted of the following:

	For the Nine Months Ended
	September 30,
	2009	2008
Salaries, employee benefits and related taxes	$6,151,608	$5,156,072
Advertising and other marketing	231,923	29,971
Depreciation and amortization	859,103	759,285
Rent, utilities, telephone and communications	613,017	469,541
Professional fees	2,449,555	1,773,352
Other general and administrative	1,088,244	1,129,043

Total	$11,393,450	$9,317,264

          In 2009 To Date we incurred salaries, employee benefits and related taxes of $6,151,608 as compared to $5,156,072 for 2008 To Date, an increase of $995,536 or 19%. Salaries, commission and related taxes consisted of the following:

	For the Nine Months Ended
	September 30,
	2009	2008
Salaries, wages and bonuses	$4,707,944	$3,285,053
Share based employee and director compensation	385,667	1,287,351
Commissions to employees	37,545	—
Employee benefits	228,585	139,185
Payroll taxes	348,306	312,098
Severance and other compensation	374,191	72,135
Directors’ compensation	69,370	60,250

Total	$6,151,608	$5,156,072

•	Salaries, wages and bonuses were $4,707,944 in 2009 To Date as compared to $3,285,053 in 2008 To Date, an increase of $1,422,891 or 43%. The increase is the result of the hiring of additional staff in InsPro Technologies’ sales and technology departments and Insurint’s sales departments to promote the growth in revenue and to service an expanding client base and $150,000 of bonuses to certain executives.

•	Share based employee and director compensation expense was $385,667 in 2009 To Date as compared to $1,287,351 in 2008 To Date, a decrease of $901,684 or 70%. The decrease is attributable to expense pertaining to an option grant to Mr. Alvin Clemens, who is our former CEO, in the Second Quarter 2008, and due to the vesting of an option grant to a director and options to directors and employees. Share based employee and director compensation consist of stock option and restricted stock grants, which are valued at fair-value at the date of the grant and expensed over the stock option’s vesting period or the duration of employment, whichever is shorter.

•	Commissions to employees represents commissions paid to InsPro Technologies and Insurint sales personnel.

•	Employee benefits expense increased as a result of the hiring of additional staff in InsPro Technologies and Insurint. Our employee benefit cost consists of the company paid portion of group medical, dental and life insurance coverage and partial company matching of employee contributions to a 401(k) plan. The increase was the result of an increase in InsPro Technologies’ and Insurint’s staffing.

•	Payroll taxes expense increased as a result of the hiring of additional staff in InsPro Technologies and Insurint partially offset by a greater number of salaries exceeding the maximum FICA contribution limit.

•	Severance and other compensation increased primarily as a result of the Separation of Employment and General Release Agreement with Mr. Eissa.
          Advertising and other marketing in 2009 To Date was $231,923 as compared to $29,971 in 2008 To Date. The increase was due to the use of outside agencies for services rendered in connection with the development of InsPro Technologies’ marketing strategy including creating the corporate brand and message and redesign of all sales and marketing material, company web site, brochures and sales presentation.
          Depreciation and amortization expense consisted of the following:

	For the Nine Months Ended
	September 30,
	2009	2008
Amortization of intangibles acquired as a result of the InsPro acquisition	$351,060	$351,061
Amortization of software and website development for external marketing	65,361	21,787
Amortization of software and website development for internal use	201,126	143,070
Depreciation expense	241,556	243,367

Total	$859,103	$759,285

•	In 2009 To Date we incurred amortization expense of $351,060 for the intangible assets acquired from InsPro Technologies on October 1, 2007. Intangible assets acquired from InsPro Technologies were assigned the following values:
o	value of client contracts and relationships other than license with an assigned value of $1,089,223 amortized straight line over five years

o	value of purchased software for sale and licensing value with an assigned value of $644,449 amortized straight line over five years

o	employment and non-compete agreements acquired with an assigned value of $364,000 amortized straight line over three years.
•	In 2009 To Date we incurred amortization expense of $65,361 as compared to $21,787 in 2008 To Date for software development cost for external marketing pertaining to InsPro Technologies’ InsPro system.

•	In 2009 To Date we incurred amortization expense of $201,126 as compared to $143,070 in 2008 To Date for software and website development for internal use pertaining to Insurint.

•	In 2009 To Date we incurred depreciation expense of $241,556 as compared to $243,367 in 2008 To Date. The decrease was due to the impairment of assets on discontinued operations.

          In 2009 To Date we incurred rent, utilities, telephone and communications expense of $613,017 as compared to $469,541 in 2008 To Date, an increase of $143,476 or 31%. Rent, utilities, telephone and communications expenses consisted of the following:

	For the Nine Months Ended
	September 30,
	2009	2008
Rent, utilities and other occupancy	$483,536	$369,702
Telephone and communications	129,481	99,839

Total	$613,017	$469,541

•	In 2009 To Date we had an increase in rent, utilities and other occupancy due to the leasing of additional space to accommodate the increase in staffing in InsPro Technologies’ Eddystone office and annual rent increases in our Radnor office.
          In 2009 To Date we incurred professional fees of $2,449,555 as compared to $1,773,352 in 2008 To Date, an increase of $676,203 or 38%. Professional fees consisted of the following:

	For the Nine Months Ended
	September 30,
	2009	2008
Accounting and auditing	$201,618	246,284
Legal	568,766	291,818
Technology	1,499,866	835,141
All other	179,305	400,109

	$2,449,555	$1,773,352

•	In 2009 To Date we had an increase in legal fees as compared to 2008 To Date, which was primarily due to legal costs incurred in connection with the settlement of litigation with the shareholders who brought action against the Company in New York in which the plaintiffs agreed to withdraw from the litigation and provided a general release of all claims against the Company, its board of directors and the other defendants.

•	In 2009 To Date we had a decrease of $44,666 in accounting and auditing fees as compared to 2008 To Date, which was attributable to reduced consulting costs associated with Sarbanes Oxley.

•	In 2009 To Date we had an increase of $664,725 in technology fees as compared to 2008 To Date, which was attributable to an increase in technology consultants needed to support additional InsPro client requirements.

•	All other consulting consists of executive recruiting, investor relations and management consulting expense, which decreased as a result of expense reduction actions in all three areas.
          In 2009 To Date we incurred other general and administrative expenses of $1,088,244 as compared to $1,129,044 in 2008 To Date, a decrease of $40,799 or 4%. Other general and administrative expenses consisted of the following:

	For the Nine Months Ended
	September 30,
	2009	2008
Office expenses	$252,821	$309,705
Travel and entertainment	160,657	189,504
Insurance	77,509	102,095
Computer processing, hardware and software	495,613	379,374
Other	101,644	148,367

Total	$1,088,244	$1,129,044

•	In 2009 To Date office expense decreased due to the reduction in staff in our Florida office.

•	We incur travel and entertainment expense in connection with marketing, sales and implementation of InsPro at client locations.

•	In 2009 To Date computer processing, hardware and software expense increased due to an increase in InsPro ASP clients to seven in 2009 compared to five in 2008. We incur computer processing fees associated with ASP hosting services. InsPro Technologies has a hosting services contract with a third party, which can be terminated with notice and payment of a termination fee. This third party provides InsPro Technologies with hosting services for our client’s ASP production and test environments. In 2009 To Date computer processing fees increased compared to 2008 To Date due to the implementation of two additional ASP hosting agreements.
          Loss from operations
          As a result of the aforementioned factors, we reported a loss from operations of $6,660,044 or $0.16 loss from operations per share in 2009 To Date as compared to a loss from operations of $5,196,314 or $0.13 loss per share in 2008 To Date.

          Gain (loss) on discontinued operations
          Results from discontinued operations were as follows:

	For the Nine Months Ended September 30,
	2009	2008
Revenues:
Commission and other revenue from carriers	$1,972,178	$13,847,293
Gain recognized upon the execution of the Agreement	2,664,794	—
Transition policy commission pursuant to the Agreement	1,383,279	—
Gain on disposal of property and equipment	227,728	—
Lead sale revenue	2,442	391,293
Sub-lease revenue	1,007,898	138,940

	7,258,319	14,377,526

Operating expenses:
Salaries, commission and related taxes	1,034,188	8,848,034
Lead, advertising and other marketing	98,350	3,877,825
Depreciation and amortization	95,619	1,192,366
Rent, utilities, telephone and communications	3,348,542	1,668,196
Professional fees	393,090	186,648
Loss on impairment of property and equipment	416,764	88,922
Loss on impairment of intangible assets	1,222,817	295,633
Other general and administrative	225,185	373,120
(Gain) on disposal of property and equipment	—	92,374

	6,834,555	16,623,118

Gain (loss) from discontinued operations	$423,764	$(2,245,592)

          During the first quarter of 2009, we ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. We also discontinued the sale of health and life insurance and related products to individuals and families through our non employee ISG agents. During the first quarter of 2009 our Telesales business segment eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition.
          On February 20, 2009, we completed the sale of our Telesales call center produced agency business to eHealth, an unaffiliated third party.

          Under the terms of our sale to eHealth, we transferred to eHealth broker of record status and the right to receive commissions on certain of the in-force individual and family major medical health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. on which we were designated as broker of record. Certain policies and products were excluded from the transaction, including our agency business generated through our ISG agents, all short term medical products and all business produced through carriers other than those noted above. In addition, we also transferred to eHealth certain lead information relating to health insurance prospects.
          The aggregate initial amount of consideration paid by eHealth to us during the first quarter of 2009 was approximately $1,280,000. In addition, eHealth assumed from us certain liabilities relating to historical commission advances on the transferred policies made by the specified carriers in an aggregate amount of approximately $1,385,000. eHealth has also agreed to pay to HBDC II, Inc., a Delaware corporation and our wholly-owned subsidiary, a portion of each commission payment received by eHealth and reported by the specified carrier relating to a transferred policy for the duration of the policy, provided that eHealth remains broker of record on such transferred policy.
          Simultaneous with our sale to eHealth, we also entered into a Marketing and Referral Agreement with eHealth. Pursuant to the terms of this agreement, eHealth agreed to construct one or more websites for the purpose of selling health insurance products and to pay to HBDC II a portion of all first year and renewal commissions received by eHealth from policies sold through the Referral Sites that result from marketing to prospects using the lead database or other leads delivered by us to eHealth. This agreement is scheduled to terminate in August 2010 and is terminable by us or eHealth upon material breach by the other party.
          For 2009 To Date we earned revenues in discontinued operations of $7,258,319 compared to $14,377,526 in the 2008 To Date, a decrease of $7,119,207 or 50%. Revenues include the following:
•	During 2009 To Date we recognized commission and other revenue from carriers of $1,972,178 as compared to $13,847,293 in 2008 To Date. The decrease is primarily the result of the execution of the agreement with eHealth whereby we no longer receive commission revenue on transferred policies effective on or about February 1, 2009. We continue to receive commissions from carriers other than specified carriers and commissions on policies other than transferred policies.

•	During 2009 To Date we recognized a gain upon the execution of the Agreement of $2,664,794, which is the sum of the aggregate initial amount of consideration paid by eHealth to us and eHealth’s assumption of certain liabilities relating to historical commission advances on the transferred policies.

•	During 2009 To Date we recognized $1,383,279 from commission payments from eHealth subsequent to the sale of our agency business. We recognize as revenue commission payments received from eHealth upon our notification by eHealth of such amounts.

•	During 2009 To Date we recognized a gain on disposal of property and equipment of $227,728. On July 1, 2009 we entered into a sub-lease agreement with a third party, effective July 15, 2009 which terminated an existing sub-lease agreement for approximately 8,000 square feet of our Deerfield Beach office and replaced it with a sub-lease agreement for approximately 29,952 square feet. This new sub-lease terminates on February 28, 2011. As part of the sub-lease agreement, we also agreed to lease certain personal property to the sub-lessee for the term of the lease. The sub-lessee agreed to pay us 20 monthly payments of $10,890 for such personal property and we have agreed to deliver to the sub-lessee a bill of sale for the leased personal property at the end of the term. We have accounted for this personal property sub-lease arrangement as a sale. During 2009 To Date we earned lead sale-revenue of $2,442 as compared to $391,193 in 2008 To Date. We re-sold certain Telesales leads that we purchase in order to recoup a portion of our lead cost. The decrease in lead sales revenue is a result of the cessation of direct marketing in the first quarter of 2009.

•	During 2009 To Date we earned sub-lease revenue of $1,007,898 as compared to $138,940 in 2008 To Date relating to the sub-lease of a portion of our Florida office and our former New York sales office. Sub-lease revenue includes base rent, additional rent pertaining to utilities and occupancy costs and certain telephony, technology and facility services provided by us to certain of our sub-tenants.
o	On February 21, 2008 we entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 5,200 square feet of our Deerfield Beach office space beginning March 1, 2008 through February 28, 2009. This sub-lease agreement was amended and restated on October 3, 2008 to increase the sub-leased square footage to 13,900 and extend the lease term through January 31, 2010.

o	On October 1, 2008 we entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 8,000 square feet of our Deerfield Beach office space beginning October 15, 2008 through January 31, 2010. On July 1, 2009 we entered into a sub-lease agreement with a third party effective July 15, 2009, which terminated an existing sub-lease agreement for approximately 8,000 square feet of our Deerfield Beach office and replaced it with a sub-lease agreement of approximately 29,952 square feet. This sub-lease terminates on February 28, 2011. In accordance with this sub-lease agreement we recognize base rent, additional rent representing a portion of certain actual occupancy expenses for our Deerfield Beach office and certain telephony, technology and facility services provided to our sub-tenant.

o	On April 17, 2008 we entered into a sub-lease agreement with a third party whereby the third party agreed to sub-lease our New York office space for the balance of our sublease agreement and pay us sub-lease payments essentially equal to our costs under the sublease agreement. The third party commenced paying sub-sublease payments to us in September 2008; however the third party failed to pay its December 2008 and subsequent rent when due. We were a beneficiary to a letter of credit in the amount of $151,503, which we had drawn against as a result of the third party’s failure to pay its rent when due. On July 23, 2009 we entered into a settlement agreement with the third party whereby we cancelled the sub-lease, the third party surrendered the sub-leased premises back to us and we and the third party each released each other from all claims.
          Total operating expenses of discontinued operations for 2009 To Date was $6,834,555 as compared to $16,623,118 for 2008 To Date for a decrease of $9,788,563 or 59% as compared to 2008 To Date.
•	The primary reason for the decrease in operating expenses of discontinued operations is attributable to the cessation of direct marketing and selling activities in the first quarter of 2009.

•	During the first quarter of 2009 we determined certain long term assets were impaired as a result of the cessation of direct marketing and sales in the Telesales call center. We recorded expense in 2009 to write-off the value of these long term assets, which included property and equipment net of depreciation of $416,764, intangible assets net of accumulated amortization acquired from ISG of $1,200,428 and the value of internet domain name www.healthbenefitsdirect.com net of accumulated amortization of $22,389.

•	During the second quarter we recorded $2,031,210 rent expense related to the non-cancelable lease for the abandoned portion of the Deerfield Beach office. Effective September 30, 2009, we have accrued $1,951,504 related to the non-cancelable lease for the abandoned portion of the Deerfield Beach office, which is net present value of our future lease payments through March 31, 2011 and consideration for early termination due under the lease plus management’s estimate of contractually required expenses pertaining to the Deerfield Beach office, which are estimated to be $3,210,938, less a portion of the Deerfield Beach office used in operations, which is estimated to be $107,971, less future sub-lease revenue, which is estimated to be $1,148,727.
          Gain (loss) from discontinued operations
          As a result of the aforementioned factors, we reported a gain from discontinued operations of $423,764 or $0.01 gain from discontinued operations per share in 2009 To Date as compared to a loss from discontinued operations of $2,245,592 or $0.06 loss from discontinued operations per share in 2008 To Date.
          Other income (expenses)
          Interest income was attributable to interest-bearing cash deposits resulting from the capital raised in private placements. The decrease in interest income is the result of a decline in interest rates and to a lesser extent a decline in cash balances.
          Interest expense pertains to imputed interest on certain employee obligations.
          Net loss
          As a result of these factors discussed above, we reported a net loss of $6,281,647 or $0.15 loss per share in 2009 To Date as compared to a net loss of $7,402,697 or $0.19 loss per share in 2008 To Date.

Results of Operations for the Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007
          Revenues
          For the twelve months ended December 31, 2008, we earned revenues of $5,675,689 compared to $1,141,028 for the twelve months ended December 31, 2007, an increase of $4,534,661 or 397%. The increase in revenues is primarily attributable to an increase in InsPro Technologies’ revenues. We acquired InsPro Technologies on October 1, 2007. The results of InsPro Technologies’ operations prior to our October 1, 2007 acquisition have been excluded from our financial statements. The results of our InsPro Technologies subsidiary have been included in the Company’s statement of operations as of October 1, 2007. Thus InsPro Technologies segment’s results from operations for years ended December 31, 2008 and 2007 are not comparable. Revenues include the following:

	For the Twelve Months
	Ended December 31,
	2008	2007
Consulting and implementation services	3,889,069	$668,674
ASP revenue	1,123,943	244,854
Sales of software licenses	115,000	137,500
Maintenance revenue	450,500	90,000
Insurint technology fees	97,177	—

Total	5,675,689	1,141,028

          In 2008, we earned revenues from seven InsPro Technologies clients as follows:

	For the Twelve Months
	Ended December 31,
	2008	2007
Client 1	$2,885,388	$474,626
Client 2	786,740	344,863
Client 3	576,399	225,089
Client 4	552,138	96,450
Clients 5, 6, 7	777,847	—

	$5,578,512	$1,141,028

•	Consulting and implementation services revenues are from seven InsPro clients. Implementation services provided to these clients included assisting clients in setting up their insurance products in InsPro, providing modifications to InsPro’s functionality to support the client’s business, interfacing InsPro with the client’s other systems, automation of client correspondence to their customers and data conversion from the client’s existing systems to InsPro.

•	In 2008, we earned ASP revenue from five InsPro clients. ASP hosting service enables a client to lease the InsPro software, paying only for the capacity required to support its business. ASP clients access InsPro installed on InsPro Technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.

•	In 2008, we earned software license revenue from a single InsPro client.

•	In 2008, we earned maintenance revenues from four clients.

•	In 2008, we earned revenues of $97,177 relating to Insurint technology fees. Our Insurint subsidiary provides a proprietary, professional-grade, web based agent portal to support and assist insurance agents in the business of marketing and selling health insurance and related products. Insurint’s technology fees commenced in the second quarter of 2008.
          Total Operating Expenses
          Our total operating expenses in 2008 were $12,583,752 as compared to $7,861,894 for 2007, for an increase of $4,721,858 or 60%, which was primarily the result of InsPro Technologies. We acquired InsPro Technologies on October 1, 2007. The results of InsPro Technologies’ operations prior to our October 1, 2007 acquisition have been excluded from our financial statements. The results of our InsPro Technologies have been included in the Company’s statement of operations as of October 1, 2007. Thus the Company’s InsPro Technologies’ results from operations for years ended December 31, 2008 and 2007 are not comparable.
          Total operating expenses consisted of the following:

	For the Twelve Months
	Ended December 31,
	2008	2007
Salaries, commission and related taxes	$7,042,192	$4,976,961
Lead, advertising and other marketing	32,497	11,052
Depreciation and amortization	1,017,532	327,138
Rent, utilities, telephone and communications	648,208	339,909
Professional fees	2,407,073	1,517,663
Other general and administrative	1,436,250	689,171

	$12,583,752	$7,861,894

•	Salaries, commission and related taxes consisted of the following:

	For the Twelve Months
	Ended December 31,
	2008	2007
Salaries and wages	$4,800,916	$3,072,212
Share based employee and director compensation	1,448,836	1,562,712
Employee Benefits	230,441	60,980
Payroll Taxes	396,657	156,083
Other Compensation	88,509	14,308
Director’s Compensation	76,833	110,666

	$7,042,192	$4,976,961

•	Salaries and wages were $4,800,916 in 2008 as compared to $3,072,212 in 2007. The increase is primary attributable to increased InsPro Technologies staffing and the exclusion of InsPro Technologies expense prior to the Company’s October 1, 2007 acquisition of InsPro Technologies. InsPro Technologies had 31 and 18 employees at December 31, 2008 and 2007, respectively.

•	Share-based employee and director compensation expense was $1,448,836 in 2008 as compared to $1,562,712 in 2007.
•	The decrease in 2008 as compared to 2007 was in part the result of an expense in 2007 pertaining to the modification of the expiration dates and vesting of two former executives’ options in the amount of $212,426 and vesting schedules of stock options issued in 2006.

•	Share-based employee and director compensation consists of stock option and restricted stock grants, which are valued at fair-value on the date of the grant and expensed over the stock option’s vesting period or the duration of employment, whichever is shorter.
•	Employee benefits expense was $230,441 in 2008 as compared to $60,980 in 2007. The increase is primary attributable to increased InsPro Technologies staffing and the exclusion of InsPro Technologies expense prior to the Company’s October 1, 2007 acquisition of InsPro Technologies. Our employee benefit cost consists of the company-paid portion of group medical, dental and life insurance coverage and partial matching of employee contributions to our 401(k) plan.

•	Payroll taxes expense was $396,657 in 2008 as compared to $156,083 in 2007. The increase is primary attributable to increased InsPro Technologies staffing and the exclusion of InsPro Technologies expense prior to the Company’s October 1, 2007 acquisition of InsPro Technologies.

•	Other compensation expense was $88,509 in 2008 as compared to $14,308 in 2007. The increase was the result of increased severance expenses.
•	Depreciation and amortization expense consisted of the following:

	For the Twelve Months
	Ended December 31,
	2008	2007
Amortization of intangibles acquired as a result of the InsPro Technologies acquisition	$468,081	$117,020
Software development costs for internal use	198,181	111,666
Software development costs for external marketing	43,574	—
Depreciation expense	307,696	98,452

Sub-total Telesales	$1,017,532	$327,138

•	In 2008, we incurred amortization expense of $468,081 for the intangible assets acquired from InsPro Technologies. The InsPro Technologies acquisition was effective October 1, 2007. Intangible assets acquired from InsPro Technologies were assigned the following values:
•	value of client contracts and relationships (other than licenses) with an assigned value of $1,089,223, amortized straight line over five years

•	value of purchased software for sale and licensing value with an assigned value of $644,449, amortized on a straight line basis over five years

•	employment and non-compete agreements acquired with an assigned value of $364,000, amortized on a straight line basis over three years.
•	In 2008, we incurred amortization expense of $198,181 for software development cost for internal use as compared to $111,666 in 2007, which pertains to the Insurint web-based agent portal.

•	In 2008, we incurred amortization expense of $43,574 for software development cost for external marketing.

•	In 2008, we incurred depreciation expense of $307,696 as compared to $98,452 in 2007. The increase is primary attributable to the exclusion of InsPro Technologies expense prior to the Company’s October 1, 2007 acquisition of InsPro Technologies.
•	Rent, utilities, telephone and communications expenses were $648,208 in 2008 as compared to $339,909 in 2007. The increase is primary attributable to increased InsPro Technologies staffing and associated office space requirements, the exclusion of InsPro Technologies expense prior to the Company’s October 1, 2007 acquisition of InsPro Technologies and increases in costs associated with our Florida office used in operations.

•	In 2008, we incurred professional fees of $2,407,073 as compared to $1,517,663 in 2007. The increase was primarily attributable to InsPro Technologies outsourced system development costs and to a lesser extent employee recruiting services. InsPro Technologies expense prior to the Company’s October 1, 2007 acquisition of InsPro Technologies has been excluded from the Company’s results.

•	In 2008, we incurred other general and administrative expenses of $1,436,250 as compared to $689,171 in 2007. The increase was primarily attributable to InsPro Technologies computer processing fees associated with ASP hosting services. InsPro Technologies has a hosting services contract with a third party, which can be terminated with notice and payment of a termination fee. This third party provides InsPro Technologies with hosting services for our client’s ASP production and test environments. InsPro Technologies expense prior to the Company’s October 1, 2007 acquisition of InsPro Technologies has been excluded from the Company’s results.
          Gain (loss) on discontinued operations
          Results from discontinued operations were as follows:

	For the Year Ended December 31,
	2008	2007
Revenues:
Commission and other revenue from carriers	$17,583,578	$18,708,832
Lead sale revenue	408,120	859,890
Sub-lease revenue	460,640	—

	18,452,338	19,568,722

Operating expenses:
Salaries, commission and related taxes	10,090,638	12,567,206
Lead, advertising and other marketing	4,357,986	8,478,643
Depreciation and amortization	1,550,613	1,959,629
Rent, utilities, telephone and communications	2,861,505	2,380,826
Professional fees	541,430	544,444
Loss on impairment of property and equipment	88,922	—
Loss on impairment of intangible assets	380,711	125,000
Other general and administrative	636,180	1,245,149
(Gain) on disposal of property and equipment	46,479	2,592

	20,554,464	27,303,489

Gain (loss) from discontinued operations	$(2,102,126)	$(7,734,767)

          During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non employee ISG agents. During the first quarter of 2009 the Company’s Telesales eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition.
          On February 20, 2009 (the “Closing Date”), the Company entered into and completed the sale of the Company’s Telesales call center produced agency business (the “Agency Business”) to eHealth, an unaffiliated third party, pursuant to the terms of a Client Transition Agreement (the “Agreement”).
          Pursuant to the Agreement the Company transferred to eHealth broker of record status and the right to receive commissions on certain of the in-force individual and family major medical health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. (collectively, the “Specified Carriers”) on which the Company was designated as broker of record as of the Closing Date (collectively, the “Transferred Policies” and each, a “Transferred Policy”). Certain policies and products were excluded from the transaction, including the Company’s agency business generated through its ISG agents, all short term medical products and all business produced through carriers other than the Specified Carriers. In addition, the Agreement also provides for the transfer to eHealth of certain lead information relating to health insurance prospects (the “Lead Database”).
          The aggregate initial amount of consideration paid by eHealth to the Company pursuant to the Agreement during the first quarter of 2009 was approximately $1,280,000, which was recognized in 2009. In addition, on the Closing Date, eHealth agreed to assume from the Company certain liabilities relating to historical commission advances on the Transferred Policies made by the Specified Carriers in an aggregate amount of approximately $1,385,000, which was recognized in 2009. In addition, eHealth has agreed to pay to HBDC II, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“HBDC II”) a portion of each commission payment received by eHealth and reported by the Specified Carrier relating to a Transferred Policy for the duration of the policy, provided that eHealth remains broker of record on such Transferred Policy.
          Simultaneous with the execution of the Agreement, the Company and eHealth also entered into a Marketing and Referral Agreement, dated as of February 20, 2009 (the “Referral Agreement”). Pursuant to the terms of the Referral Agreement, eHealth agreed to construct one or more websites for the purpose of selling health insurance products (the “Referral Sites”) and to pay to HBDC II a portion of all first year and renewal commissions received by eHealth from policies sold through the Referral Sites that result from marketing to prospects using the Lead Database or other leads delivered by the Company to eHealth. The Referral Agreement is scheduled to terminate 18 months following the Closing Date and is terminable by the Company or eHealth upon material breach by the other party.
          Revenue Recognition for Discontinued Operations
          Our Telesales business segment generates revenue primarily from the receipt of commissions paid to the Company by insurance companies based upon the insurance policies sold to consumers by the Company. These revenues are in the form of first year, bonus and renewal commissions that vary by company and product. We recognize commission revenue primarily from the sale of health insurance, after we receive notice that the insurance company has received payment of the related premium. First year commission revenues per policy can fluctuate due to changing premiums, commission rates, and types or amount of insurance sold. Insurance premium commission revenues are recognized pro-rata over the terms of the policies. Revenues for renewal commissions are recognized after we receive notice that the insurance company has received payment for a renewal premium. Renewal commission rates are significantly less than first year commission rates and may not be offered by every insurance company or with respect to certain types of products. The unearned portion of premium commissions has been included in the consolidated balance sheet as a liability for unearned commission advances.
          The length of time between when we submit a consumer’s application for insurance to an insurance company and when we recognize revenue varies. The type of insurance product, the insurance company’s premium billing and collection process, and the insurance company’s underwriting backlog are the primary factors that impact the length of time between submitted applications and revenue recognition. Any changes in the amount of time between submitted application and revenue recognition, which are influenced by many factors not under our control, create fluctuations in our operating results and could affect our business, operating results and financial condition.
          The Company receives bonuses based upon individual criteria set by insurance companies, which vary over time and generally do not extend beyond the current calendar year. We recognize bonus revenues when we receive notification from the insurance company of the bonus due to us.
          The Company receives fees for the placement and issuance of insurance policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and the Company has no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.
          The Company also generates revenue from the sub-lease of our leased New York City office and a portion of our leased Deerfield Beach Florida office, which are both leased under operating leases. The terms of the Company’s sub-lease of our New York City office is under similar terms as our lease. The Company sub-leases portions of our Deerfield Beach office to two unaffiliated parties through January 31, 2010. Sub-lease revenue includes base rent, additional rent representing a portion of occupancy expenses under the terms of the sub-leases and certain technology and facility services provided. We recognize sub-lease revenue when lease rent payments are due in accordance with the sub-lease agreements in accordance with SFAS No. 13 “Accounting for Leases.” Recognition of sub-lease revenue commences when control of the facility has been given to the tenant. We record a provision for losses on accounts receivable equal to the estimated uncollectible amounts. This estimate is based on our historical experience and a review of the current status of the Company’s receivables.

          The Company recorded a liability for severance payments due to employees of discontinued operations of $266,740 at December 31, 2008.
          For twelve months ended December 31, 2008 we earned revenues in discontinued operations of $18,452,338 compared to $19,568,722 in the twelve months ended December 31, 2008, a decrease of $1,116,384 or 6%. Revenues include the following:
•	In 2008, we earned commission revenue from carriers of $17,583,578 as compared to $18,708,832 in 2007.
•	We had 31 licensed insurance agent employees at December 31, 2008 as compared to 118 at December 31, 2007. In March 2008, we closed our New York sales office, which accounted for approximately 20% of our sales activity for 2007. We also reduced sales and sales support staff in our Florida office. As a result of the closure, we terminated 34 licensed sales agents and eliminated eight open licensed sales positions, which were vacated subsequent to December 31, 2007. In October 2008, we further reduced our Telesales sales and sales support staff in our Florida office. In October 2008, we terminated 51 employees, including 22 agents. Management believes the reduction in future revenues will be mitigated by significant reductions in future expenses.

•	In 2008, we earned periodic bonuses from carriers of $100,392 as compared to $843,311 in 2007. The Telesales segment receives bonuses from certain carriers, which are based primarily on the Telesales segment’s sales performance and criteria established by carriers and generally do not extend beyond the current calendar year. Accordingly, we cannot determine what criteria, if any, may be offered by its carriers pertaining to bonuses beyond the current calendar year. As a result of the cessation of direct marketing and sales in 2009, management does not anticipate receiving material periodic bonuses from carriers in the future.

•	In 2008, we earned revenue of $1,404,244 relating to ISG as compared to $1,821,958 in 2007. ISG revenue declined as a result of reduced new sales, the lapse of inforce business and reduced commission overrides earned on the Telesales segment on new and inforce business. As a result of the transaction with eHealth in February 2009, management anticipates a significant decline in ISG commission revenue as a result of the elimination of commission overrides for all Telesales business.
•	In 2008, we earned revenues of $408,120 relating to the sale of leads to third parties as compared to $859,890 in 2007. We re-sell certain leads that we purchase in order to recoup a portion of our lead cost. The primary reason for the decrease in lead sales revenue is a decrease in lead cost spending, which resulted in a reduced number of leads available for sale. As a result of the cessation of direct marketing in the first quarter of 2009, management does not anticipate receiving material lead revenue in the future.

•	In 2008 we earned revenue of $460,640 relating to the sub-lease of a portion of our Florida office and our former New York sales office. Sub-lease revenue includes base rent, additional rent pertaining to utilities and occupancy costs and certain telephony, technology and facility services provided by us to certain of our sub-tenants.
•	On February 21, 2008 the Company entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 5,200 square feet of our Deerfield Beach office space beginning March 1, 2008 through February 28, 2009. This sub-lease agreement was amended and restated on October 3, 2008 to increase the sub-leased square footage to 13,900 and extend the lease term through January 31, 2010.

•	On October 1, 2008 the Company entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 8,000 square feet of our Deerfield Beach office space beginning October 15, 2008 through January 31, 2010. In accordance with this sub-lease agreement the Company recognizes base rent, additional rent representing a portion of certain actual occupancy expenses for our Deerfield Beach office and certain telephony, technology and facility services provided to our sub-tenant.

•	On April 17, 2008 the Company entered into a sub-lease agreement with a third party whereby the third party will sub-lease our New York office space for the balance of the Company’s Sublease Agreement and pay the Company sub-lease payments essentially equal to the Company’s costs under the Sublease Agreement. The third party commenced paying sub-sublease payments to the Company in September 2008 however the third party failed to pay their December 2008, January and February 2009 rent when due. The Company is a beneficiary to a letter of credit in the amount of $151,503, which is available for the Company to draw against in the event of the third party’s failure to pay their rent when due. In 2009 we have notified the third party that they have breached their lease and made draws against the letter of credit for amounts past due. We subsequently terminated the sub-lease agreement with a third party.
          Total operating expenses of discontinued operations in 2008 was $20,554,464 as compared to $27,303,489 in 2007 for a decrease of $6,749,025 or 25% as compared to 2007, which is the result of reduced personnel employed by the Telesales call center and a decrease in the number of leads purchased in 2008 compared to 2007.
•	The Telesales segment had 89 employees at December 31, 2008 as compared to 253 at December 31, 2007.
•	In March 2008, we closed our New York sales office, which accounted for approximately 20% of our sales activity for 2007. We also reduced sales and sales support staff in our Florida office. As a result of the closure, we terminated 34 licensed sales agents and eliminated eight open licensed sales positions, which were vacated subsequent to December 31, 2007. In October 2008, we further reduced our Telesales sales and sales support staff in our Florida office and terminated 51 employees, including 22 agents. Management believes these reductions will result in the reduced expenses in excess of reduced revenue.

•	Subsequent to December 31, 2008, we ceased the direct marketing and sale of health and life insurance and related products to individuals and families in our Telesales call center. We continue to sell health and life insurance and related products to individuals and families through our non-employee ISG agents. Our Telesales business segment eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition. Management believes these reductions will result in the reduced expenses in excess of reduced revenue.
•	In 2008, we incurred rent, utilities and other occupancy expense of $2,861,505 as compared to $2,380,826 in 2007. The increase was primarily attributable to a $629,326 accrual for the non-terminable lease for Telesales’ New York sales office. In March 2008, we closed our sales office located in New York. On April 17, 2008, we entered into a sub-lease agreement with a third party, whereby the third party will sub-lease our New York office space for the balance of our lease and pay us sub-lease payments essentially equal to the payments under the lease. The terms of the sublease agreement required us to make certain leasehold improvements. The third party commenced paying sub-lease payments to us in September 2008; however, the third party failed to pay its December 2008 and January and February 2009 rent when due. We are a beneficiary to a letter of credit in the amount of $151,503, which is available for us to draw against in the event of the third party’s failure to pay its rent when due. Effective December 31, 2008, we have accrued $629,396 related to the non-terminable lease for the abandoned facilities, which is net present value of our future lease payments due under the remaining sublease agreement term, plus management’s estimate of utility payments, which are estimated to be $773,311, less management’s estimate of future sub-lease revenue secured by the letter of credit, which is estimated to be $120,023.

•	During the first quarter of 2008, we recorded an $88,922 expense to write-down the value of the assets located at our former New York sales office, which were impaired as a result of the office closure, to their net realizable value in loss on impairment of property and equipment.

•	Loss on impairment of intangible assets pertains to the following:
•	During the first quarter of 2008, we determined that the portion of the license fee paid by Telesales for a commission system, together with capitalized costs incurred to implement the commission system, was impaired as a result of the absence of definitive plans to implement this system for internal use in Telesales. We recorded a $295,633 expense in the first quarter of 2008 to write-off the value of this asset.

•	As a result of Ivan Spinner’s termination of employment, we have determined the value of an employment and non-compete agreement acquired pertaining to Mr. Spinner impaired as of December 31, 2008 and recorded an impairment charge of $85,078 in loss on impairment of intangible asset.

          Gain (loss) from discontinued operations
          As a result of the aforementioned factors, we reported a loss from discontinued operations of $2,102,126 or $0.05 loss from discontinued operations per share in 2008 as compared to a loss from discontinued operations of $7,734,767 or $0.23 loss from discontinued operations per share in 2007.
          Other income (expenses)
          Interest income was attributable to interest-bearing cash deposits resulting from the capital raised in private placements. The decrease in interest income is the result of a decline in interest rates and to a lesser extent a decline in cash balances.
          Interest expense pertains to imputed interest on certain employee obligations.
          Net loss
          As a result of these factors described above, we reported a net loss of $8,976,084 or $0.23 loss per share in 2008 as compared to a net loss of $14,136,599 or $0.43 loss per share in 2007.
Liquidity and Capital Resources
          At September 30, 2009, we had a cash balance of $641,666 and working capital of ($3,098,078).
          At September 30, 2009, we had a restricted cash balance of $1,150,000, which represents money market account balances with a restricted balance pertaining to two letters of credit for the benefit of the landlords of our Florida and New York offices. The money market accounts are on deposit with the issuer of the letters of credit. The Company receives the interest on the money market accounts.
          On January 14, 2009, we entered into and, on January 15, 2009 completed, a private placement with Co-Investment, for an aggregate of 1,000,000 shares of our Preferred Stock, and warrants to purchase 1,000,000 shares of our Preferred Stock. The gross proceeds from the closing were $4 million and we have used, and intend to continue to use, the net proceeds of this private placement for working capital purposes.
          During the nine months ended September 30, 2008, we generated approximately $5 million in working capital from a private placement on March 31, 2008 of an aggregate of 6,250,000 shares of our common stock and warrants to purchase 6,250,000 shares of our common stock to certain institutional investors. The gross proceeds from this private placement were $5,000,000, net $70,238 of legal and other expenses.
          Net cash used by operations was $4,977,236 in the nine months ended September 30, 2009 as compared to net cash used by operations of $7,833,461 in the nine months ended September 30, 2008. In the nine months ended September 30, 2009, we used cash to fund our net loss of $6,281,647 and:

•	Increases in accounts receivable of $440,411, which is primarily the result of increased billings to certain of InsPro Technologies’ clients.

•	Increases in accrued expenses of $365,109, which is the result of accrued severance as a result of the Separation of Employment and General Release Agreement with Mr. Eissa.

•	Decreases in liabilities of discontinued operations of $1,409,421, which is primarily the result of the repayment and assumption of certain unearned commission advances as a result of the sale of our Telesales call center produced agency business, which was partially offset by the accrual of the non-cancelable lease for the abandoned portion of the Deerfield Beach office.

          In addition to cash used in operating activities we incurred $2,951,400 of non cash expenses and impairments in the nine months ended September 30, 2009, which were included in our net loss, including:
•	Recorded stock-based compensation and consulting expense of $450,227 (compared to $1,571,243 in the nine months ended September 30, 2008).

•	Recorded depreciation and amortization expense of $859,103 (compared to $759,285 in the nine months ended September 30, 2008).

•	We recorded $1,639,581 pertaining to the impairment of certain long lived assets of our discontinued operations (compared to $384,555 in the nine months ended September 30, 2008).

•	We recorded $2,489 pertaining to the provision for bad debts (compared to $63,851 in the nine months ended September 30, 2008).
          Net cash used by investing activities in the nine months ended September 30, 2009 was $293,169 as compared to $674,199 in the nine months ended September 30, 2008. Investing activities pertain to the purchase of property and equipment supporting current and future operations and internal development of software for internal and external use.
          Net cash provided by financing activities in the nine months ended September 30, 2009 was $4,069,652 as compared to $5,099,281 in the nine months ended September 30, 2008.
•	In first quarter 2009, we completed a private placement with Co-Investment and issued 1,000,000 shares of our Preferred Stock and warrants to purchase 1,000,000 shares of our Preferred Stock. Our gross proceeds were $4,000,000 and we incurred $15,617 of legal and other expenses paid in connection with this 2009 private placement.

•	In first quarter 2008, we completed a private placement with certain institutional accredited investors and issued 6,250,000 shares of our common stock and warrants to purchase 6,250,000 shares of our common stock. Our gross proceeds were $5,000,000 and we incurred $70,238 of legal and other expenses in connection with this private placement.

•	Our InsPro Technologies business segment has entered into several capital lease obligations to purchase equipment used for operations.
Liquidity Considerations
          During the nine months ended September 30, 2009 we used $4,977,236 of cash to fund operations and $293,169 of cash to fund investing activities. As of September 30, 2009, we have funded our operating activities from the proceeds of the sale of shares of our common stock and Preferred Stock in our January 2009 private placement; however, based on our most recent financial projections, we believe that our current level of liquid assets and our expected cash flows from operations may not be sufficient to finance our operations and financial commitments in the future.
          On October 28, 2009, we filed a registration statement on Form S-1 relating to this rights offering of up to $5 million in “units,” with each unit consisting of

250 shares of Preferred Stock and warrants to purchase 5,000 shares of our common stock. These units will be available, on a pro rata basis, to our existing shareholders for a subscription price of $1,000 per unit. Our board of directors approved this rights offering for the purpose of raising capital to finance our operating activities while giving all holders of our common stock and Preferred Stock the opportunity to participate in an equity investment in the Company on the same economic terms as our last private placement in January 2009.
          There can be no assurance that any of our shareholders will subscribe for any units in the rights offering, or that we will complete the rights offering, and we are unable, at this time, to ascertain the amount of proceeds we will generate in the rights offering.
          In addition, there can be no assurance that we will otherwise be able to raise sufficient capital to both fund working capital and repay our obligations as they become due.  Should we prove unsuccessful in raising additional capital, we may be unable to fund our financial obligations, both short-term and long-term.
Off-Balance Sheet Arrangements
          We do not currently have any relationships with unconsolidated entities or financial partnerships, such as entities referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet or other contractually narrow or limited purposes.
          The letters of credit pertaining to the lease for our Florida office and our New York office were collateralized in the form of a money market account, which as of September 30, 2009, had a balance of $1,150,000. This money market account is on deposit with the issuer of the letters of credit and is classified as restricted cash on our balance sheet. The terms of the money market account allow us to receive interest on the principal but prohibit us from withdrawing the principal for the life of the letters of credit.

Guarantee of Indebtedness by the Company to Third Parties Pertaining to Unearned Commission Advances Paid to Non-employee ISG Agents
          We are a party to sales and marketing agreements whereby we have guaranteed the repayment of unearned commission advances paid directly from third parties including certain of our insurance carriers to our non-employee ISG agents. Under these agreements certain third parties pay commissions directly to our non-employee ISG agents and such payments include advances of first year premium commissions before the commissions are earned. Unearned commission advances from our insurance carriers to our non-employee ISG agents are earned after the insurance company has received payment of the related premium. In the event that the insurance company does not receive payment of the related premium pertaining to an unearned commission advance the third parties generally deduct the unearned commission advance from its commission payments to our non-employee ISG agents in the form of charge-backs. In the event that commission payments from these third parties to our non-employee ISG agents do not exceed the charge-backs these third parties may deduct the unearned commission advance to non-employee ISG agents from their payments to us or demand repayment of the non-employee ISG agents’ unearned commission balance from us. The current amount of the unearned commission advances these third parties to our non-employee ISG agents, which is the maximum potential amount of future payments us could be required to make to these third parties, is estimated to be approximately $643,000 as of September 30, 2009. As of September 30, 2009 we had recorded a liability of $51,830 in accrued expenses for the estimated amount we anticipate we will pay pertaining to these guarantees. Unearned commission advances from these third parties are collateralized by the future commission payments to the non-employee ISG agents and to us. We have recourse against certain non-employee ISG agents in the event we must pay the unearned commission advances.
License Agreement With Realtime Solutions Group
          On May 31, 2006, we entered into a Software and Services Agreement with Realtime Solutions Group, L.L.C., or Realtime, under which Realtime granted us a worldwide, transferable, non-exclusive, perpetual and irrevocable license to use, display, copy, modify, enhance, create derivate works within, and access Realtime Solutions Group’s Straight Through Processing software, or STP, and all associated documentation, source code and object code, for use in the marketing, promotion and sale of health benefits or insurance products.
          As consideration for the grant of the rights and licenses under the agreement, we paid to Realtime a $10,000 nonrefundable cash deposit and, upon delivery of the STP software and other materials, we agreed to pay to Realtime a license fee in the form of 216,612 unregistered shares of our common stock.
          We may unilaterally terminate the Realtime agreement, with or without cause, at any time on 30 calendar days prior written notice to Realtime. The license rights in the software granted under the Realtime agreement survive any termination of the agreement.
          As of September 30, 2009 we had not taken delivery of the STP software or issued common stock in connection with the Realtime agreement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          The following table sets forth the name, age, and position of each of our executive officers and directors.
          Directors serve until the next annual meeting of stockholders, until their successors are elected or appointed or qualified, or until their prior resignation or removal. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Donald R. Caldwell	63	Chairman
John Harrison	66	Director
Warren V. Musser	82	Vice Chairman of the Board of Directors
Robert Oakes	52	Director, President and Chief Executive Officer of InsPro Technologies, LLC
Sanford Rich	51	Director
L.J. Rowell	77	Director
Paul Soltoff	55	Director
Frederick C. Tecce	74	Director
Anthony R. Verdi	60	Acting Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and Director
Edmond J. Walters	48	Director
          Donald R. Caldwell has served as one of our directors and as one of the Co-Chairmen of our board of directors from April 2008 through November 24, 2009 and as our Chairman since November 24, 2009. Mr. Caldwell founded Cross Atlantic Capital Partners, Inc. in 1999, and presently serves as its Chairman and Chief Executive Officer. He has served as a Director at Rubicon Technology, Inc. since 2001, and at Diamond Management & Technology Consultants, Inc. (NASDAQ) since 1994. Mr. Caldwell is a Director and a member of the Compensation Committees of Quaker Chemical Corporation (NYSE), a provider of process chemicals and chemical specialties, and Voxware, Inc. (NASDAQ), a supplier of voice driven solutions. From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a Director of Safeguard Scientifics, Inc. Mr. Caldwell is a Certified Public Accountant in the State of New York.
          John Harrison has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was subsequently acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of the board of Professional Insurance Marketing Association (PIMA) and is on the advisory board of DePaul University’s Interactive and Direct Marketing Institute. He serves as a director of IXI Corporation, a database marketing company that uses proprietary wealth and asset information, and Solutionary, Inc., a full-service provider of managed security services.
          Warren V. Musser has served as one of our directors since January 2006 and as the Vice Chairman of our board of directors since March 2006. He also has served as President of The Musser Group, a financial consulting company, since 2001. Mr. Musser served as Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. from 1953 until 2001. Mr. Musser is a director of

Internet Capital Group, Inc. and Chairman of the board of directors of Telkonet, Inc. Mr. Musser serves on a variety of civic, educational and charitable boards of directors.
          Robert J. Oakes has served as one of our directors since August 2008. He has served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P. (now known as InsPro), a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded InsPro Technologies under the name “Atiam” in 1986 and led the company’s effort to design and develop its flagship product, InsPro. InsPro is a state-of-the-art Insurance, Marketing, Administration, and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health, and disability products.
          Sanford Rich has served as one of our directors since April 2006. He is currently the Managing Director, Investment Banking for Matrix USA LLC and has held this position since May 2008. From 1995 to May 2008 Mr. Rich was Director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980).
          L.J. Rowell has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell currently serves on the boards of directors of the Southeast Pennsylvania Chapter of the American Red Cross, The PMA Group, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign.
          Paul Soltoff has served as one of our directors since November 2005. He also has served as Chairman and Chief Executive Officer of SendTec, Inc. since its inception in February 2000. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com.
          Frederick C. Tecce has served as one of our directors since August 2007. He currently serves as of counsel with Buchanan Ingersoll & Rooney. He was an attorney with Klett Rooney Lieber & Schorling when it joined Buchanan in 2006. Mr. Tecce also serves as counsel to Cross Atlantic Capital Partners and has served on the investment committees of three of the funds managed by Cross Atlantic Partners. Mr. Tecce previously served as Senior Vice President and General Counsel of Academy Life Insurance Company. Mr. Tecce served on the transition team for Pennsylvania Governor Tom Ridge and was appointed by Governor Ridge to serve as a member of the board of the $50 billion Public School Employees Retirement System (PSERS), where he served as chairman of the Finance Committee until his retirement in September of 2001. He was appointed by U.S. Senator Rick Santorum to the Federal Judicial Nominating Committee where he served for several terms and also served on Dr. Robert Gallo’s Board of Visitors at the University of Maryland Institute for Human Virology. He has also served on the board of directors of several listed companies.
          Anthony R. Verdi has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005, as our Chief Operating Officer since April 2008 and from June 20, 2008 as Acting Principal Executive Officer. From 2001 until November 2005, Mr. Verdi has provided consulting services to life, health and property and casualty insurance company agency and venture capital clients. Mr. Verdi served as Chief Operating Officer of Provident and Chief Financial Officer of HealthAxis. From January 1990 until December 1998 Mr. Verdi served as Chief Financial Officer of Provident American Corporation. From July 1986 until January 1990, he was the Vice President and Controller of InterCounty Hospitalization and Health Plans, a nonprofit group medical insurer. From April 1971 until July 1986, he served in various finance and accounting capacities for the Academy Insurance Group, ultimately serving as the Assistant Controller.

          Edmond J. Walters has served as one of our directors since April 2008. Mr. Walters is Founder and Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that was founded in 2000 and is now a wholly-owned subsidiary of Commerce Bancorp. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA.
Board Independence
          The Board has determined that Messrs. Harrison, Rich, Rowell, Tecce and Soltoff are “independent” directors as defined by Rule 4200(a)(15) of the Nasdaq listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Commission.

EXECUTIVE COMPENSATION
Summary Compensation Table
          The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2009 and 2008 by our Chief Executive Officer and each of our two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2009. The executive officers listed in the table below are referred to in this report as our “named executive officers”. There were no non-equity incentive plan compensation or non-qualified deferred compensation earnings for any of the named executive officers for the fiscal years ended December 31, 2009 and December 31, 2008.

						All Other
				Stock Awards	Option	Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (9)	($)	Awards ($) (7)	($) (8)	Total ($)

Alvin H. Clemens (1)	2009	90,000	—	—	—	9,608	99,608
Co-Chairman & fomer Chief Executive Officer	2008	343,269	—	—	313,542	32,649	689,460

Charles Eissa (2)	2009	71,956	—	—	—	192,219	264,175
President	2008	264,423	—	—	—	20,408	284,831

Anthony R. Verdi (3)	2009	225,000	100,000	—	63,978	12,773	401,751
Acting Principal Executive Officer, Chief Financial Officer & Chief Operating Officer	2008	232,211	—	—	—	14,556	246,767

Robert J. Oakes (4)	2009	250,000	50,000	—	98,428	23,623	422,051
President Atiam Technologies LLC	2008	250,000	—	—	—	23,075	273,075

Ivan M. Spinner (5)	2009	—	—	—	—	317,854	317,854
Senior Vice President	2008	106,609	—	—	—	235,879	342,488

(1)	Mr. Clemens served as Co-Chairman of our board from April 1, 2008 to November 24, 2009. Mr. Clemens served as Executive Chairman of our board of directors from January 2006 to March 2008 and as our Chief Executive Officer from December 2006 to March 2008.

(2)	Mr. Eissa was appointed as our President on November 18, 2005. Mr. Eissa served as Chief Operating Officer from November 18, 2005 to March 31, 2008.

(3)	Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005, Chief Operating Officer on April 1, 2008 and interim Principal Executive Officer on June 20, 2008.

(4)	Mr. Oakes was appointed as President of our subsidiary InsPro Technologies, LLC on October 1, 2007 concurrently with the closing of our acquisition of InsPro.

(5)	Mr. Spinner was appointed as our Senior Vice President on April 3, 2006 concurrently with the closing of our acquisition of ISG. Mr. Spinner’s employment was terminated on March 31, 2008.

(6)	Represents the aggregate grant-date fair value of the stock option as of the date of grant using the Black-Scholes option-pricing model. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

					Closing
					Stock
		Fair Value at	Number of	Option	Price on					Assumed
	Fiscal	Date of	Options	Exercise	the Date of	Date of	Expected	Risk Free	Expected Life	Dividend
Name	Year	Grant ($)	Granted (#)	Price ($)	Grant ($)	Grant	Volatility	Interest Rate	in Years	Yield

Alvin H. Clemens	2009	—	—	—	—	—	—	—	—	—
	2008	$313,542	550,000	1.01	1.01	4/1/2008	67.35%	1.42%	5	0.00%

Anthony R. Verdi	2009	63,978	650,000	0.10	0.10	2/5/2009	200%	0.29%	5	0%
	2008	—	—	—	—	—	—	—	—	—

Robert J. Oakes	2009	98,428	1,000,000	0.10	0.10	2/5/2009	200%	0.29%	5	0%
	2008	—	—	—	—	—	—	—	—	—

(7)	All other compensation paid to our named executive officers in the fiscal year ended December 31, 2009 consisted of the following:

	Payments for	Company Paid		Company
	Personal Use of	Health, Life and		Matching of
	Auto and	Disabilitly		Employee 401(k)
Name	Equipment ($) (a)	Insurance ($) (b)	Severance ($) (c)	Contributions (d)	Total ($)

Alvin H. Clemens	3,960	5,648	—	—	9,608

Charles Eissa	3,731	7,456	180,527	505	192,219

Anthony R. Verdi	8,760	1,921	—	2,092	12,773

Robert J. Oakes	—	21,123	—	2,500	23,623

Ivan M. Spinner	—	18,828	299,026	—	317,854

	(a)	Payments for personal use of auto and equipment represent the taxable portion of monthly auto allowances and company payments for cell phones and other equipment for the portion of our named executive officers’ personal use of automobiles, cell phones and other equipment. The portion of the $12,000 pertaining to business travel was considered a reimbursement for business expenses and excluded from compensation.

	(b)	Company-paid health, life and disability insurance represents the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. We pay 100% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

	(c)	Severance represents payments to Messrs. Eissa and Spinner for salary, auto and equipment allowances paid subsequent to their termination.

	(d)	The Company implemented a 401(k) plan on January 1, 2007 and implemented an elective contribution to the Plan of 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for the above named Executive Officers.

(8)	Messrs. Verdi and Oakes each received a one time bonus in 2009.

Outstanding Equity Awards at Fiscal Year-End
          The following table sets forth information for the outstanding equity awards held by our named executive officers for the year ended December 31, 2009. The information below pertains to stock options, which were granted under our 2008 Equity Compensation Plan (which includes prior grants under our 2005 Incentive Stock Plan and our 2006 Omnibus Equity Compensation Plan), and restricted stock grants, which were granted in accordance with the terms of our 2006 Omnibus Equity Compensation Plan. On October 29, 2009, the Co-Investment Fund II, L.P. acquired 6,108,997 shares of our common stock and as a result of this purchase, Co-Investment Fund II, L.P. now holds voting securities of the Company providing it with the right to cast approximately 53% of the votes on matters presented for a vote by our stockholders, which constituted a change of control as defined in our 2008 Equity Compensation Plan. As a result of the change in control, all outstanding unvested options became vested and restrictions on restricted stock grants were lifted effective October 29, 2009. There were no unvested stock or equity incentive plan awards held by our named executive officers as of December 31, 2009.

		Option Awards
			Equity
			Incentive
			Plan Awards :
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Alvin H. Clemens	550,000	—		1.01	4/1/2018
	300,000	—	—	1.00	11/22/2015

Charles Eissa	416,648	—	—	2.50	11/9/2015

Anthony R. Verdi	650,000	—	—	0.10	2/4/2014
	350,000	—	—	1.00	11/09/2015

Robert J. Oakes	1,000,000	—	—	0.10	2/4/2014

Ivan M. Spinner	—	—	—	—	—

Employment, Severance and Other Agreements
     Alvin H. Clemens and Ivan M. Spinner
          On November 27, 2007 we entered into amended and restated employment agreements with each of Alvin H. Clemens and Ivan M. Spinner. The employment agreements replaced and superseded the executives’ existing employment agreements. On March 28, 2008, Mr. Spinners’ employment as our Executive Vice President was terminated without cause. In accordance with Mr. Spinner’s amended and restated employment agreement Mr. Spinner continued to receive his salary and benefits for a period of 20 months after his termination.
          On March 31, 2008, in connection with our March 31, 2008 private placement and Mr. Clemens’ resignation as our Chief Executive Officer and appointment as Co-Chairman of our Board of Directors, Mr. Clemens’ amended and restated employment agreement was terminated effective upon his resignation on April 1, 2008. In consideration of Mr. Clemens’ resignation as Chief Executive Officer and the termination of his existing Amended and Restated Employment Agreement, Mr. Clemens received incentive stock options to purchase 550,000 shares of our common stock. These options have a term of ten years and have an exercise per share equal to $1.01. The Company and Mr. Clemens had attempted to negotiate a new employment agreement governing the terms of Mr. Clemens’ position as Co-Chairman of the Board, which would provide Mr. Clemens with a one year term and a salary of $300,000 effective as of the date of Mr. Clemens’ resignation. The Company continued to pay Mr. Clemens a salary at an annualized rate of $300,000, together with employee benefits through March 31, 2009. Mr. Clemens employment, salary and benefits ceased on March 31, 2009. Mr. Clemens resigned from the Board effective November 24, 2009.
     Charles A. Eissa
          Mr. Eissa served as our President and Chief Operating Officer through March 27, 2009. Pursuant to his employment agreement, his annual base salary was $214,200 per year through April, 1, 2006, was then increased to $250,000 through March 19, 2007, and then increased to $300,000 through March 31, 2008. In connection with our March 2008 private placement, Mr. Eissa’s employment agreement was amended, effective March 31, 2008, in order to revise Mr. Eissa’s annual base salary to $250,000 and to amend the term of his employment agreement to one year commencing on March 31, 2008. On February 2, 2009, Mr. Eissa’s employment agreement was amended to amend the term of his employment agreement to a term of 13 months commencing on March 31, 2008 and ending on April 30, 2009.
          On March 27, 2009, we agreed to a Separation of Employment and General Release Agreement with Mr. Eissa, whereby we and Mr. Eissa mutually agreed that Mr. Eissa’s employment terminated effective March 27, 2009, which refer to as the separation date. Under the terms of this agreement, we have agreed to continue to pay Mr. Eissa his current base salary for a period of fourteen (14) months after the separation date, less applicable tax withholding, which amount will be paid in equal installments in accordance with our normal payroll practices. We have also agreed to provide Mr. Eissa with continued medical, dental and vision coverage at the level in effect as of the separation date until the end of the twelve (12)-month period following the separation date. We also agreed to vest, effective as of March 27, 2009, all remaining restricted common stock granted to Mr. Eissa on February 15, 2007, subject to the payment in cash of any withholding taxes to us. These shares of restricted stock, by their original terms, would have vested between March 15, 2009 and February 15, 2010. Any unvested stock option grants held by Mr. Eissa as of the separation date were forfeited.
     Anthony R. Verdi
          Pursuant to an amended and restated employment agreement Mr. Verdi serves as our Chief Financial Officer and Chief Operating Officer. Pursuant to his amended and restated employment agreement, his annual base salary was $225,000 per year through April, 1, 2006, was then increased to $250,000 through March 31, 2009 and, if not terminated, will automatically renew for one year periods. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.
          In connection with the March 31, 2008 private placement, Mr. Verdi’s employment agreement was amended effective March 31, 2008 to revise Mr. Verdi’s annual base salary to $225,000 and to amend the term of his employment agreement to a one year term commencing March 31, 2008.
          In the event of Mr. Verdi’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 18 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of 1 month, less all applicable taxes.
     Robert J. Oakes
          Pursuant to a written employment agreement with InsPro Technologies, LLC, Mr. Oakes serves as InsPro Technologies, LLC’s President and Chief Executive Officer. Pursuant to his employment agreement, his annual base salary is $250,000 per year through October 1, 2010. He is entitled to receive such bonus compensation as may be determined by the Compensation Committee of the board of directors and such fringe benefits as are available to other executives of Health Benefits Direct Corporation. Mr. Oakes employment agreement shall be automatically extended for an additional one year term on October 1, 2010 and annually thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.
          In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.
          Pursuant to Mr. Oakes employment agreement, he is subject to a non competition and non-solicitation provision for a period of three years after October 1, 2007 or a period of one year following his termination, whichever is shorter.
Compensation of Directors
          The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2009. There were no non-equity incentive plan compensation or nonqualified deferred compensation earnings to any of our directors for the year ended December 31, 2009. Directors who are employees receive no additional or special compensation for serving as directors. All director compensation for Messrs. Clemens, Oakes and Verdi is included in the Summary Compensation Table.

	Fees Earned
	or		Option
	Paid in Cash	Stock Awards	Awards	Total
Name	($) (1)	($) (2)	($)	($)

Donald Caldwell	24,500	5,700	—	30,200

John Harrison	10,500	750	—	11,250

Warren V. Musser	7,000	500	—	7,500

Sanford Rich	11,000	500	—	11,500

L.J. Rowell	11,500	750	—	12,250

Paul Soltoff	7,500	500	—	8,000

Frederick Tecce	26,000	500	—	26,500

Edmond Walters	7,000	500	—	7,500

(1)	Represents board and committee meeting and retainer fees paid to our directors under our Non-Employee Director Compensation Plan.

(2)	Represents the aggregate grant-date fair value of stock awards to our directors under our Non Employee Director Compensation Plan for the most recently completed fiscal year pertaining to directors, which is detailed by director in the following tables, was based on the closing price per share value of our common stock on the OTCBB on the date of the grant.

	Date of	Number of Shares of
	Stock	Common Stock		Aggregate Value
	Grant	Granted	Value Per Share	of Stock Granted
Donald Caldwell	12/21/2009	114,010	$0.05	$5,700

John Harrison	12/21/2009	15,000	0.05	750

Warren V. Musser	12/21/2009	10,000	0.05	500

Sanford Rich	12/21/2009	10,000	0.05	500

L.J. Rowell	12/21/2009	15,000	0.05	750

Paul Soltoff	12/21/2009	10,000	0.05	500

Frederick C. Tecce	12/21/2009	10,000	0.05	500

Edmond Walters	12/21/2009	10,000	0.05	500

          The following table sets forth information concerning the aggregate number of options available for non-employee directors as of December 31, 2009.

Aggregate Number of
Options Available as of
December 31, 2009
Donald Caldwell	—

John Harrison	250,000

Warren V. Musser	675,000

Sanford Rich	200,000

L.J. Rowell	200,000

Paul Soltoff	150,000

Frederick C. Tecce	—

Edmond Walters	—
Director Compensation Plan
          Directors who are employees receive no additional or special compensation for serving as directors. Non employee directors receive the following compensation under the terms of our Non Employee Director Compensation Plan:
•	Each non employee director will receive the following cash compensation:
•	$5,000 annual retainer for each director

•	$2,000 annual retainer for the Audit Committee Chairperson

•	$1,000 annual retainer for the Compensation Committee Chairperson

•	$1,000 annual retainer for the Nominating and Governance Committee Chairperson

•	$1,000 meeting fee for each board meeting attending in person or via teleconference

•	$500 meeting fee for each committee meeting attending in person or via teleconference.
•	Each non employee director will receive the following equity compensation:
•	Upon election to our board of a directors, a newly elected director will receive a grant of restricted shares of common stock under our 2008 Equity Compensation Plan with an aggregate fair market value of $100,000, as determined by the closing market price of one share of our common stock on the date of the directors election to the board of directors, which shall vest in the following increments: (i) one-third on the date of the director’s election to the board of directors; (ii) one-third on the date of the first anniversary of the director’s election to the board of directors; (iii) one-third on the date of the second anniversary of the director’s election to the board of directors.

•	On a date specified by the Compensation Committee of the board, each director who serves as a director on that specified date will receive an annual grant of 10,000 fully vested shares of common stock granted under the 2008 Equity Compensation Plan.

•	On a date specified by the Compensation Committee of the board, each director who serves as a chairperson of a committee of the board of directors on that specified date will receive an annual grant of 5,000 fully vested shares of common stock granted under the 2008 Equity Compensation Plan.
          We also purchase directors and officers liability insurance for the benefit of our directors and officers as a group. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees. No fees are payable to directors for attendance at specially called meetings of the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table shows information known by us with respect to the beneficial ownership of our common stock and preferred stock as of January 1, 2010, for each of the following persons:
•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our shares.
          The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of January 1, 2010 through the exercise of any warrant, stock option or other right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options and warrants that are exercisable within 60 days of January 1, 2010 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws, where applicable, the persons named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The following table is based on 41,543,655 shares of common stock and 1,000,000 shares of Series A preferred stock outstanding as of January 1, 2010. Unless otherwise indicated, the address of all individuals and entities listed below is Health Benefits Direct Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

				Percent of
	Number of Shares			Shares
	Beneficially			Beneficially
Name of Beneficial Owner	Owned		Title of Class	Owned
Directors and Executive Officers:

Donald R. Caldwell	73,754,261	(2)	Common Stock	71.9%
	1,000,000	(3)	Series A Preferred Stock	100%
Warren V. Musser	1,145,000	(4)	Common Stock	2.7%
Robert J. Oakes	1,398,899	(5)	Common Stock	3.3%
John Harrison	481,750	(6)	Common Stock	1.2%
L.J. Rowell	415,600	(7)	Common Stock	1.0%
Paul Soltoff	355,000	(8)	Common Stock	*
Sanford Rich	305,000	(8)(9)	Common Stock	*
Frederick C. Tecce	73,870,251	(10)	Common Stock	72.0%
	1,000,000	(3)	Series A Preferred Stock	100%
Anthony R. Verdi	1,085,000	(11)	Common Stock	2.6%
Edmond Walters	171,633		Common Stock	*
All directors and executive officers as a group (10 persons)	78,362,143	(2)(4)(5)(6) (7)(8)(9) (10)(11)	Common Stock	93.0%
	1,000,000	(3)	Series A Preferred Stock	100%

				Percent of
	Number of Shares			Shares
	Beneficially			Beneficially
Name of Beneficial Owner	Owned		Title of Class	Owned
Holders of More than Five Percent of Our Common Stock:

Alvin H. Clemens	5,472,457	(1)	Common Stock	12.4%
The Co-Investment Fund II, L. P	73,754,261	(12)	Common Stock	71.8%
	1,000,000	(3)	Series A Preferred Stock	100%
Cumberland Associates LLC	3,339,113	(13)	Common Stock	7.8%

*	Less than 1%

(1)	Includes 1,000,000 shares held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Mr. Clemens disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 100,000 shares held by Mr. Clemens’s minor children. Also includes 850,000 shares underlying options and 1,193,377 shares underlying warrants, all of which are exercisable within 60 days of January 1, 2010. Also includes 500,000 shares underlying warrants held by the Clemens-Beaver Creek Limited Partnership which are exercisable within 60 days of January 1, 2010.

(2)	Includes 12,646,874 shares and 40,993,377 shares underlying warrants that are exercisable within 60 days of January 1, 2010 and 20,000,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of January 1, 2010, which are beneficially owned by Co-Investment Fund, designee of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is also a stockholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of Co-Investment Fund. Mr. Caldwell disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(3)	Represents securities owned by Co-Investment Fund, the designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce is the managing director and of which Donald R. Caldwell is managing partner. Mr. Caldwell is also a stockholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of Co-Investment Fund. Mr. Tecce and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(4)	Includes 440,000 shares underlying warrants and 675,000 shares underlying options, all of which are exercisable within 60 days of January 1, 2010.

(5)	Includes 1,000,000 shares underlying options, which are exercisable within 60 days of January 1, 2010.

(6)	Includes 250,000 shares underlying options and 86,750 shares underlying warrants, all of which are exercisable within 60 days of January 1, 2010.

(7)	Includes 200,000 shares underlying options that are exercisable within 60 days of January 1, 2010.

(8)	Includes 150,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of January 1, 2010.

(9)	Includes 25,000 shares underlying warrants that are exercisable within 60 days of January 1, 2010.

(10)	Includes 50,000 shares underlying warrants that are exercisable within 60 days of January 1, 2010. Also includes 12,646,874 shares and 40,043,377 shares underlying warrants that are exercisable within 60 days of January 1, 2010 and 20,000,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of January 1, 2010, which are beneficially owned by Co-Investment Fund, designee of Cross Atlantic Capital Partners, Inc. Mr. Tecce is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Tecce disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(11)	Includes 1,000,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of January 1, 2010.

(12)	Includes 40,993,377 shares underlying warrants that are exercisable within 60 days of January 1, 2010 and 20,000,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of January 1, 2010. Excludes 1,000,000 shares of Series A Convertible Preferred Stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock.

(13)	Includes 1,522,352 shares underlying warrants that are exercisable within 60 days of January 1, 2010.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
          From the beginning of our last fiscal year until the date of this prospectus, there has been no transaction, nor is there any transaction currently proposed, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the compensation and compensation arrangements (including with respect to equity compensation and board compensation) described below.
          We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
•	On March 31, 2008, we completed a private placement of an aggregate of 6,250,000 shares of our common stock and warrants exercisable for 5,000,000 shares of our common stock. We sold 6,250,000 investment units in the private placement, each investment unit consisting of one share of our common stock and a warrant to purchase one share of common stock for an aggregate purchase price of $5 million. In connection with this private placement:
•	The Co-Investment Fund II, L.P., designee of Cross Atlantic Capital Partners, Inc., purchased 5,000,000 investment units for a purchase price of $4 million. Mr. Tecce, who is one of our directors, is a managing partner of Cross Atlantic Partners, Inc. Mr. Caldwell, who is also one of our directors, is a stockholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P.

•	Cumberland Associates LLC, a holder of more than 5% of our shares of common stock, purchased 1,250,000 investment units in the private placement for a purchase price of $1 million.
•	On January 15, 2009, we completed a private placement with The Co-Investment Fund II, L.P., for an aggregate of 1,000,000 shares of our Series A preferred stock and warrants to purchase 1,000,000 shares of our Series A preferred stock.
•	The preferred stock is entitled to vote as a single class with the holders of our common stock, with each share of preferred stock having the right to 20 votes. Upon the liquidation, sale or merger of Health Benefits Direct Corporation, each share of preferred stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the preferred stock original issue price, subject to certain customary adjustments, or (B) the amount such share of preferred stock would receive if it participated pari passu with the holders of common stock on an as-converted basis. Each share of preferred stock is convertible into 20 shares of common stock, subject to adjustment and solely at the option of the holder of the preferred stock. For so long as any shares of preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares preferred stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the preferred stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the preferred stock. In addition to the voting rights described above, for so long as 1,000,000 shares of preferred stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to effect or validate any merger, sale of substantially all of the assets of Health Benefits

Direct or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to two and a half (2.5) times the preferred stock original issue price.
•	The warrants provide that the holder thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a call event (as described below) and (ii) January 14, 2014, to acquire up to a total of 20,000,000 shares of our common stock upon the payment of $0.20 per share. We also have the right, at any point after which the volume weighted average trading price per share of our common stock for a minimum of 20 consecutive trading days is equal to at least eight times the exercise price per share, provided that certain other conditions have been satisfied, to call the outstanding warrants, in which case such warrants will expire if not exercised within ten business days thereafter. The warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share of common stock during the first two years following the date of issuance of the warrants, subject to customary exceptions.
•	On December 22, 2009, we, and certain of our subsidiaries, entered into a Loan Agreement and $1,125,000 Secured Promissory Note with The Co-Investment Fund II, L.P., pursuant to which The Co-Investment Fund II, L.P. extended the principal sum of $1,250,000 to us and our subsidiaries. All principal and accrued interest, which accrues at an annual rate of 8%, is due and payable on December 22, 2010. The Secured Promissory Note is secured by a perfected first priority security interest in substantially all of our and our subsidiaries’ assets.
PLAN OF DISTRIBUTION
          On or about January 27, 2010, we will distribute the rights, rights certificates, and copies of this prospectus to individuals who owned shares of common stock on January 1, 2010. If you wish to exercise your rights and purchase Units, you should complete the rights certificate and return it with payment for the shares, to us at the following address:
Health Benefits Direct Corporation
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
Attn: Francis L. Gillan III
          See further the section of this prospectus entitled “The Rights Offering.” If you have any questions, you should contact Francis L. Gillan III, at (484)654-2200 or by electronic mail at rightsoffering@HBDC.com.
          We do not know of any existing agreements between any stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock underlying the rights.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
          The following is a general discussion of certain United States federal income tax consequences to U.S. holders, as defined below, of the receipt, ownership and exercise of the subscription rights distributed in the subscription rights offering. This discussion is based on the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is not binding on the Internal Revenue Service, the IRS or the courts. Accordingly, no assurance can be given that the tax consequences described herein will not be challenged by the IRS or that such a challenge would not be sustained by a court. No ruling has been sought from the IRS, and no opinion of counsel has been rendered, as to the federal income tax consequences set forth in this discussion.
          This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their common stock pursuant to which the subscription rights in this rights offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for United States federal income tax purposes, U.S. expatriates, persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion also does not address any aspect of state, local or foreign income or other tax laws. This discussion is limited to U.S. holders which hold our shares as capital assets. For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.
If a partnership (including any entity treated as a partnership for United States federal income tax purposes) receives the subscription rights or holds shares of common stock or warrants received upon exercise of the subscription rights or the oversubscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of common stock and warrants received upon exercise of the subscription rights or, if applicable, upon exercise of the oversubscription privilege.
          YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF YOUR RECEIPT, OWNERSHIP AND EXERCISE OF THE RIGHTS, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.
Subscription Rights
          Each subscription right entitles eligible shareholder the right to purchase for $1,000 one Unit, consisting of 250 shares of our Series A convertible preferred stock and a five-year warrant to purchase 5,000 additional shares of our common stock at an exercise price of $0.20 per share. Generally, the distribution of stock by a corporation to its shareholders with respect their stock is not taxable to such shareholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the shareholders of the distributing corporation as described below.
          Many of the exceptions to the general rule of Section 305(a) set forth in Section 305(b) involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b)(5). Treasury regulations define preferred stock not for its preferred rights and privileges, but its inability to participate in corporate growth. We believe that the Series A convertible preferred stock is not preferred stock for tax purposes based on certain features of the preferred stock, including its right to participate in dividends on an as converted basis and the right to a distribution in a liquidation or other capital event on an as converted basis if such distribution would be greater than the liquidation preference right associated with the Series A convertible preferred stock. Accordingly, we believe that none of the Section 305(b) exceptions that apply to preferred stock for tax purposes should be apply to the rights offering and that the rights offering should be evaluated for Section 305 purposes as if we have only one outstanding class of stock.
          Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (a) the receipt of property, including cash, by some shareholders, and (b) an increase in the proportionate interest of other shareholders in the assets or earnings and profits of the distributing corporation. For this purpose, the term “property” means money, securities, and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. A “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some shareholders and an increase in the proportionate interests of other shareholders. It is not necessary for a distribution of stock to be considered as one of a series of distributions that such distribution be pursuant to a plan to distribute cash and property to some shareholders and to increase the proportionate interests of the other shareholders, rather it is sufficient if there is a distribution (or a deemed distribution) having such effect. In addition, there is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some shareholders receive cash and property and other shareholders’ proportionate interests increase. Under the applicable Treasury Regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some shareholders and an increase in the proportionate interest of other shareholders, unless the receipt of cash or property by some shareholders and the distribution or series of distributions are made pursuant to a plan.
          We believe that the distribution of rights in the rights offering does not constitute an increase in the proportionate interest of some shareholders in the assets or earnings and profits of Health Benefits Direct Corporation for the purpose of Section 305(b)(2) because all of our stockholders will receive rights in the rights offering based upon their respective ownership our common stock (or in the case of Co-Investment Fund, in its capacity as the only holder of our warrants and Series A convertible preferred stock, based on the common stock into which these securities may be converted). Accordingly, we do not believe that the rights offering should constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. Although Co-Investment Fund has notified the Company that it does not intend to initially exercise any of the subscription rights in the offering, but may do so if other stockholders subscribe for less than $3 million in Units, Co-Investment Fund is not legally required to so withhold its subscription and, therefore, we believe that Co-Investment Fund should be treated as having received rights in the rights offering for the purpose of Section 305 of the Code. However, there can be no assurances that our application of Section 305 to the rights offerings is accurate. In the unlikely event the IRS successfully asserts that your receipt of subscription rights is currently taxable pursuant to Section 305(b) of the Code, the discussion under the heading “Alternative Treatment of Subscription Rights” describes the tax consequences that will result from such a determination.
Receipt of the Subscription Rights
          You should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription right in the rights offering. However, there can be no assurance of this result. Unless otherwise noted, the remainder of the discussion under this heading “Subscription Rights” assumes that the distribution of the subscription rights in the rights offering will not result in a “disproportionate distribution” or will otherwise be taxable pursuant to Section 305(b) of the Code.
Tax Basis and Holding Period of the Subscription Rights
          Your tax basis of the subscription rights for United States federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of stock on the date you receive the subscription rights. The tax basis of the subscription rights received by you in the subscription rights offering will be zero unless either (1) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the shares with respect to which they are received or (2) you elect to allocate part of the tax basis of such shares to the subscription rights. If either (1) or (2) is true, then, if you exercise the subscription rights, your tax basis in your shares will be allocated between the subscription rights and the shares with respect to which the subscription rights were received in proportion to their respective fair market values on the date the subscription rights are distributed.
          In addition, any tax basis allocated to the subscription rights must be apportioned between the right to receive shares of preferred stock, or Preferred Stock Rights, and the right to receive warrants, or Warrant Rights, in proportion to their respective fair market values on the date you receive the subscription rights.
          We have not obtained an independent appraisal of the valuation of the subscription rights and, therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares with respect to which the subscription rights are received.

          Your holding period for the subscription rights will include your holding period for the shares with respect to which the subscription rights were received.
          Expiration of the Subscription Rights
          If you allow subscription rights received in the subscription rights offering to expire, you should not recognize any gain or loss. If you have tax basis in the subscription rights, the tax basis of the shares owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the subscription rights in the subscription rights offering.
Alternative Treatment of Subscription Rights
          Receipt. If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate” distribution or is otherwise taxable pursuant to Section 305(b), each holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your common stock is more than one year as of the date of distribution, and otherwise short-term). Under current law for taxable years beginning prior to January 1, 2011, so long as certain holding period requirements are satisfied, the maximum federal income tax rate on most dividends received by individuals is generally 15%. Your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the rights would begin upon receipt.
          Expiration. Assuming the receipt of subscription rights in the rights offering is a taxable event, if your subscription rights lapse without being exercised, you will recognize a capital loss equal to your tax basis in such expired subscription rights. The deductibility of capital losses is subject to limitations.
Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares
          You should not recognize any gain or loss upon the exercise of the subscription rights received in the subscription rights offering by purchasing Unit(s) for $1,000 per Unit. The tax basis of the shares and warrants acquired through exercise of the subscription rights should equal the sum of (i) the subscription price and (ii) your tax basis, if any, in the subscription rights as described above. The tax basis of the preferred stock acquired generally will be the sum of (i) that portion of the subscription price allocable to the preferred stock, plus (ii) the portion, if any of the tax basis of the subscription rights allocable to the Preferred Stock Rights. The tax basis of the warrants acquired generally will be the sum of (i) that portion of the subscription price allocable to the warrants, plus (ii) the portion, if any of the tax basis of the subscription rights allocable to the Warrant Rights.
          The holding period for the shares and warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

EXPERTS
          Our consolidated financial statements as of and for the years ended December 31, 2008 and 2007 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Sherb & Co., LLP, independent registered public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Sherb & Co., LLP as experts in auditing and accounting.
TRANSFER AGENT AND REGISTRAR
          The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, whose address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, and whose phone number is (702) 361-3033.
LEGAL MATTERS
          The validity of the securities being offered by this prospectus have been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the Commission a registration statement on Form S-1, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to offers and resales of shares of our common stock by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.
          You can read the registration statement and our other filings with the Commission, over the Internet at the Commission’s website at http://www.sec.gov. You also may read and copy any document that we file with the Commission at its public reference room at Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549.
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FINANCIAL STATEMENTS

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States and include those policies and procedures that:
•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States;

•	Provide reasonable assurance that our receipts and expenditures are being made only in accordance with authorization of our management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.
Because of its inherent limitations, such as resource constraints, human error, lack of knowledge or awareness and the possibility of intentional circumvention of these controls, internal control over financial reporting may not prevent or detect misstatements. Furthermore, the design of any control system is based, in part, upon assumptions about the likelihood of future events, which assumptions may ultimately prove to be incorrect. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.
Our management assessed the effectiveness of its internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on its assessment, management has concluded that the Company’s internal control over financial reporting was effective as of December 31, 2008.
This Annual Report on Form 10-K does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Annual Report on Form 10-K.

/s/ Anthony R. Verdi
Anthony R. Verdi
Chief Financial Officer and Chief Operating Officer (Principal Executive Officer and Principal Financial Officer)

March 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Health Benefits Direct Corporation and Subsidiaries
Radnor, Pennsylvania
We have audited the accompanying consolidated balance sheets of Health Benefits Direct Corporation and Subsidiaries as of December 31, 2008 and December 31, 2007, the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2008 and December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Benefits Direct Corporation and Subsidiaries as of December 31, 2008 and December 31, 2007, and the results of their operations and their cash flows for the years ended December 31, 2008 and December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP

Certified Public Accountants
Boca Raton, Florida
March 26, 2009

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash	$1,842,419	$5,787,585
Accounts receivable, less allowance for doubtful accounts $0 and $0	461,875	540,643
State tax receivable	31,290	—
Prepaid expenses	126,804	116,326
Other current assets	8,461	22,285

Total current assets	2,470,849	6,466,839

Restricted cash	1,150,000	1,150,000
Property and equipment, net of accumulated depreciation $267,384 and $206,132	729,881	525,454
Intangibles, net of accumulated amortization $1,021,187 and $454,109	1,911,461	2,625,084
Other assets	110,608	114,830

Total assets	$6,372,799	$10,882,207

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$733,128	$436,964
Accrued expenses	697,256	1,406,640
Current portion of capital lease obligations	89,297	14,707
Due to related parties	4,315	28,500
Deferred revenue	457,500	209,125
Income tax payable	—	157,288
Liabilities of discontinued operations	2,238,315	4,084,239

Total current liabilities	4,219,811	6,337,463

LONG TERM LIABILITIES:
Capital lease obligations	209,511	44,241

Total long term liabilities	209,511	44,241

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.001 par value; 90,000,000 shares authorized; 41,279,645 and 34,951,384 shares issued and outstanding	41,279	34,951
Additional paid-in capital	43,281,139	36,868,409
Accumulated deficit	(41,378,941)	(32,402,857)

Deferred compensation	—	—

Total shareholders’ equity	1,943,477	4,500,503

Total liabilities and shareholders’ equity	$6,372,799	$10,882,207

See accompanying notes to consolidated financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2008	2007
Revenues	$5,675,689	$1,141,028

Operating expenses:
Salaries, commission and related taxes	7,042,192	4,976,961
Lead, advertising and other marketing	32,497	11,052
Depreciation and amortization	1,017,532	327,138
Rent, utilities, telephone and communications	648,208	339,909
Professional fees	2,407,073	1,517,663
Other general and administrative	1,436,250	689,171

	12,583,752	7,861,894

Loss from operations	(6,908,063)	(6,720,866)

Loss from discontinued operations	(2,102,127)	(7,734,767)

Other income (expense):
Interest income	73,913	350,707
Interest expense	(39,807)	(31,673)

Total other income (expense)	34,106	319,034

Net loss	$(8,976,084)	$(14,136,599)

Net loss per common share (basic and diluted):
Loss from operations	$(0.17)	$(0.19)
Loss from discontinued operations	(0.05)	(0.23)

Net loss	$(0.23)	$(0.43)

Weighted average common shares outstanding — basic and diluted	39,734,505	33,006,127

See accompanying notes to unaudited consolidated financial statements.

     HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock, $.001
	Par Value
			Additional		Total
	Number of		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance — December 31, 2006	28,586,471	$28,586	$22,668,453	$(18,266,258)	$4,430,781
Common stock issued in private placement	5,000,000	5,000	10,349,760	—	10,354,760
Common stock issued in SCA purchase	739,913	740	1,649,266		1,650,006
Common stock issued to directors as compensation	75,000	75	161,175	—	161,250
Modification of employee stock options	—	—	212,426	—	212,426
Issuance of restricted stock to employees	250,000	250	(250)	—	—
Common stock issued upon exercise of warrants	300,000	300	449,700	—	450,000
Issuance of stock options	—	—	—	—	—
Amortization of deferred compensation	—	—	1,377,879	—	1,377,879
Net loss for the period	—	—	—	(14,136,599)	(14,136,599)
Balance — December 31, 2007	34,951,384	34,951	36,868,409	(32,402,857)	4,500,503
Common stock issued in private placement	6,250,000	6,250	4,923,512	—	4,929,762
Common stock issued to directors as compensation	174,010	174	167,814	—	167,988
Return of restricted stock from employees in payment of withholding tax	(20,749)	(21)	(27,368)	—	(27,389)
Forfeiture of restricted stock	(75,000)	(75)	75	—	—
Amortization of deferred compensation	—	—	1,348,697	—	1,348,697
Net loss for the period	—	—	—	(8,976,084)	(8,976,084)

Balance — December 31, 2008	41,279,645	$41,279	$43,281,139	$(41,378,941)	$1,943,477

     See accompanying notes to audited consolidated financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2008	2007
Cash Flows From Operating Activities:
Net loss	$(8,976,084)	$(14,136,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	751,256	2,286,767
Stock-based compensation and consulting	1,516,686	1,772,031
Loss on impairment of property and equipment	88,922	—
Loss on impairment of intangible assets	380,711	—
Loss on the disposal of property and equipment	46,479	—
Provision for bad debt	46,748	(20,317)
Changes in assets and liabilities:
Accounts receivable	32,020	2,158,995
State tax receivable	(31,290)	(578,372)
Deferred compensation advances	—	213,252
Prepaid expenses	(10,477)	(116,441)
Other current assets	13,824	(8,269)
Other assets	4,222	(55,943)
Accounts payable	296,165	379,100
Accrued expenses	(734,392)	(1,044,943)
Due to related parties	(24,185)	(67,751)
Unearned commission advances	—	1,162,512
Deferred revenue	248,375	51,837
Income tax payable	(157,288)	37,288
Liabilities of discontinued operations	(1,845,924)	2,465,969

Net cash used in operating activities	(8,354,232)	(5,500,884)

Cash Flows From Investing Activities:
Purchase of property and equipment	(533,661)	(555,787)
Proceeds from the sale of property and equipment	64,950	—
Purchase of intangible assets and capitalization of software development	(291,847)	(1,331,233)

Net cash used in investing activities	(760,558)	(1,887,020)

Cash Flows From Financing Activities:
Capital leases obligations assumed	—	19,081
Gross proceeds from capital leases	282,271	41,875
Payments on capital leases	(42,409)	(2,008)
Gross proceeds from sales of common stock	5,000,000	11,250,000
Gross proceeds from exercise of warrants	—	450,000
Placement and other fees paid in connection with offering	(70,238)	(895,240)

Net cash provided by financing activities	5,169,624	10,863,708

Net increase (decrease) in cash	(3,945,166)	3,475,804

Cash — beginning of the year	5,787,585	2,311,781

Cash — end of the year	$1,842,419	$5,787,585

Supplemental Disclosures of Cash Flow Information
Cash payments for income taxes	$188,578	$—

Non cash investing and financing activities:
Common stock issued for the purchase of SCA	$—	$1,650,006

See accompanying notes to unaudited consolidated financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization
Health Benefits Direct Corporation (the “Company”, “we”, “us” or “our”) was incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., (“Darwin-NV”). On November 22, 2005, Darwin-NV merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation (“Darwin-DE”), solely for the purpose of changing the Company’s state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin-DE, was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation (“HBDC”), and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following the merger, Darwin-DE changed its name to Health Benefits Direct Corporation.
HBDC was formed in January 2004 for the purpose of acquiring, owning and operating businesses engaged in direct marketing and distribution of health and life insurance products, primarily utilizing the Internet. On September 9, 2005, HBDC acquired three affiliated Internet health insurance marketing companies, namely Platinum Partners, LLC, a Florida limited liability company, Health Benefits Direct II, LLC, a Florida limited liability company, and Health Benefits Direct III, LLC, a Florida limited liability company. HBDC issued 7,500,000 shares of its common stock and a warrant to purchase 50,000 shares of its common stock, in the aggregate, in exchange for 100% of the limited liability company interests of these companies.
The acquisition of HBDC by the Company was accounted for as a reverse merger because, on a post-merger basis, the former HBDC shareholders held a majority of the outstanding common stock of the Company on a voting and fully diluted basis. As a result, HBDC was deemed to be the acquirer for accounting purposes. Accordingly, the consolidated financial statements presented for the period ended December 31, 2005, are those of HBDC for all periods prior to the acquisition, and the financial statements of the consolidated companies from the acquisition date forward. The historical shareholders’ deficit of HBDC prior to the acquisition has been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any differences in the par value of the Company and HBDC’s common stock, with an offset to additional paid-in capital. The restated consolidated retained earnings of the accounting acquirer, HBDC, are carried forward after the acquisition.
During the second quarter of 2009 Atiam Technologies LLC was renamed InsPro Technologies LLC (“InsPro Technologies”). InsPro Technologies is a provider of comprehensive, web-based insurance administration software applications. InsPro Technologies’ flagship software product is InsPro, which was introduced in 2004. InsPro Technologies offers InsPro on a licensed and an ASP (Application Service Provider) basis. InsPro is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro Technologies’ clients include insurance carriers and third party administrators. InsPro Technologies realizes revenue from the sale of software licenses, application service provider fees, software maintenance fees and consulting and implementation services. We acquired InsPro Technologies on October 1, 2007.
Insurint™ is a proprietary, professional-grade, web-based agent portal that aggregates real-time quotes and underwriting information from multiple highly-rated carriers of health and life insurance and related products. We market Insurint using a Software as a Service (SaaS) model instead of software licensing model, which offers easy web-based distribution and pay-as-you-go pricing. We market primarily to insurance agents, agencies, and other organizations selling health insurance products to families and individuals. Unlike existing health insurance quote engines, Insurint also enables an agent to input responses to a set of questions about the health of proposed insureds to place an insurance policy faster and more accurately. In addition, Insurint offers a suite of sales tools that agents can use to increase their overall sales production.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Basis of presentation
The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its subsidiaries. All material inter-company balances and transactions have been eliminated.
These financial statements have been restated to reflect discontinued operations. During the first quarter of 2009 we ceased marketing and selling activities in Telesales and sold the majority of our call center-produced agency business to eHealth Insurance Services, Inc. (“eHealth”). Telesales specialized in the direct marketing of health and life insurance and related products to individuals and families. Telesales receives commission and other fees from the insurance companies on behalf of which it sells insurance products for the sale of such products. See Note 2 - Discontinued Operations.
Use of estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2008 and 2007 include the allowance for doubtful accounts, stock-based compensation, the useful lives of property and equipment and intangible assets, revenue recognition and deferred compensation advances to employees.
Cash and cash equivalents
The Company considers all liquid debt instruments with original matuirities of 3 months or less to be cash equivalents.
Restricted cash
The Company considers all cash and cash equivalents held in restricted accounts pertaining to the Company’s letters of credit as restricted cash.
Accounts receivable
The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2008, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $0.
Accounts receivable from the Company’s largest InsPro Technologies client as measured by receivable balance accounted for 54% and 35% of the Company’s total accounts receivable balance at December 31, 2008 and 2007, respectively.
Fair value of financial instruments
The carrying amounts of financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses and capital leases approximated fair value as of December 31, 2008 and December 31, 2007, because of the relatively short-term maturity of these instruments and their market interest rates.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Property and equipment
Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.
Intangible assets
Intangible assets consist of assets acquired in connection with the acquisition of InsPro Technologies, costs incurred in connection with the development of the Company’s software and the purchase of internet domain names. See Note 3 — InsPro Technologies Acquisition and Note 5 — Intangible Assets.
The Company’s discontinued operations capitalized certain costs valued in connection with developing or obtaining internal use software in accordance with American Institute of Certified Public Accountants Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. These costs, which consist of direct technology labor costs, are capitalized and amortized using the straight-line method over expected useful lives. Costs that the Company has incurred in connection with developing the Company’s websites and purchasing domain names are capitalized and amortized using the straight-line method over an expected useful life.
Under the criteria set forth in SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” capitalization of software development costs begins upon the establishment of technological feasibility of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. Capitalized software development costs are amortized utilizing the straight-line method over the estimated economic life of the software not to exceed three years. We regularly review the carrying value of software development assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable software.
The Company’s InsPro Technologies subsidiary capitalized certain costs valued in connection with developing or obtaining software for external use in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. These costs, which consist of direct technology labor costs, are capitalized subsequent to the establishment of technological feasibility and until the product is available for general release. Both prior and subsequent costs relating to the establishment of technological feasibility are expensed as incurred. Development costs associated with product enhancements that extend the original product’s life or significantly improve the original product’s marketability are also capitalized once technological feasibility has been established. Software development costs are amortized on a straight-line basis over the estimated useful lives of the products not to exceed two years, beginning with the initial release to customers. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining useful life of the capitalized software development costs should be revised or the remaining balance of such assets may not be recoverable. The Company evaluates the recoverability of capitalized software based on the net realizable value of its software products, as defined by the estimated future revenue from the products less the estimated future costs of completing and disposing of the products, compared to the unamortized capitalized costs of the products. As of December 31, 2008, management believes no revisions to the remaining useful life or additional write-downs of capitalized software development costs are required because the net realizable value of its software products exceeds the unamortized capitalized costs. Management’s estimates about future revenue and costs associated with

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
its software products are subject to risks and uncertainties related to, among other things, market and industry conditions, technological changes, and regulatory factors. A change in estimates could result in an impairment charge related to capitalized software costs.
Impairment of long-lived assets
In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.
Income taxes
The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
Loss per common share
In accordance with SFAS No. 128 “Earnings Per Share,” basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company’s common stock equivalents at December 31, 2008 include the following:

Options	4,291,200
Warrants	13,636,686

17,927,886

Revenue recognition
We follow the guidance of the Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.
The Company’s InsPro Technologies subsidiary offers InsPro on a licensed and an application service provider (“ASP”) basis. An InsPro software license entitles the purchaser a perpetual license to a copy of the InsPro software installed at a single client location. Alternatively, ASP hosting service enables a client to lease the InsPro software, paying only for that capacity required to support their business. ASP clients access InsPro installed on InsPro technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro help desk.
Consulting and implementation services are generally associated with the implementation of an InsPro instance for either an ASP or licensed client, and cover such activity as InsPro installation, configuration, modification of InsPro functionality, client insurance plan set-up, client insurance document design and system documentation.
          The Company recognizes revenues in accordance with AICPA Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9 (Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions). Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.
          License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.
The unearned portion of InsPro Technologies’ revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.
Concentrations of credit risk
The Company maintains its cash and restricted cash in bank deposit accounts, which exceed the federally insured limits of $250,000 per account as of December 31, 2008. At December 31, 2008, the Company had approximately $1,209,000 in United States bank deposits, which exceeded federally insured limits. Effective October 3, 2008 through December 31, 2009, federally insured limits have been increased from $100,000 to $250,000 per account. The Company has not experienced any losses in such accounts through December 31, 2008.
During the years ended December 31, 2008 and 2007, approximately 51% and 42% of the Company’s revenue was earned from each of the Company’s largest InsPro clients.
Stock-based compensation
The Company follows the provisions of SFAS No. 123(R), “Share-Based Payment,” under the modified prospective method. SFAS No. 123(R) requires stock based compensation transactions be accounted for using a fair-value-based method. Under the modified prospective method, the Company is required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Non-employee stock based compensation
The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).
Registration rights agreements
The Company has adopted View C of EITF 05-4 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject” to EITF Issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company’s Own Stock” (“EITF 05-4”). Accordingly, the Company classifies as liability instruments the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the Commission within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer’s own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments.
At December 31, 2008, the Company does not believe that it is probable that the Company will incur a penalty in connection with the registration rights agreement, which we entered into on March 31, 2008 in connection with the 2008 private placement. Accordingly, no liability was recorded as of December 31, 2008.
Recent accounting pronouncements
The Company adopted the provisions of FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” on January 1, 2007. The adoption did not result in the recording of a liability for unrecognized tax benefits. The Company or one or more of its subsidiaries files income tax returns in the U.S. federal jurisdiction and various states and local jurisdictions. While the Company’s past tax returns are not currently under examination, generally all past returns are subject to examination by the relevant taxing authorities. The Company has not recorded any liability for uncertain tax positions since management believes the tax return position taken reflects the most likely outcome upon audit and that any audit adjustment would not result in any additional tax liability as a result of the Company’s material tax losses.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company believes that the adoption of SFAS No. 159 will not have a material effect on the Company’s financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
In December 2007 FASB issued FAS 141(R) “Business Combinations” (“FAS 141 (R)”) and FAS 160 “Noncontrolling Interests in Consolidated Financial Statements” (“FAS 160”). These statements are effective for fiscal years, and interim periods within those fiscal years in case of FAS 160, beginning on or after December 15, 2008. Earlier adoption is prohibited. Together these statements revise the accounting rules with respect to accounting for business combinations. Specifically, the objective of FAS 141(R) is to improve the relevance, representational faithfulness and comparability of the information that the reporting entity provides in its financial reports about a business combination and its effects. This statement thus establishes principles and requirements for how the acquirer:
•	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree;

•	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and

•	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.
The objective of FAS 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:
•	The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity.

•	The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income.

•	Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent’s ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this statement requires that they be accounted for similarly, as equity transactions.

•	When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment.

•	Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.
Together these statements are not currently expected to have a significant impact on the Company’s consolidated financial statements. A significant impact may however be realized on any future acquisition(s) by the Company. The amounts of such impact cannot be currently determined and will depend on the nature and terms of such future acquisition(s), if any.
In March 2008, the FASB issued FASB No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” which amends and expands the disclosure requirements of FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities,” with the intent to provide users of financial statements with an enhanced understanding of; how and why an entity sues derivative instruments,

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
how the derivative instruments and the related hedged items are accounted for and how the related hedged items affect an entity’s financial position, performance and cash flows. This statement is effective for financial statements for fiscal years and interim periods beginning after November 15, 2008. Management believes this statement has no impact on the consolidated financial statements of the Company.
In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States. Any effect of applying the provisions of SFAS 162 shall be reported as a change in accounting principle in accordance with SFAS 154, Accounting Changes and Error Corrections. SFAS 162 is effective 60 days following approval by the Securities and Exchange Commission of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. Management does not anticipate that the adoption of SFAS 162 will have a material impact on the Company’s consolidated financial statements.
In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP 03-6-1”), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in earnings allocation in computing earnings per share under the two-class method. The statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 and retrospective application is required for all periods presented. Management believes FSP 03-6-1 has no impact on the consolidated financial statements of the Company.
On September 12, 2008, the FASB issued FSP FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161 (“FSP FAS 133-1 and FIN 45-4”). FSP FAS 133-1 and FIN 45-4 (1) amends Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument; (2) amends FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to require an additional disclosure about the current status of the payment/performance risk of a guarantee and (3) clarifies the FASB’s intent about the effective date of SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“SFAS 161”). FSP FAS 133-1 and FIN 45-4 is effective for reporting periods ending after November 15, 2008. Management believes FSP FAS 133-1 and FIN 45-4 have no impact on the consolidated financial statements of the Company.
In October 2008 the FASB issued FASB Staff Position SFAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP”). This FSP clarifies the application of SFAS No. 157 in an inactive market and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. This FSP was effective October 10, 2008 and must be applied to prior periods for which financial statements have not been issued. The application of this FSP did not have a material impact to our consolidated financial statements.
On December 11, 2008, the FASB issued FSP FAS 140-4 and FASB Interpretation (“FIN”) 46(R)-8, Disclosures about Transfers of Financial Assets and Interests in Variable Interest Entities (“FSP FAS 140-4 and FIN 46(R)-8”). This FSP requires additional disclosures by public entities with continuing involvement in transfers of financial assets to special purpose entities and with variable interests in VIEs. FSP FAS 140-4 and FIN 46(R)-8 was effective for reporting periods ending after December 15, 2008. Management believes FSP FAS 140-4 and FIN 46(R)-8 have no material impact on the consolidated financial statements of the Company.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
On January 12, 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20 (“FSP EITF 99-20-1”). This FSP amends EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, by eliminating the requirement that a holder’s best estimate of cash flows be based upon those that a market participant would use. Instead, FSP EITF 99-20-1 eliminates the use of market participant assumptions and requires the use of management’s judgment in the determination of whether it is probable there has been an adverse change in estimated cash flow. This FSP was effective for reporting periods ending after December 15, 2008. Management believes FSP EITF 99-20-1 has no material impact on the consolidated financial statements of the Company.
Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.
NOTE 2 — DISCONTINUED OPERATIONS
During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non employee ISG agents. During the first quarter of 2009 the Company’s Telesales business eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition.
On February 20, 2009 (the “Closing Date”), the Company entered into and completed the sale of the Company’s Telesales call center produced agency business (the “Agency Business”) to eHealth, an unaffiliated third party, pursuant to the terms of a Client Transition Agreement (the “Agreement”).
Pursuant to the Agreement the Company transferred to eHealth the broker of record status and the right to receive commissions on certain of the in-force individual and family major medial health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. (collectively, the “Specified Carriers”) on which the Company was designated as broker of record as of the Closing Date (collectively, the “Transferred Policies” and each, a “Transferred Policy”). Certain policies and products were excluded from the transaction, including the Company’s agency business generated through its ISG agents, all short term medical products and all business produced through carriers other than the Specified Carriers. In addition, the Agreement also provides for the transfer to eHealth of certain lead information relating to health insurance prospects (the “Lead Database”).
The aggregate initial amount of consideration paid by eHealth to the Company pursuant to the Agreement during the first quarter of 2009 was approximately $1,280,000, which was recognized in 2009. In addition, on the Closing Date, eHealth agreed to assume from the Company certain liabilities relating to historical commission advances on the Transferred Policies made by the Specified Carriers in an aggregate amount of approximately $1,385,000, which was recognized in 2009. In addition, eHealth has agreed to pay to HBDC II, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“HBDC II”) a portion of each commission payment received by eHealth and reported by the Specified Carrier relating to a Transferred Policy for the duration of the policy, provided that eHealth remains broker of record on such Transferred Policy. See Note 12 — Subsequent Events.
Simultaneous with the execution of the Agreement, the Company and eHealth also entered into a Marketing and Referral Agreement, dated as of February 20, 2009 (the “Referral Agreement”). Pursuant to the terms of the Referral Agreement, eHealth agreed to construct one or more websites for the purpose of selling health insurance products (the “Referral Sites”) and to pay to HBDC II a portion of all first year and renewal commissions received by eHealth from policies sold through the Referral Sites that result from

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 2 — DISCONTINUED OPERATIONS (continued)
marketing to prospects using the Lead Database or other leads delivered by the Company to eHealth. The Referral Agreement is scheduled to terminate 18 months following the Closing Date and is terminable by the Company or eHealth upon material breach by the other party.
Concentrations of credit risk
During the years ended December 31, 2008 and 2007, approximately 47% and 53% of the Company’s revenue from discontinued operations was earned from the Company’s largest insurance carrier, respectively. See Note 12 — Subsequent Events.
Revenue Recognition for Discontinued Operations
Our Telesales business generates revenue primarily from the receipt of commissions paid to the Company by insurance companies based upon the insurance policies sold to consumers by the Company. These revenues are in the form of first year, bonus and renewal commissions that vary by company and product. We recognize commission revenue primarily from the sale of health insurance, after we receive notice that the insurance company has received payment of the related premium. First year commission revenues per policy can fluctuate due to changing premiums, commission rates, and types or amount of insurance sold. Insurance premium commission revenues are recognized pro-rata over the terms of the policies. Revenues for renewal commissions are recognized after we receive notice that the insurance company has received payment for a renewal premium. Renewal commission rates are significantly less than first year commission rates and may not be offered by every insurance company or with respect to certain types of products. The unearned portion of premium commissions has been included in the consolidated balance sheet as a liability for unearned commission advances.
The length of time between when we submit a consumer’s application for insurance to an insurance company and when we recognize revenue varies. The type of insurance product, the insurance company’s premium billing and collection process, and the insurance company’s underwriting backlog are the primary factors that impact the length of time between submitted applications and revenue recognition. Any changes in the amount of time between submitted application and revenue recognition, which are influenced by many factors not under our control, create fluctuations in our operating results and could affect our business, operating results and financial condition.
The Company received bonuses based upon individual criteria set by insurance companies, which we recognize when we receive notification from the insurance company of the bonus due to us.
The Company receives fees for the placement and issuance of insurance policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and the Company has no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.
During the first quarter of 2009 the Company recognized a gain upon the execution of the Agreement of $2,664,794, which is the sum of the aggregate initial amount of consideration paid by eHealth to the Company and eHealth’s assumption of certain liabilities relating to historical commission advances on the Transferred Policies.
The Company recognizes as revenue commission payments received from eHealth in connection with the Agreement upon the Company’s notification by eHealth of such amounts.
The Company generated revenue from the sale of leads to third parties. Such revenues are recognized when the Company delivers the leads and bills the purchaser of the leads.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 2 – DISCONTINUED OPERATIONS (continued)
The Company also generates revenue from the sub-lease of our leased New York City office and a portion of our leased Deerfield Beach Florida office, which are both leased under operating leases. The terms of the Company’s sub-lease of our New York City office is under similar terms as our lease. The Company sub-leases portions of our Deerfield Beach office to two unaffiliated parties through January 31, 2010. Sub-lease revenue includes base rent, additional rent representing a portion of occupancy expenses under the terms of the sub-leases and certain technology and facility services provided. We recognize sub-lease revenue when lease rent payments are due in accordance with the sub-lease agreements in accordance with SFAS No. 13 “Accounting for Leases.” Recognition of sub-lease revenue commences when control of the facility has been given to the tenant. We record a provision for losses on accounts receivable equal to the estimated uncollectible amounts. This estimate is based on our historical experience and a review of the current status of the Company’s receivables.
ISG Acquisition
On April 3, 2006, the Company entered into a merger agreement (the “ISG Merger Agreement”) with ISG Merger Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), ISG, and Ivan M. Spinner pursuant to which, among other things, Merger Sub merged with and into ISG (the “ISG Merger”). As consideration for the ISG Merger, the Company made a cash payment of $920,000 and issued 1,000,000 shares of its common stock to Mr. Spinner, the sole shareholder of ISG, in exchange for all of the outstanding stock of ISG. The ISG merger was completed on April 4, 2006.
The Company accounted for the acquisition of ISG using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. The Company’s purchase price for ISG in the aggregate was $5,154,329 and consisted of the following:

Cash payment to seller	$1,135,000
Fair value of common stock issued to seller	3,310,806
Discounted value of future fixed payments of employment agreement	225,212
Fair value of stock option issued to seller	425,381
Estimated direct transaction fees and expenses	57,930

Estimated purchase price	$5,154,329

The following table summarizes the estimated fair values of ISG’s assets acquired and liabilities assumed at the date of acquisition.

Cash	$111,024
Accounts receivable	210,889
Deferred compensation advances	256,775
Prepaid expenses and other assets	957
Property and equipment, net	600
Intangible assets	4,964,330
Accrued expenses	(164,549)
Unearned commission advances	(225,697)

$5,154,329

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 2 – DISCONTINUED OPERATIONS (continued)
Intangible assets acquired from ISG were assigned the following values: value of purchased commission override revenue with an assigned value of $1,411,594 amortized over five years in proportion to expected future value; value of acquired carrier contracts and agent relationships with an assigned value of $2,752,143 amortized over five years in proportion to expected future value; and value of an employment and non-compete agreement acquired with an assigned value of $800,593 amortized straight line over the contractual period, which is a weighted average expected useful life of 3.1 years. Intangible assets acquired from ISG had the following unamortized values as of December 31, 2008: value of purchased commission override revenue of $227,779 and value of acquired carrier contracts and agent relationships of $1,032,294. As a result of Ivan Spinner’s termination of employment the Company has determined the value of an employment and non-compete agreement acquired pertaining to Mr. Spinner impaired as of December 31, 2008 and recorded an impairment charge of $85,078 in depreciation and amortization expense.
See Note 12 – Subsequent Events.
Effective June 30, 2007, the Company executed a software license agreement with InsPro Technologies, which granted the Company a non-exclusive perpetual and irrevocable license to use certain modules of InsPro Technologies’ policy insurance software, InsPro, for internal use in discontinued operations. As of March 31, 2008, we determined that the portion of license fee paid for the commission module, together with capitalized costs incurred to implement the commission module, was impaired as a result of the absence of definitive plans to implement this module for internal use in Telesales. The Company recorded a $295,633 expense in the 2008 to write-off the value of this asset.
During the first quarter of 2008, the Company closed its sales office located in New York. As of March 31, 2008, the Company determined that all furniture and lease-hold improvements located at the New York sales office were impaired as a result of the office closure. The Company recorded $88,922 expense to write-down the value of these assets to their net realizable value. During the third quarter of 2008 the Company sold all furniture and equipment located at the New York office and realized a loss of $92,374.
As a result of termination of Ivan Spinner’s employment the Company has determined the value of an employment and non-compete agreement acquired pertaining to Mr. Spinner impaired as of December 31, 2008 and recorded an impairment charge of $85,078.
See Note 12 – Subsequent Events.
The Company recorded a liability for severance payments due to employees of discontinued operations of $266,740 at December 31, 2008.
Unearned Commission Advances
The Company has agreements with certain of its insurance carriers whereby the Company’s insurance carriers advance the Company first year premium commissions before the commissions are earned. The unearned portion of premium commissions has been included in the consolidated balance sheet as a liability for unearned commission advances. These advance agreements represent a material source of cash to fund the Company’s operations. Unearned commission advances are recognized as commission revenue after we receive notice that the insurance company has received payment of the related premium. In the event that the insurance company does not receive payment of the related premium pertaining to a commission advance the insurance company generally deducts the unearned commission advance from its commission payments to the Company.
The Company’s advance agreement with Golden Rule Insurance Company (“Golden Rule”) is contractually limited to a maximum of $9,000,000, can be terminated by either party at any time, and in the event of termination the Company’s outstanding advance balance (including interest, if any) can be called by Golden Rule with seven days written notice. The Company’s advance agreement with Golden Rule expired on December 31, 2008 and thereafter Golden Rule will no longer advance first year premium commissions to the

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 2 – DISCONTINUED OPERATIONS (continued)
Company. As of December 31, 2008 the Company’s outstanding advance balance with Golden Rule was $2,317,003. Subsequent to December 31, 2008 in connection with the Company’s execution of a client transition agreement with eHealthInsurance Services, Inc. (“eHealth”), eHealth paid Golden Rule $966,097, which represented a partial repayment of the Company’s outstanding advance balance owed to Golden Rule, from amounts that otherwise would have been due the Company from eHealth. In addition eHealth assumed approximately $794,000 of the Company’s outstanding advance balance with Golden Rule as of the date of the eHealth transaction.
The Company’s advance agreement with Humana, Inc. (“Humana”) allows the insurance carrier to terminate future advances and convert the outstanding advance balance into a promissory note, which if not repaid within 30 days, would incur interest expense. As of December 31, 2008 the Company’s outstanding advance balance with Humana was $353,808. Subsequent to December 31, 2008 in connection with the eHealth transaction eHealth assumed $370,794 of the Company’s outstanding advance balance with Humana as of the date of the eHealth transaction. Effective January 31, 2009 Humana notified the Company that it will no longer advance first year premium commissions and charged back to the Company the remaining unearned commission advance as of January 31, 2009.
As of December 31, 2008 the Company’s outstanding advance balance with Time Insurance Company (marketed under the name Assurant Health) (“Assurant”) was $236,064. Subsequent to December 31, 2008 in connection with the eHealth transactions eHealth assumed approximately $220,000 of the Company’s outstanding advance balance with Assurant as of the date of the eHealth transactions.
See Note 12 – Subsequent Events.
The financial position of discontinued operations was as follows:

	December 31, 2008	December 31, 2007
Accounts receivable, less allowance for doubtful accounts $2,173 and $59,106	$(457,994)	$(1,179,371)
Deferred compensation advances	(36,186)	(578,372)
Prepaid expenses	(51,029)	(65,761)
Other current assets	—	—
Property and equipment, net of accumulated depreciation of $1,300,155 and $909,430	(434,067)	(1,067,026)
Intangibles, net of accumulated amortization of $3,858,592 and $2,654,662	(1,286,946)	(2,470,876)
Other assets	(70,033)	(51,041)
Accounts payable	179,623	1,046,100
Accrued expenses	1,333,693	—
Sub-tenant security deposit	39,093	—
Unearned commission advances	3,022,161	8,450,586

Net current liabilities of discontinued operations	$2,238,315	$4,084,239

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 2 – DISCONTINUED OPERATIONS (continued)
The results of discontinued operations do not include any allocated or common overhead expenses except for a portion of expenses pertaining to our Florida office. The results of operations of discontinued operations were as follows:

	For the Year Ended December 31,
	2008	2007
Revenues:
Commission and other revenue from carriers	$17,583,578	$18,708,832
Lead sale revenue	408,120	859,890
Sub-lease revenue	460,640	—

	18,452,338	19,568,722

Operating expenses:
Salaries, commission and related taxes	10,090,638	12,567,206
Lead, advertising and other marketing	4,357,986	8,478,643
Depreciation and amortization	1,550,613	1,959,629
Rent, utilities, telephone and communications	2,861,505	2,380,826
Professional fees	541,430	544,444
Loss on impairment of property and equipment	88,922	—
Loss on impairment of intangible assets	380,711	125,000
Other general and administrative	636,180	1,245,149
(Gain) on disposal of property and equipment	46,479	2,592

	20,554,464	27,303,489

Gain (loss) from discontinued operations	$(2,102,126)	$(7,734,767)

NOTE 3 – ACQUISITION OF INSPRO TECHNOLOGIES
On October 1, 2007, HBDC Acquisition, LLC (“HBDC Sub”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into an Agreement to Transfer Partnership Interests (the “Bilenia Agreement”) with the former partners (the “Bilenia Partners”) of BileniaTech, L.P., a Delaware limited partnership (“Bilenia”), whereby HBDC Sub purchased all of the outstanding general and limited partnership interests of Atiam Technologies, L.P., a Delaware limited partnership, owned by the Bilenia Partners. Bilenia owned approximately 40% of Atiam Technologies, L.P. The execution of the Bilenia Agreement and the transfer of the Atiam partnership interests to HBDC Sub there under were conditions precedent to the closing of the Merger Agreement (as defined below) on October 1, 2007 (the “Closing Date”).

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 3 — ACQUISITION OF INSPRO TECHNOLOGIES (continued)
The aggregate amount paid by HBDC Sub to the Bilenia Partners for the Atiam partnership interests under the Bilenia Agreement was $1,000,000, consisting of $500,000 in cash and 224,216 shares of the Company’s common stock, which shares had an aggregate value of $500,000 based on the average closing price per share ($2.23) of Company Common Stock on The Over the Counter Bulletin Board (“OTCBB”) on the five consecutive trading days preceding the Closing Date.
On September 21, 2007, the Company entered into an Agreement and Plan of Merger (the “Atiam Merger Agreement”) by and among the Company, HBDC, System Consulting Associates, Inc., a Pennsylvania corporation (“SCA”), and the shareholders of SCA party thereto (the “Shareholders”). SCA owned approximately 60% of Atiam Technologies, L.P. The Company and SCA closed on the Merger on October 1, 2007.
The Atiam Merger Agreement provided for a business combination whereby SCA would be merged with and into HBDC Sub, with HBDC Sub continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Atiam Merger”). The aggregate amount paid by the Company with respect to all outstanding shares of capital stock of SCA (such amount, the “Atiam Merger Consideration”) was $2,000,000, consisting of (a) $850,000 in cash and (b) 515,697 unregistered shares of the Company’s common stock, which number of shares had a value of $1,150,000 based on the average closing price per share ($2.23) of Common Stock on OTCBB on the five consecutive trading days preceding the closing date. Upon the effectiveness of the Atiam Merger, each share of SCA Common Stock issued and outstanding immediately prior to the closing date was converted into the right to receive a pro rata portion of the Atiam Merger Consideration. The Company placed certificates representing 134,529 shares, or an amount equal to $300,000, of the Company’s common stock that otherwise would be payable to the Shareholders as Atiam Merger Consideration into an escrow account, which shares will be held in escrow for a period of one year to satisfy any indemnification claims by the Company or HBDC Sub under the Atiam Merger Agreement.
Through October 1, 2007, SCA operated through Atiam Technologies, L.P. Subsequent to October 1, 2007, SCA was merged into HBDC Sub, which was subsequently renamed Atiam Technologies LLC in 2007 and subsequently renamed InsPro Technologies LLC in 2009 and operates as the Company’s InsPro Technologies business. The results of InsPro Technologies have been included in the Company’s statement of operations as of October 1, 2007. InsPro Technologies is a provider of comprehensive, web-based insurance administration software applications that support individual insurance products.
The Company accounted for the acquisition of InsPro Technologies using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. Our calculation for the consideration paid for InsPro Technologies in connection with the Bilenia Agreement and the Atiam Merger Agreement in the aggregate was $3,080,744 and consisted of the following:

Cash payments to sellers	$1,350,000
Fair value of common stock issued to sellers	1,650,006
Estimated direct transaction fees and expenses	80,738

Estimated purchase price	$3,080,744

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 3 — ACQUISITION OF INSPRO TECHNOLOGIES (continued)
We estimated the fair values of InsPro Technologies’ assets acquired and liabilities assumed at the date of acquisition as follows:

Cash	$608,534
Accounts receivable	643,017
Prepaid expenses & other assets	22,623
Property and equipment, net	158,819
Other assets	3,401
Intangible assets	2,097,672
Accounts payable	(34,278)
Accrued expenses	(122,675)
Income taxes payable	(157,288)
Deferred revenue	(120,000)
Long and short term capital lease obligations	(19,081)

$3,080,744

Intangible assets acquired from InsPro Technologies were assigned the following values: value of client contracts and relationships other than license with an assigned value of $1,089,223 amortized straight line over five years; value of purchased software for sale and licensing value with an assigned value of $644,449 amortized straight line over five years; and employment and non-compete agreements acquired with an assigned value of $364,000 amortized straight line over three years. Intangible assets acquired from InsPro Technologies had the following unamortized values as of December 31, 2008: value of client contracts and relationships other than licensing of $816,916; value of purchased software for sale and licensing value of $483,337; and employment and non-compete agreements acquired of $212,319.
The following table summarizes the required disclosures of the pro forma combined entity, as if the acquisition of InsPro Technologies occurred at January 1, 2007.

For the Year
Ended
December 31,
2007
Revenues, net	$23,710,061
Net loss	(14,042,239)
Net loss per common share — basic and diluted	$(0.42)
In connection with the InsPro Technologies acquisition, InsPro Technologies entered into three-year employment agreements with four key employees of InsPro Technologies effective October 1, 2007. These employment agreements provide that these four key employees will be compensated at an aggregate annual base salary of $700,000 with bonus compensation at the discretion of the Company’s board. These agreements may be terminated by the Company for “cause” (as such term is defined in the agreements) and without “cause” upon 30 days notice. These agreements may be terminated by the Company without “cause”, in which case the terminated employee will be entitled to their base salary for a period ranging from six to twelve months. These agreements also contain non-competition and non-solicitation provisions for the duration of the agreements plus a period ranging from six to twelve months after termination of employment.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 4 — PROPERTY AND EQUIPMENT
Property and equipment consisted of the following:

	Useful
	Life	At December 31,	At December 31,
	(Years)	2008	2007
Computer equipment and software	3	$657,205	$218,448
Office equipment	4.6	11,998	39,834
Office furniture and fixtures	6.7	294,029	293,785
Leasehold improvements	9.8	34,033	179,519

		997,265	731,586

Less accumulated depreciation		(267,384)	(206,132)

		$729,881	$525,454

     For the years ended December 31, 2008 and 2007, depreciation expense was $307,696 and $98,452, respectively.
NOTE 5 — INTANGIBLE ASSETS
Intangible assets consisted of the following:

	Useful
	Life	At December 31,	At December 31,
	(Years)	2008	2007
Atiam intangible assets acquired	4.7	$2,097,672	$2,097,670
Software development costs for internal use	2.6	660,680	981,523
Software development costs for external marketing	2	174,296	—
Internet domain (www.healthbenefitsdirect.com)	3	—	—

		2,932,648	3,079,193

Less: accumulated amortization		(1,021,187)	(454,109)

		$1,911,461	$2,625,084

For the years ended December 31, 2008 and 2007, amortization expense was $709,836 and $228,686 respectively.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 5 — INTANGIBLE ASSETS (Continued)
Amortization expense subsequent to the period ended December 31, 2008 is as follows:

2009	$778,415
2010	526,263
2011	346,734
2012	260,050

$1,911,461

NOTE 6 — RELATED PARTY TRANSACTIONS
On March 30, 2007, the Company’s Co-Chairman and former CEO, Alvin H. Clemens, participated in a private placement along with other accredited and institutional investors wherein he purchased 1,000,000 shares of the Company’s Common Stock and a warrant to purchase 500,000 shares of the Company’s Common Stock for a total purchase price of $2,225,000.
On March 30, 2007, Co-Investment Trust II, L.P., designee of Cross Atlantic Capital Partners, Inc.; participated in a private placement along with other accredited and institutional investors wherein it purchased 5.0 million investment units for a purchase price of $5,000,000. Mr. Tecce, who is one of our directors effective August 2, 2007, is a managing director and counsel to Cross Atlantic Capital Partners, Inc. Mr. Caldwell, who is also one of our directors effective April 1, 2008, is a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P and is the Chairman and Chief Executive Officer of Cross Atlantic Capital Partners, Inc.
On March 31, 2008, Co-Investment Trust II, L.P., designee of Cross Atlantic Capital Partners, Inc. participated in a private placement along with other accredited and institutional investors wherein it purchased 5.0 million investment units for a purchase price of $4,000,000.
See Note 7 — Shareholders’ Equity.
As of December 31, 2007, the Company recorded $28,500 due to related parties, which consisted of the following:
•	Keystone Equities Group, L.P provided the Company investment advisory services in 2007 at a cost of $53,572. John Harrison, a director of the Company, is associated with Keystone Equities Group, L.P. The Company paid Keystone Equities Group, L.P $28,572 in 2007, recorded a related party liability of $25,000 as of December 31, 2007, which was subsequently paid in 2008.

•	SendTec, Inc. (“SendTec”) provided certain marketing and advertising services in 2007 at a cost of $14,950. Paul Soltoff, a director of the Company, is the Chief Executive Officer of SendTec. The Company paid SendTec $32,741 in 2007 and recorded a related party liability of $3,500 as of December 31, 2007, which was subsequently paid in 2008.
As of December 31, 2008, the Company recorded $4,315 due to related parties, which consisted of director travel expense reimbursement to Cross Atlantic Capital Partners for Messrs. Caldwell and Tecce’s travel expense to board of director meetings.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY
Common Stock
2007
On February 15, 2007, the Company granted 125,000 restricted shares of Common Stock to each of Charles A. Eissa, the Company’s President, and Ivan M. Spinner, the Company’s former Senior Vice President, in accordance with the terms of the Plan. The shares granted to Messrs. Eissa and Spinner were valued at $3.00 per share and vest as follows: 50,000 shares on February 15, 2008; 50,000 additional shares on February 15, 2009; 2,083 shares per month on the 15th day of each month thereafter beginning on March 15, 2009 through January 15, 2010; and 2,087 shares on February 15, 2010.
On March 30, 2007, the Company entered into Securities Purchase Agreements (“Purchase Agreements”) and completed a private placement with certain institutional and individual accredited investors and issued 5,000,000 shares of its Common Stock and warrants to purchase 2,500,000 shares of its Common Stock. Pursuant to the Purchase Agreements, the Company sold investment units (each, a “2007 Unit”) in the 2007 Private Placement at a per unit purchase price equal to $2.25. Each 2007 Unit sold in the 2007 Private Placement consisted of one share of Common Stock and a Warrant to purchase one-half (1/2) of one share of Common Stock at an initial exercise price of $3.00 per share, subject to adjustment. The gross proceeds from the 2007 Private Placement were $11,250,000. Alvin H. Clemens purchased 1,000,000 2007 Units in the 2007 Private Placement.
In connection with the 2007 Private Placement, the Company paid the placement agents an aggregate placement fee equal of $787,500 plus the reimbursement of certain expenses in the amount of $42,500. The Company also issued to the placement agents warrants (the “Placement Agent Warrants”) to purchase in the aggregate 350,000 shares of the Company’s Common Stock with an exercise price of $2.80 and exercisable from September 30, 2007 through March 30, 2010. The Company also incurred legal and other expenses in the amount of $65,240 in connection with the 2007 Private Placement.
The Purchase Agreements also provide a customary participation right, subject to exceptions and limitations, which provides for a designated investor to be able to participate in future financings for capital raising purposes occurring within two years of March 30, 2007 at a level based on such investor’s ownership percentage of the Company on a fully-diluted basis prior to such financing.
On October 1, 2007 the Company issued 739,913 shares of its Common Stock in connection with the Company’s acquisition of InsPro Technologies. See Note 3 —Acquisition of InsPro Technologies.
On December 15, 2007 the Company issued 75,000 unrestricted shares of its Common Stock to certain directors of the Company in accordance with the Company’s Non Employee Director Compensation Plan, which were valued at $161,250 based on the $2.15 closing price of our Common Stock on the OTCBB on December 14, 2007.
2008
On January 3, 2008, the Company issued 75,000 shares of unrestricted Common Stock to certain directors in accordance with the Company’s Non Employee Director Compensation Plan, which was valued in aggregate at $129,000 based on the closing price per share ($1.72) of Common Stock on the OTCBB on January 3, 2008.
On February 15, 2008, Mr. Eissa and Mr. Spinner returned to the Company in aggregate 20,749 shares of the 100,000 shares of the Company’s Common Stock that vested to them on this date as consideration for the Company paying their estimated tax liabilities pursuant to the terms of their February 15, 2007 restricted stock grants. The shares were valued at $1.32 per share based on closing price of our Common Stock on the OTCBB on February 15, 2008.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
On March 31, 2008, the Company entered into Securities Purchase Agreements (the “2008 Purchase Agreements”) with certain institutional and individual accredited investors (collectively, the “2008 Investors”) and completed a private placement (the “2008 Private Placement”) of an aggregate of 6,250,000 shares of our Common Stock and warrants to purchase 6,250,000 shares of our Common Stock. Pursuant to the 2008 Purchase Agreement, the Company sold investment units (each, a “2008 Unit”) at a per unit purchase price equal to $0.80. Each 2008 Unit sold in the 2008 Private Placement consisted of one share of Common Stock and a Warrant to purchase one share of Common Stock at an initial exercise price of $0.80 per share, subject to adjustment (the “2008 Warrant”). The gross proceeds from the 2008 Private Placement were $5,000,000 and we incurred $70,238 of legal and other expenses in connection with the 2008 Private Placement.
On March 31, 2008, 75,000 restricted shares of Common Stock issued to Ivan M. Spinner, the Company’s former Senior Vice President, were forfeited in accordance with the terms restricted stock grant. The forfeiture was accounted for as retirement of 75,000 shares valued at $225,000 based on the fair market value on the date of grant and recorded as a reduction to salaries, commission and related taxes, net effects are included in amortization of deferred compensation.
On April 1, 2008, the Company issued 99,010 restricted shares of its Common Stock to Mr. Edmond Walters upon the effective date of his becoming a director of the Company in accordance with the Company’s Non Employee Director Compensation Plan and the Company’s 2006 Omnibus Equity Compensation Plan. Mr. Walters was granted shares valued at $100,000 in aggregate based on the $1.01 closing price of our Common Stock on the OTCBB on April 1, 2008, and will vest as follows: 33,003 shares on April 1, 2008; 33,003 additional shares on April 1, 2009; 33,004 shares on April 1, 2010. Pursuant to the Company’s 2006 Omnibus Equity Compensation Plan, Mr. Walters has voting, dividend and distribution rights pertaining to his unvested shares, but he is restricted from selling or otherwise disposing of his restricted shares until vesting occurs.
Stock Options
2007
On February 15, 2007, the Company and Daniel Brauser, the Company’s former Senior Vice President, entered into Amendment No. 1 (the “Amendment”) to Mr. Brauser’s option, dated November 10, 2005 (the “Brauser Option”). The Brauser Amendment was approved by the Company’s board of directors on February 15, 2007. Under the terms of the Brauser Option, Mr. Brauser has the right to purchase, at an exercise price of $2.50 per share, 500,000 fully-paid and non-assessable shares (the “Option Shares”) of the Company’s Common Stock.
Under the terms of the Brauser Option, the vesting schedule of the Option Shares was as follows: (a) 25% of the Option Shares on or after the first anniversary of the Brauser Option’s grant date; (b) 10,416 Option Shares on or after the last day of each month thereafter; and (c) 10,440 Option Shares on or after November 30, 2009. As of February 15, 2007, the Brauser Option was vested with respect to 145,832 Option Shares and remained unvested with respect to the remaining 354,168 Option Shares. The Amendment accelerates the vesting schedule of the Option Shares as follows: 25% of the Option Shares subject to the Brauser Option on the first anniversary of the Brauser Option’s date of grant; an additional 10,416 Option Shares on December 31, 2006; an additional 10,416 Option Shares on January 31, 2007; an additional 19,966 Option Shares on February 15, 2007; and an additional 30,382 Option Shares on the last day of each month thereafter beginning on February 28, 2007 through December 31, 2007.
The Amendment also provided that, in the event Mr. Brauser was removed as an officer or employee of the Company at any time on or before December 31, 2007, 100% of the Option Shares that are unexercisable as of the removal date will become fully vested upon such removal. Alternatively, in the event Mr. Brauser resigned as an employee of the Company at any time after June 30, 2007 but before December 31, 2007, 50% of the Option Shares that are unexercisable as of the resignation date would become exercisable upon such resignation.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
Finally, the Amendment provides that, upon the termination of Mr. Brauser’s employment with the Company for any reason, the vested portion of the Option Shares as of the date of such termination will remain exercisable by Mr. Brauser for one year following such termination.
On September 10, 2007, the Company and Mr. Brauser entered into a Separation and Transitional Services Agreement, which, among other things, extended the exercisable period of Mr. Brauser’s exercisable options for an additional year. The Company recorded $106,925 of compensation expense as a result of the modification of the Brauser Option, which was valued as of September 10, 2007 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility of 50%, risk free interest rate of 4.77%, expected life of 2 years and 0% assumed dividend yield.
On December 7, 2007, the Company and Mr. Frohman entered into an Amendment to the Separation Agreement, which, among other things, extended the exercisable period of Mr. Frohman’s exercisable options for an additional year and terminated all future severance payments from the Company to Mr. Frohman. The Company recorded $105,501 of compensation expense as a result of the modification of Mr. Frohman’s options, which was valued as of December 7, 2007 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility of 48%, risk free interest rate of 3.32%, expected life of 1 year and 0% assumed dividend yield.
During 2007, the Company issued options to purchase 190,550 shares of Common Stock to various employees at prices ranging from $2.13 to $3.00. These options vest one third on the first anniversary and an additional one third on each anniversary thereafter.
During 2007, 239,918 options were forfeited as a result of the termination of the employment of various employees in accordance with the terms of the stock options.
2008
On March 31, 2008, the board of directors of the Company adopted the Company’s 2008 Equity Compensation Plan (the “2008 Plan”), which plan was not subject to shareholder approval. An aggregate of 1,000,000 shares of the Company’s common stock was reserved for issuance under the 2008 Plan in addition to any authorized and unissued shares of common stock available for issuance under the Company’s 2006 Omnibus Equity Compensation Plan. The purpose of the 2008 Plan is to provide a comprehensive compensation program to attract and retain qualified individuals to serve as directors. The Company is authorized to award cash fees and issue non-qualified stock options under the 2008 Plan. The 2008 Plan is administered by the Company’s board of directors or the compensation committee established by the board.
Effective October 2, 2008, our shareholders approved an amendment and restatement of the 2008 Plan to (i) permit the grant of incentive stock options, (ii) provide our compensation committee with the flexibility to make grants that qualify as “qualified performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) reflect the merger of the Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan (the “2006 Plan”) with and into the 2008 Plan, (iv) amend the adjustment provision to make clarifying changes and (v) specify the maximum number of shares authorized for issuance under the 2008 Plan.
The 2008 Plan provides that the maximum aggregate number of shares of common stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year in excess of $1,000,000.
On March 31, 2008, the Board approved the grant of 550,000 incentive stock options to Alvin H. Clemens, the Company’s former Chief Executive Officer and current Co-Chairman, under the Health Benefits Direct Corporation 2006 Plan, in consideration of Mr. Clemens’ resignation as Chief Executive Officer and the termination of his existing Amended and Restated Employment

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
Agreement, effective on April 1, 2008. This option has a term of ten years, an exercise per share of $1.01 and will vest as follows: 300,000 shares on April 1, 2008; 20,833 on the first calendar day of each month from May 1, 2008 through March 1, 2009 and 20,837 shares on April 1, 2009. The Company recorded the entire fair value of this option as compensation expense as of June 30, 2008.
Also during 2008, the Company issued options under the 2006 Plan and 2008 Plan in aggregate to purchase 35,000 shares of Common Stock to employees at a weighted average option exercise price of $0.72. These options will vest one third on the first anniversary and an additional one third on each anniversary thereafter.
During 2008, a total of 1,125,700 options granted under the 2006 Plan and 2008 Plan were forfeited as a result of the resignation of a director and the termination of the employment of various employees in accordance with the terms of the stock options.
The Company recorded compensation expense pertaining to director and employee stock options and restricted and unrestricted stock grants as follows:

	For the Year ended December 31,
	2008	2007
Salaries, commission and related taxes	$1,319,836	$1,189,044
Loss from discontinued operations	67,850	188,844

	$1,387,686	$1,377,888

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
A summary of the Company’s outstanding stock options as of and for the years ended December 31, 2008 and 2007 are as follows:

	Number	Weighted
	Of Shares	Average	Weighted
	Underlying	Exercise	Average
	Options	Price	Fair Value
Outstanding at December 31, 2006	4,881,268	$2.22	$0.83
For the year ended December 31, 2007
Granted	190,550	2.83	1.41
Exercised	—	—	—
Forfeited	239,918	2.50	0.03

Outstanding at December 31, 2007	4,831,900	2.23	0.89
For the year ended December 31, 2008
Granted	585,000	0.99	0.56
Exercised	—	—	—
Forfeited	1,125,700	2.49	0.84

Outstanding at December 31, 2008	4,291,200	1.99	0.86

Outstanding and exercisable at December 31, 2008	3,867,245	$1.98	$0.80

The weighted average fair value of option grants are estimated as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions for options granted during the years ended December 31, 2008 and 2007:

	For the Year Ended	For the Year Ended
	December 31, 2008	December 31, 2007
Expected volatility	68%	60%
Risk-free interest rate	1.41%	4.67%
Expected life in years	5	5.0
Assumed dividend yield	0%	0%

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
The following information applies to options outstanding at December 31, 2008:

Options Outstanding				Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number of Shares	Contractual	Exercise		Exercise
Price	Underlying Options	Life	Price	Number Exercisable	Price
$ 0.24	15,000	4.9	$0.24	—	$—
0.78	10,000	4.3	0.78	—	—
1.00	1,300,000	6.9	1.00	1,300,000	1.00
1.01	550,000	9.3	1.01	466,664	1.01
1.05	10,000	3.2	1.05	—	—
2.13	15,000	3.9	2.13	4,950	2.13
2.30	5,000	3.6	2.30	1,650	2.30
2.50	1,268,500	4.5	2.50	1,092,440	2.50
2.55	25,000	2.5	2.55	16,500	2.55
2.62	20,000	3.0	2.62	13,200	2.62
2.70	475,000	2.3	2.70	441,500	2.70
2.95	45,000	2.3	2.95	29,700	2.95
3.00	77,700	3.4	3.00	25,641	3.00
3.50	75,000	7.3	3.50	75,000	3.50
3.60	400,000	2.3	3.60	400,000	3.60

	4,291,200			3,867,245

As of December 31, 2008, there were 7,000,000 shares of our common stock authorized to be issued under the 2008 Plan, of which 1,969,790 shares of our common stock remain available for future stock option grants.
The total intrinsic value of stock options granted during 2008 and 2007 was $0 and $0, respectively. The total intrinsic value of stock options outstanding and exercisable as of December 31, 2008 and December 31, 2007 was $0 and $0, respectively.
The value of equity compensation expense not yet expensed pertaining to unvested equity compensation was $412,478 as of December 31, 2008, which will be recognized over a weighted average 0.6 years in the future.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
Common Stock warrants
2007
In March 2007, in connection with the 2007 Private Placement, the Company issued warrants to purchase an aggregate of 2,500,000 shares of common stock at an exercise price of $3.00 per share to the participating investors in the 2007 Private Placement, which provides that the holder thereof shall have the right, at any time after March 30, 2007, but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) or (ii) the fifth anniversary of the date of issuance of the warrant, to acquire shares of Common Stock upon the payment of the exercise price. The Company also has the right, at any point after which the volume weighted average trading price per share of the Common Stock for a minimum of 20 consecutive trading days is equal to at least two times the Exercise Price per share, provided that certain other conditions have been satisfied to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter. The Warrants also include a cashless exercise and weighted average anti-dilution adjustment provisions for issuances of securities below the exercise price during the first two years following the date of issuance of the warrants, subject to customary exceptions.
Also in March 2007, in connection with the 2007 Private Placement, the Company issued to the placement agents warrants to purchase in the aggregate 350,000 shares of the Company’s Common Stock, which have an exercise price of $2.80 and are exercisable from September 30, 2007 through March 30, 2010.
During 2007, certain holders of the Company’s outstanding warrants exercised their warrants to purchase an aggregate of 300,000 shares of the Company’s common stock at an exercise price of $1.50 per share for an aggregate exercise price of $450,000.
2008
On March 31, 2008, in connection with the 2008 Private Placement the Company issued warrants to purchase 6,250,000 shares of its Common Stock at an exercise price of $0.80 per share to the participating investors in the 2008 Private Placement. The 2008 Warrants provide that the holder thereof shall have the right, at any time after March 31, 2008 but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a 2008 Call Event (as defined below) or (ii) the fifth anniversary of the date of issuance of the 2008 Warrant, to acquire shares of Common Stock upon the payment of $0.80 per Warrant Share (the “2008 Exercise Price”). The Company also has the right, at any point after which the volume weighted average trading price per share of the Common Stock for a minimum of 20 consecutive trading days is equal to at least two times the 2008 Exercise Price per share, provided that certain other conditions have been satisfied to call the outstanding 2008 Warrants (a “2008 Call Event”), in which case such 2008 Warrants will expire if not exercised within ten business days thereafter. The 2008 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of Common Stock or Common Stock equivalents below $0.80 during the first two years following the date of issuance of the Warrants.
Effective March 31, 2008, in connection with the 2008 Private Placement, the Company adjusted the 2007 Warrants pursuant to the weighted average anti-dilution adjustment provisions of the 2007 Warrants. The exercise price of the 2007 Warrants was adjusted from $3.00 to $2.48 and the number of issued, exercisable and outstanding 2007 Warrants was adjusted from 2,500,000 to 3,024,186.
During 2008, warrants to purchase 3,887,500 shares of its Common Stock at an exercise price of $1.50 per share expired in accordance with the terms of the Warrants.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
     A summary of the status of the Company’s outstanding stock warrants granted as of December 31, 2008 and changes during the period is as follows:

		Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price
Outstanding at December 31, 2006	8,200,000	$1.50

For the year ended December 31, 2007
Granted	2,850,000	2.98
Exercised	(300,000)	1.50

Outstanding at December 31, 2007	10,750,000	1.89

For the year ended December 31, 2008
Granted	6,250,000	0.80
Adjustment to warrants issued in 2007 for the issuance of warrants in 2008	524,186	2.48
Exercised	—	—
Expired	(3,887,500)	1.50

Outstanding at December 31, 2008	13,636,686	$1.43

Exercisable at December 31, 2008	13,636,686	$1.43

The following information applies to warrants outstanding at December 31, 2008:

	Common
	Stock	Exercise
Year of Expiration	Warrants	Price
2009	2,762,500	$1.50
2010	75,000	1.50
2010	350,000	2.80
2011	1,175,000	1.50
2012	3,024,186	2.48
2013	6,250,000	$0.80

	13,636,686

Outstanding warrants at December 31, 2008 have a weighted average remaining contractual life of 2.9 years.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
Registration Rights
On March 30, 2007 and in connection with 2007 Private Placement, the Company and the participating investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the Commission, as soon as possible but in any event within 30 days following the later of (i) the date the Company is required to file with the Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, or (ii) the date of the Registration Rights Agreement, a registration statement on Form SB-2 covering the resale of the shares and the warrant shares collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 as amended (the “Securities Act”) as soon as practicable and agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that is two years after the date that the registration statement is declared effective by the Commission or such earlier date when all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act. The Registration Rights Agreement also provides for payment of partial damages to the 2007 Private Placement investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the registration statement, subject to adjustment.
In connection with the 2007 Private Placement, the Company issued to the placement agents the Placement Agent Warrants. Under the terms of the Registration Rights Agreement, the holders of the Placement Agent Warrants have certain “piggyback” registration rights for the shares of Common Stock underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares”).
On May 2, 2007, the Company and Alvin H. Clemens entered into a Waiver of Registration Rights Agreement whereby Mr. Clemens agreed to waive his registration rights for the 500,000 warrants that he purchased in the 2007 Private Placement until the later of 60 days following the sale of substantially all of the shares he purchased in the 2007 Private Placement or six months following the effectiveness of the registration statement filed in connection with the 2007 Private Placement. On May 10, 2007, the Company and Mr. Clemens entered into a Consent and Waiver of Registration Rights Agreement whereby Mr. Clemens and the Company consented to the filing of an amendment to the registration statement filed in connection with the 2007 Private Placement to remove the 1,000,000 shares of Common Stock that Mr. Clemens purchased in the 2007 private placement from the registration statement until the six months following the effectiveness of such registration statement.
On June 1, 2007, the Commission declared effective the Company’s Registration Statement on Form SB-2 filed with the Commission on May 2, 2007 as amended.
In connection with the Bilenia Agreement, the Company and CCCC entered into the Bilenia Registration Rights Agreement. In connection with the Atiam Merger Agreement, the Company and Shareholders also entered into a Registration Rights Agreement (the “Shareholder Registration Rights Agreement”). See Note 3 — InsPro Technologies Acquisition.
On April 22, 2008, the Commission declared effective the Company’s Registration Statement on Form SB-2 filed with the Commission on February 1, 2008 as amended.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 7 — SHAREHOLDERS’ EQUITY (continued)
In connection with the signing of the 2008 Purchase Agreement, the Company and the 2008 Investors also entered into a Registration Rights Agreement (the “2008 Registration Rights Agreement”). Under the terms of the 2008 Registration Rights Agreement, the Company agreed to prepare and file with the Commission, as soon as possible but in any event within 30 days following the later of (i) the date the Company is required to file with the Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, or (ii) the date of the Registration Rights Agreement, a registration statement on Form S-1 (the “2008 Registration Statement”) covering the resale of the Shares and the Warrant Shares collectively, the “2008 Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the 2008 Registration Statement to be declared effective under the Securities Act of 1933 as amended (the “Securities Act”) as soon as practicable but, in any event, no later than 90 days following the date of the 2008 Registration Rights Agreement (or 150 days following the date of the 2008 Registration Rights Agreement in the event the 2008 Registration Statement is subject to review by the Commission), and agreed to use its reasonable best efforts to keep the 2008 Registration Statement effective under the Securities Act until the date that all of the 2008 Registrable Securities covered by the 2008 Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i)) promulgated under the Securities Act. The 2008 Registration Rights Agreement also provides for payment of partial damages to the Investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the 2008 Registration Statement, subject to adjustment.
NOTE 8 — CAPITAL LEASE OBLIGATIONS
The Company’s InsPro Technologies subsidiary has entered into several capital lease obligations to purchase equipment used for operations. The Company has the option to purchase the equipment at the end of the lease agreement for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category, and related depreciation account.
Property and equipment includes the following amounts for leases that have been capitalized as of December 31, 2008 and 2007:

		December 31, 2008	December 31, 2007
	Useful Life (Years)
Computer equipment and software	3	$328,074	$60,815
Phone System	3	15,011	—

		343,085	60,815

Less accumulated depreciation		(68,090)	(4,125)

		$274,995	$56,690

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 8 — CAPITAL LEASE OBLIGATIONS (Continued)
Future minimum payments required under capital leases at December 31, 2008 are as follows:

2009	$115,973
2010	119,325
2011	99,705
2012	23,078

Total future payments	358,081
Less amount representing interest	59,272

Present value of future minimum payments	298,808
Less current portion	89,297

Long-term portion	$209,511

NOTE 9 — DEFINED CONTRIBUTION 401(k) PLAN
The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 6 months of employment with the Company. The employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective January 1, 2007 the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s contribution (the “Contribution”). The Contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $57,556 and $73,236 for the years ended December 31, 2008 and 2007.
NOTE 10 — RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES
Employment and Separation Agreements
On March 31, 2008, in connection with our 2008 Private Placement and Mr. Clemens’ resignation as our Chief Executive Officer and appointment as Co-Chairman of our board of directors, Mr. Clemens’ amended and restated employment agreement was terminated effective upon his resignation on April 1, 2008. Also in connection with our 2008 Private Placement, the Company and Mr. Clemens agreed to enter into a new employment agreement within 15 days of the effective date of Mr. Clemens’ resignation as Chief Executive Officer, which agreement will provide for a one year term and a salary of $300,000, which salary shall be effective as of the date of Mr. Clemens’ resignation.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 10 — RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
On March 31, 2008, following Mr. Clemens’ resignation as our Chief Executive Officer, Anthony R. Verdi, our Chief Financial Officer, was also appointed to the position of Chief Operating Officer, effective April 8, 2008. Mr. Verdi shall have the authority, as our Chief Operating Officer, to lead the Company as the principal executive officer in the absence of a Chief Executive Officer and Mr. Verdi shall have such authority until we appoint a new Chief Executive Officer or until such time as our board of directors determines otherwise.
Mr. Verdi’s amended and restated employment agreement, as amended on March 31, 2008, provides for an initial term of one year with automatic successive one-year renewals unless we or Mr. Verdi gives the other party 60 days’ written notice prior to the end of the then current term. Mr. Verdi’s base salary is $225,000 per year.
If we terminate Mr. Verdi’s employment for cause or Mr. Verdi terminates his employment agreement without good reason, Mr. Verdi will be entitled to receive (i) all accrued and unpaid salary and vacation pay through the date of termination and (ii) continued participation for one month in our benefit plans. Otherwise if we terminate Mr. Verdi’s employment or Mr. Verdi terminates his employment agreement for good reason including his permanent disability he will be entitled to receive 18 months’ base salary at the then current rate, payable in accordance with our usual practices, continued participation for 18 months in our benefit plans and payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with our bonus plan existing at the time of termination. In addition, if Mr. Verdi’s employment is terminated in accordance with the foregoing sentence within two months prior to, or 24 months following, a change in control (as described in the employment agreement), Mr. Verdi will be entitled to receive 18 months’ base salary at the then current rate upon the date of termination, regardless of our usual practices, and all stock options held by Mr. Verdi at the date of termination will immediately become 100% vested and all restrictions on such options will lapse.
If Mr. Verdi’s employment is terminated due to a permanent disability we may credit any such amounts against any proceeds paid to Mr. Verdi with respect to any disability policy maintained and paid for by us for Mr. Verdi’s benefit.
If Mr. Verdi dies during the term of his employment agreement, the employment agreement will automatically terminate and Mr. Verdi’s estate or beneficiaries will be entitled to receive (i) three months’ base salary at the then current rate, payable in a lump sum and (ii) continued participation for one year in our benefit plans.
Mr. Verdi was appointed to the Board on June 20, 2008.
Pursuant to a written employment agreement, which we amended on March 31, 2008, Mr. Charles Eissa serves as our President. Pursuant to his amended employment agreement, his annual base salary is $250,000 per year. He is entitled to receive such bonus compensation as a majority of the members of our board of directors may determine from time to time. Mr. Eissa’ s amended employment agreement is effective beginning on March 31, 2008 and expires on March 31, 2009, subject to automatic annual renewals.
In the event of Mr. Eissa’ s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of one year, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of 1 month, less all applicable taxes. See Note 12 — Subsequent Events.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 10 — RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
Restricted Cash and Operating Leases
On February 17, 2006, the Company entered into a lease agreement with FG2200, LLC, a Florida limited liability company, for approximately 50,000 square feet of office space at 2200 S.W. 10th Street, Deerfield Beach, Florida (the “Lease”). The initial term of the Lease commences on March 15, 2006 and terminates on March 31, 2016. The Company has the option to extend the term for two additional 36-month periods, as well as the right to terminate the Lease within the first five years. The monthly rent increases every 12 months, starting at $62,500 plus certain building expenses incurred by the landlord and ending at approximately $81,550 plus certain building expenses incurred by the landlord. In connection with the Lease, the Company provided a $1 million letter of credit to the landlord as a security deposit for the Company’s obligations under the Lease.
On February 21, 2008 the Company entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 5,200 square feet of our Deerfield Beach office space beginning March 1, 2008 through February 28, 2009. This sub-lease agreement was amended and restated on October 3, 2008 to increase the sub-leased square footage to 13,900 and extend the lease term through January 31, 2010.
On October 1, 2008 the Company entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 8,000 square feet of our Deerfield Beach office space beginning October 15, 2008 through January 31, 2010. In accordance with this sub-lease agreement the Company recognizes base rent, additional rent representing a portion of certain actual occupancy expenses for our Deerfield Beach office and certain telephony, technology and facility services provided to our sub-tenant.
On July 7, 2006, the Company entered into a lease agreement with Radnor Properties-SDC, L.P. (the “Landlord”) for the lease of 7,414 square feet of office space located in Radnor Financial Center, Building B, 150 Radnor-Chester Road, Radnor, Pennsylvania. The term of the lease commenced on November 1, 2006, which was the date the Company, with the Landlord’s prior consent, assumed possession of the premises and the date the Landlord tendered possession of the premises to the Company following the substantial completion of the improvements required to be made by the Landlord under the lease agreement, and will expire on the last day of the 125 th month following the commencement of the lease term. The annual rent increases every 12 months, starting at approximately $161,592 plus a proportionate share of landlord’s building expenses after the second month and ending at approximately $258,378 plus a proportionate share of landlord’s building expenses. Under the terms of the lease agreement, rent is waived for the first five months of the lease term with respect to 5,238 square feet and for the first twelve months for the remaining 2,176 square feet. The Company recorded an expense charge and liability for deferred rent in the amount of $38,578 as of December 31, 2006.
The Company paid to the Landlord a security deposit of $100,000 under the lease (the “Security Deposit”) during the third quarter of 2006, which is accounted for as a deposit in other assets. The Company will not earn interest on the Security Deposit. The Security Deposit will decrease and the Landlord will return to the Company $10,000 on the third anniversary of the commencement date of the lease and on each anniversary thereafter until the required Security Deposit has been reduced to $20,000. The Security Deposit will be returned to the Company 30 days after the end of the lease provided the Company has complied with all provisions of the lease.
Effective during the first quarter of 2007, the letters of credit pertaining to the lease for our Florida office and our New York office were collateralized in the form of a money market account, which as of December 31, 2008 and December 31, 2007 had a balance of $1,150,000. This money market account is on deposit with the issuer of the letters of credit and is classified as restricted cash on the Company’s balance sheet. The terms of the money market account allow the Company to receive interest on the principal but prohibits the Company from withdrawing the principal for the life of the letters of credit.
On March 7, 2006, the Company entered into a sublease for approximately 13,773 square feet of office space located on the 7th floor at 1120 Avenue of the Americas, New York, New York (“Sublease Agreement”). The initial term of the Sublease Agreement

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 10 — RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
commences in March 2006, and terminates on December 31, 2010. The monthly rent increases every 12 months, starting at approximately $303,000 per annum plus a proportionate share of landlord’s building expenses and ending at approximately $341,000 per annum plus a proportionate share of landlord’s building expenses. In connection with the Sublease Agreement, the Company provided a $151,503 letter of credit to the landlord as a security deposit for the Company’s obligations under the sublease. On May 15, 2006 the Company received the landlord’s consent, dated April 18, 2006, to the Sublease Agreement. In March 2008, the Company closed its sales office located in New York. On April 17, 2008 the Company entered into a sub-lease agreement with a third party (“2008 Sublease Agreement”) whereby the third party will sub-lease the Company’s New York office space for the balance of the Company’s Sublease Agreement and pay the Company sub-lease payments essentially equal to the Company’s costs under the Sublease Agreement. The terms of the 2008 Sublease Agreement required the Company to make certain leasehold improvements. The third party commenced paying sub-sublease payments to the Company in September 2008 however the third party failed to pay their December 2008, January and February 2009 rent when due. The Company is a beneficiary to a letter of credit in the amount of $151,503, which is available for the Company to draw against in the event of the third party’s failure to pay their rent when due. Effective December 31, 2008, the Company has accrued $629,396 related to the non-cancelable lease for the abandoned facilities, which is net present value of the Company’s future lease payments due under the remaining Sublease Agreement term plus management’s estimate of utility payments, which is estimated to be $773,311, less management’s estimate of future sub-lease revenue under the 2008 Sublease Agreement secured by the letter of credit, which is estimated to be $120,023.
The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $2,482,008 and $1,710,010 for the years ended December 31, 2008 and 2007, respectively.
Future minimum payments required under operating leases, severance and employment agreements and service agreements at December 31, 2008 are as follows:

2009	$2,114,929
2010	1,934,411
2011	1,602,323
2012	1,418,744
2013	1,191,826
thereafter	2,920,264

Total	$11,182,497

Litigation
On August 7, 2008, a former employee of the Company (the “Plaintiff”) filed a putative collective action in the United States District Court for the Southern District of Florida, case no. 08-CV-61254-Ungaro-Simonton. The case alleges that the Company and three co-defendants, who are former officers of the Company, unlawfully failed to pay overtime to its insurance sales agents in violation of the Fair Labor Standards Act (“FLSA”). Plaintiff purported to bring claims on behalf of a class of current and former insurance sales agents who were classified as non-exempt by the Company and compensated at an hourly rate, plus commissions (“Agents”). On October 16, 2008, the Court conditionally certified a collective action under the FLSA covering all Agents who worked for the Company within the last three years. Plaintiff and all Agents who opt to participate in the collective action seek payment from the Company of compensation for all overtime hours worked at the rate of one and one-half times their regular rate of pay, liquidated damages, attorneys’ fees, costs, and interest. On March 2, 2009, the parties reached an agreement to settle this case. On April 21,

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 10 — RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
2009, the Court entered an Order of Final Dismissal with Prejudice. As of December 31, 2008 the Company recorded $200,000 of expense in gain (loss) from discontinued operations, which represented the estimated cost of the settlement.
On August 28, 2008, one of the Company’s former employees, the plaintiff, filed a national class action complaint in the Seventeenth Judicial Circuit of Florida, Broward County, case no. 062008 CA 042798 XXX CE, alleging that the Company breached a contract with employees by failing to provide certain commissions and/or bonuses. The complaint also contained claims for an accounting and for declaratory relief relating to the alleged compensation agreement. The plaintiff purported to bring these claims on behalf of a class of current and former insurance sales agents. The Company filed a motion to dismiss the complaint. In response, at the hearing on our Motion to Dismiss, the plaintiff stated that he would amend the complaint. The amended complaint is no longer pled as a class action but, instead, includes 64 named plaintiffs. The plaintiffs seek payment from the Company of all commissions allegedly owed to them, triple damages, attorneys’ fees, costs, and interest. The Company is in the process of responding to the amended complaint. In addition, the parties are engaging in the exchange of discovery requests and responses. The Company believes that the plaintiffs’ claims are without merit and intends to vigorously defend the litigation.
Guarantee of Indebtedness by the Company to Third Parties Pertaining to Unearned Commission Advances Paid to Non-employee ISG Agents
The Company is a party to sales and marketing agreements whereby the Company has guaranteed the repayment of unearned commission advances paid directly from third parties including certain of the Company’s insurance carriers to the Company’s non-employee ISG agents. Under these agreements certain third parties pay commissions directly to the Company’s non-employee ISG agents and such payments include advances of first year premium commissions before the commissions are earned. Unearned commission advances from the Company’s insurance carriers to the Company’s non-employee ISG agents are earned after the insurance company has received payment of the related premium. In the event that the insurance company does not receive payment of the related premium pertaining to an unearned commission advance the third parties generally deduct the unearned commission advance from its commission payments to the Company’s non-employee ISG agents in the form of charge-backs. In the event that commission payments from these third parties to the Company’s non-employee ISG agents do not exceed the charge-backs these third parties may deduct the unearned commission advance to non-employee ISG agents from their payments to the Company or demand repayment of the non-employee ISG agents’ unearned commission balance from the Company. The current amount of the unearned commission advances these third parties to the Company’s non-employee ISG agents, which is the maximum potential amount of future payments the Company could be required to make to these third parties, is estimated to be approximately $643,000 as of December 31, 2008. As of December 31, 2008 the Company has recorded a liability of $76,651 in accrued expenses in liabilities of discontinued operations for the estimated amount the Company anticipates it will pay pertaining to these guarantees. Unearned commission advances from these third parties are collateralized by the future commission payments to the non-employee ISG agents and to the Company. The Company has recourse against certain non-employee ISG agents in the event the Company must pay the unearned commission advances.
License Agreement with Realtime Solutions Group
On May 31, 2006, the Company entered into a Software and Services Agreement (the “License Agreement”) with Realtime Solutions Group, L.L.C. (“Realtime”), under which Realtime granted the Company a worldwide, transferable, non-exclusive, perpetual and irrevocable license to use, display, copy, modify, enhance, create derivate works within, and access Realtime Solutions Group’s Straight Through Processing software (“STP”) and all associated documentation, source code and object code, for use in the marketing, promotion and sale of health benefits or insurance products.
As consideration for the grant of the rights and licenses under the License Agreement, the Company paid to Realtime a $10,000 nonrefundable cash deposit and upon delivery of the STP software and other materials the Company will pay a license fee in the form

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 10 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
of 216,612 unregistered shares of our common stock. Concurrent with entering into the License Agreement, HBDC and Realtime entered into a Registration Rights Agreement that provides for piggyback registration rights for the to be issued shares.
The Company may unilaterally terminate the License Agreement, with or without cause, at any time on 30 calendar day prior written notice to Realtime. The license rights in the software granted under the License Agreement survive any termination of the License Agreement in perpetuity.
As of December 31, 2008 the Company has not taken delivery of the STP software or issued Common Stock in connection with the License Agreement.
NOTE 11 – INCOME TAXES
The Company has net operating losses carry-forwards for federal income tax purposes of approximately $25,000,000 at December 31, 2008, the unused portion of which, if any, expires in years 2025 through 2028. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” “SFAS 109”. SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).
The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2008 and 2007:

	2008	2007
Computed “expected” benefit	$(3,141,629)	$(4,953,699)
State tax benefit, net of federal effect	(269,283)	(424,603)
Amortization of acquisition related assets	724,266	489,211
Other permanent differences	57,489	13,737
Increase in valuation allowance	2,629,157	4,875,354

	$—	$—

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 11 – INCOME TAXES (Continued)
Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. The components of the net deferred tax assets for the years ended December 31, 2008 and 2007 were as follows:

	2008	2007
Deferred tax assets:
Net operating loss carry forward	$9,589,320	$5,668,883
Unearned commission advances	1,148,421	3,211,222
Stock option and other compensation expense	2,036,038	1,431,623
Depreciation	41,011	—
All Other	444,645	411,434

Total deferred tax asset	13,259,435	10,723,162
Deferred tax liabilities:
Depreciation	0	(37,196)
Software development costs	(317,291)	(372,979)

Net deferred tax asset	12,942,144	10,312,987

Less: Valuation allowance	(12,942,144)	(10,312,987)

	$—	$—

The Company fully reserved the net deferred tax asset due to the substantial uncertainty of the realization of any tax assets in future periods. The valuation allowance was increased by $2,629,157 from the prior year.
NOTE 12 – SUBSEQUENT EVENTS
Expiration of Warrants
On January 10, 2009, warrants to purchase 2,762,500 shares of the Company’s Common Stock at an exercise price of $1.50 per share expired in accordance with the terms of the warrants.
Issuance of Stock, Amendments to Articles of Incorporation or Bylaws
On January 14, 2009, the Company entered into and, on January 15, 2009 completed, a private placement (the “2009 Private Placement”) with Co-Investment Fund II, L.P., a Delaware limited partnership (“Co-Investment” or the “Investor”), for an aggregate of 1,000,000 shares (each, a “Preferred Share”) of its Series A Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants (“2009 Warrants”) to purchase 1,000,000 shares of its Preferred Stock (each, a “Preferred Warrant Share”), pursuant to the terms of the Securities Purchase Agreement (the “2009 Purchase Agreement”). The gross proceeds from the closing were $4 million and the Company intends to use the net proceeds of the Private Placement for working capital purposes.
Pursuant to the Purchase Agreement, the Company agreed to sell to Co-Investment 1,000,000 investment units (each, a “2009 Unit”) in the 2009 Private Placement at a per 2009 Unit purchase price equal to $4.00. Each 2009 Unit sold in the 2009 Private Placement consisted of one share of Preferred Stock and a Warrant to purchase one share of Preferred Stock at an initial exercise price of $4.00 per share, subject to adjustment (the “2009 Warrant”).
The Preferred Stock is entitled to vote as a single class with the holders of the Company’s common stock, with each Share of Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each Share of Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such Share of Preferred Stock would receive if it participated

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 12 – SUBSEQUENT EVENTS (continued)
pari passu with the holders of Common Stock on an as-converted basis. Each Share of Preferred Stock becomes convertible into 20 shares of Common Stock (the “Shares”), subject to adjustment and at the option of the holder of the Preferred Stock, immediately after shareholder approval of the Charter Amendment (as defined below). For so long as any shares of Preferred Stocks are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 Share of Preferred Stocks are outstanding, the vote or consent of the holders of at least two-thirds of the Share of Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to two and a half (2.5) times the Preferred Stock original issue price.
The Company is also required, under the terms of the 2009 Purchase Agreement, to file a proxy statement (the “Proxy Statement”) and hold a special meeting of the Company’s shareholders (the “Special Meeting”) within 75 days of the effective date of the Purchase Agreement for the purpose of approving a certificate of amendment to the Company’s certificate of incorporation to increase the total number of the Company’s authorized shares of Common Stock from 90,000,000 to 250,000,000 (the “Charter Amendment”). Under the terms of the 2009 Purchase Agreement, Co-Investment has agreed to vote all Preferred Shares and shares of Common Stock beneficially owned by it in favor of the Charter Amendment at the Special Meeting.
The 2009 Warrants provide that the holder thereof shall have the right (A) at any time after the Shareholder Approval Deadline, but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below), (ii) the date on which the Company’s shareholders approve the Charter Amendment (the “Shareholder Approval Date”) and (iii) January 14, 2014, to acquire 1,000,000 shares of Preferred Stock upon the payment of $4.00 per Preferred Warrant Share and (B) at any time after the Shareholder Approval Date, but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) January 14, 2014, to acquire up to a total of 20,000,000 shares of Common Stock of the Company (each a “Warrant Share”) upon the payment of $0.20 per Warrant Share (the “Exercise Price”). The Company also has the right, at any point after the Shareholder Approval Date and after which the volume weighted average trading price per share of the Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding 2009 Warrants (a “Call Event”), in which case such 2009 Warrants will expire if not exercised within ten business days thereafter. The 2009 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share of Common Stock during the first two years following the date of issuance of the 2009 Warrants, subject to customary exceptions.
Upon shareholder approval of the Charter Amendment at the Special Meeting and the filing of the Certificate of Amendment, all outstanding shares of Series A Preferred Stock will become immediately convertible, at the election of each holder of Preferred Shares, into twenty shares of the Company’s common stock and the 2009 Warrants issued in the 2009 Private Placement will automatically become exercisable for twenty shares of Common Stock.
In connection with the signing of the 2009 Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement (the “2009 Registration Rights Agreement”). Under the terms of the 2009 Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the 2009 Registration Rights Agreement (or 120 days following the date of the 2009 Registration Rights Agreement in the event the Registration Statement is subject to review by the SEC),

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 12 – SUBSEQUENT EVENTS (continued)
and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The 2009 Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.
The Company also agreed, pursuant to the terms of the 2009 Purchase Agreement, that, except for the Follow-on Financing, for a period of 90 days after the effective date (the “Initial Standstill”) of the 2009 Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company (any such issuance, offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”). Additionally, the Company has agreed with Co-Investment that, for an additional 90 day period following the Initial Standstill, it shall not engage in any Subsequent Placement without the prior written consent of Co-Investment, if such Subsequent Placement seeks to raise less than $15 million.
The 2009 Purchase Agreement also provides for a customary participation right for Co-Investment, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring prior to January 14, 2011. Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.
On January 14, 2009, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation was approved by the Company’s Board of Directors on January 12, 2009 and became effective upon filing. The Certificate of Designation provides for the terms of the Preferred Stock issued pursuant to the 2009 Purchase Agreement.
Cessation of Direct Marketing and Sales in the Telesales Call Center, Transactions with eHealth and Reduction in Staffing
During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. The Company’s Telesales business eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition.
On February 20, 2009 (the “Closing Date”), the Company entered into and completed the sale of the Company’s Telesales call center produced agency business (the “Agency Business”) to eHealth, an unaffiliated third party, pursuant to the terms of a Client Transition Agreement (the “Agreement”).
Pursuant to the Agreement the Company transferred to eHealth broker of record status and the right to receive commissions on certain of the in-force individual and family major medial health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. (collectively, the “Specified Carriers”) on which the Company was designated as broker of record as of the Closing Date (collectively, the “Transferred Policies” and each, a “Transferred Policy”). Certain policies and products were excluded from the transaction, including the Company’s agency business generated through its ISG agents, all short term medical products and all business produced through carriers other than the Specified Carriers. In addition, the Agreement also provides for the transfer to eHealth of certain lead

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 12 – SUBSEQUENT EVENTS (continued)
information relating to health insurance prospects (the “Lead Database”). The estimated aggregate initial amount of consideration paid by eHealth pursuant to the Agreement is approximately $1,280,000. In addition, on the Closing Date, eHealth agreed to assume from the Company certain liabilities relating to historical commission advances on the Transferred Policies made by the Specified Carriers in an aggregate amount of approximately $1,385,000. In addition, eHealth has agreed to pay to HBDC II a portion of each commission payment received by eHealth and reported by the Specified Carrier relating to a Transferred Policy for the duration of the policy, provided that eHealth remains broker of record on such Transferred Policy.
Simultaneous with the execution of the Agreement, the Company and eHealth also entered into a Marketing and Referral Agreement, dated as of February 20, 2009 (the “Referral Agreement”). Pursuant to the terms of the Referral Agreement, eHealth agreed to construct one or more websites for the purpose of selling health insurance products (the “Referral Sites”) and to pay to HBDC II a portion of all first year and renewal commissions received by eHealth from policies sold through the Referral Sites that result from marketing to prospects using the Lead Database or other leads delivered by the Company to eHealth. The Referral Agreement is scheduled to terminate 18 months following the Closing Date and is terminable by the Company or eHealth upon material breach by the other party.
As a result of above, management anticipates a significant decline in future Telesales revenues as a result of the cessation of direct marketing and sales in Telesales and the eHealth transaction.
Impairment of Long Lived Assets
During the first quarter of 2009 we determined certain long term assets were impaired as a result of the cessation of direct marketing and sales in the Telesales call center. The Company recorded expense in 2009 to write-off the value of these long term assets in the results from discontinued operations, which included property and equipment net of depreciation of $416,764, intangible assets net of accumulated amortization acquired from ISG of $1,200,428 and the value of internet domain name www.healthbenefitsdirect.com net of accumulated amortization of $22,389.
Results of March 25, 2009 Special Shareholder Meeting
Effective March 25, 2009, our shareholders approved an amendment to our certificate of incorporation, as amended, to increase the number of authorized Common Shares from 90,000,000 shares to 200,000,000.
Amendments to Articles of Incorporation Pertaining to the Convertibility of Preferred Shares into Common Shares
As a result of shareholder approval of an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of Common Stock from 90,000,000 shares to 200,000,000 on March 25, 2009, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment was approved by the Company’s board of directors on January 12, 2009 and became effective upon filing on March 25, 2009. Upon the filing of the Certificate of Amendment, all outstanding shares of Series A Preferred Stock became immediately convertible, at the election of each holder of Preferred Shares, into twenty shares of the Company’s common stock and the 2009 Warrants issued in the 2009 Private Placement automatically became exercisable for twenty shares of Common Stock.
Anti-dilution Adjustment to 2007 Warrants and 2008 Warrants
Effective March 25, 2009, in connection with our shareholders’ approval of an amendment to our certificate of incorporation, the Company adjusted the 2007 Warrants pursuant to the weighted average anti-dilution adjustment provisions of the 2007 Warrants. The exercise price of the 2007 Warrants was adjusted from $2.48 to $1.51 and the number of issued, exercisable and outstanding 2007

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 12 – SUBSEQUENT EVENTS (continued)
Warrants were adjusted from 3,024,186 to 4,968,491.
Also effective March 25, 2009, in connection with our shareholders’ approval of an amendment to our certificate of incorporation, the Company adjusted the 2008 Warrants pursuant to the full ratchet anti-dilution adjustment provisions of the 2008 Warrants. The exercise price of the 2008 Warrants was adjusted from $0.80 to $0.20 and the number of issued, exercisable and outstanding 2008 Warrants were adjusted from 6,250,000 to 25,000,000.
Action of the Compensation Committee on February 5, 2009
On February 5, 2009, the Compensation Committee (the “Committee”) of the Company’s board of directors authorized and issued stock option grants and bonuses to each of Anthony R. Verdi, the Company’s Chief Financial Officer, Chief Operating Officer and acting principal executive officer, and Robert Oakes, a director of the Company and President of the Company’s InsPro Technologies subsidiary.
The Committee approved a $100,000 cash bonus payable to Mr. Verdi in four equal monthly installments beginning in April 2009 and a $50,000 cash bonus payable to Mr. Oakes in February 2009. The Committee also authorized and issued to Mr. Verdi a stock option grant to purchase a total of 650,000 shares of the Company’s common stock, which vests as follows: 130,000 shares of Common Stock on each of May 31, 2009, September 30, 2009, May 31, 2010 and September 30, 2010; 65,000 shares of Common Stock on May 31, 2011; and 32,500 shares of Common Stock on each of September 30, 2011 and May 31, 2012.
The Committee authorized and issued to Mr. Oakes a stock option grant to purchase a total of 1,000,000 shares of the Company’s common stock, which vests as follows: 200,000 shares of Common Stock on each of May 31, 2009, September 30, 2009, May 31, 2010 and September 30, 2010; 100,000 shares of Common Stock on May 31, 2011; and 50,000 shares of Common Stock on each of September 30, 2011 and May 31, 2012.
Each of the options issued to Messrs. Verdi and Oakes have a five year term and an exercise price of $0.101, which is equal to closing price of one share of the Company’s common stock as quoted on the OTCBB on February 5, 2009.
Separation of Employment Agreement and General Release With Charles Eissa
On March 27, 2009, Charles Eissa, the Company’s President, and the Company agreed to a Separation of Employment and General Release Agreement whereby Mr. Eissa and the Company mutually agreed that Mr. Eissa’s employment terminated effective March 27, 2009 (“Separation Date”). Under the terms of the agreement the Company will continue to pay Mr. Eissa his current base salary for a period of fourteen (14) months after the Separation Date, less applicable tax withholding, which will be paid in equal installments in accordance with the Company’s normal payroll practices. The Company will provide Mr. Eissa with continued medical, dental and vision coverage at the level in effect as of the Separation Date until the end of the twelve (12)-month period following the Separation Date. In addition the Company agreed to vest effective with the Separation Date all remaining restricted common stock granted to Mr. Eissa on February 15, 2007 subject to the payment in cash of any withholding taxes to the Company, which would have vested between March 15, 2009 and February 15, 2010. Any stock option grants held by Mr. Eissa that are not vested as of the Separation Date shall be forfeited as of the Separation Date.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 12 – SUBSEQUENT EVENTS (continued)
Litigation
On March 24, 2009, certain of the Company’s shareholders filed an action in the Supreme Court of the State of New York, County of New York, Index No. 650174/2009, against the Company, its board of directors, two of the Company’s investors and the investors’ affiliates relating to alleged offers we purportedly received in 2008 and a private placement transaction conducted in January 2009. The plaintiffs allege that the members of the Company’s board of directors breached their fiduciary duties in responding to the offers received in 2008 and in connection with the private placement transaction conducted in January 2009. The complaint also contains claims for unjust enrichment against certain directors whom plaintiffs claim are “interested” and claims for aiding and abetting breach of fiduciary duty and unjust enrichment against one of the Company’s shareholders, Cross Atlantic Capital Partners, Inc., and its affiliates. The plaintiffs seek to rescind and cancel the private placement, enjoin the board of directors from undertaking certain measures and remove certain directors from the board. The plaintiffs also seek money judgments in an amount not less than $10,000,000, plus interest, attorneys’ fees, and accounts and experts’ fees. On May 29, 2009, the defendants moved to dismiss the complaint. The motion was granted on August 13, 2009 on forum non conveniens grounds. On August 14, 2009, a writ of summons was filed in the Court of Common Pleas, Philadelphia County No. 090801764 against the Company, its board of directors, two of the Company’s investors and the investors’ affiliates by the same shareholders who brought the New York action and seven additional shareholders. The Company does not know what claims the shareholders may be asserting because no complaint has been filed, but it believes that any claims relating to the facts that were the basis of the New York action are without merit. The Company intends to vigorously defend the litigation.
New Sub-lease Agreement
On July 1, 2009 the Company entered into a sub-lease agreement with a third party effective July 15, 2009, which terminated an existing sub-lease agreement for approximately 8,000 square feet of the Company’s Deerfield Beach office and replaced it with a sub-lease agreement of approximately 29,952 square feet. This sub-lease terminates on February 28, 2011. As part of the sub-lease the Company agreed to lease certain personal property to the third party effective July 1, 2009 through February 28, 2011 whereby the third party will pay the Company 20 monthly payments of $10,890 and at the end of the lease the Company will deliver to the third party a bill of sale for the leased personal property.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash	$641,666	$1,842,419
Accounts receivable, less allowance for doubtful accounts $3,034 and $0	899,797	461,875
Tax receivable	5,615	31,290
Prepaid expenses	104,819	126,804
Other current assets	11,820	8,461

Total current assets	1,663,717	2,470,849

Restricted cash	1,150,000	1,150,000
Property and equipment, net of accumulated depreciation of $467,624 and $267,384	846,054	729,881
Intangibles, net of accumulated amortization of $1,616,345 and $1,021,187	1,293,914	1,911,461
Other assets	110,608	110,608

Total assets	$5,064,293	$6,372,799

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Note payable	$15,016	$—
Accounts payable	780,011	733,128
Accrued expenses	1,062,364	697,256
Current portion of capital lease obligations	123,004	89,297
Due to related parties	40,000	4,315
Deferred revenue	436,128	457,500
Liabilities of discontinued operations	2,305,272	2,238,315

Total current liabilities	4,761,795	4,219,811

LONG TERM LIABILITIES:
Capital lease obligations	246,057	209,511

Total long term liabilities	246,057	209,511

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; Series A convertible preferred stock; 3,437,500 shares authorized, 1,000,000 shares issued and outstanding (liquidation value $10,000,000))	1,983,984	—
Common stock ($.001 par value; 200,000,000 shares authorized; 41,279,645 shares issued and outstanding)	41,279	41,279
Additional paid-in capital	45,691,766	43,281,139
Accumulated deficit	(47,660,588)	(41,378,941)

Total shareholders’ equity	56,441	1,943,477

Total liabilities and shareholders’ equity	$5,064,293	$6,372,799

(1)	Derived from audited financial statements
See accompanying notes to unaudited consolidated financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,475,696	$1,426,160	$4,733,406	$4,120,950

Operating Expenses:
Salaries, employee benefits and related taxes	1,805,213	1,587,203	6,151,608	5,156,072
Advertising and other marketing	90,814	6,171	231,923	29,971
Depreciation and amortization	293,696	253,770	859,103	759,285
Rent, utilities, telephone and communications	201,700	149,299	613,017	469,541
Professional fees	942,010	715,080	2,449,555	1,773,352
Other general and administrative	372,011	337,786	1,088,244	1,129,043

	3,705,444	3,049,309	11,393,450	9,317,264

Loss from operations	(2,229,748)	(1,623,149)	(6,660,044)	(5,196,314)

Gain (loss) from discontinued operations	806,791	(118,548)	423,764	(2,245,592)

Other income (expense):
Interest income	4,771	14,384	27,082	67,119
Interest expense	(28,413)	(11,695)	(72,449)	(27,910)

Total other income (expense)	(23,642)	2,689	(45,367)	39,209

Net loss	$(1,446,599)	$(1,739,008)	$(6,281,647)	$(7,402,697)

Net loss per common share — basic and diluted:
Loss from operations	$(0.05)	$(0.04)	$(0.16)	$(0.13)
Gain (loss) from discontinued operations	0.02	(0.00)	0.01	(0.06)

Net loss per common share — basic and diluted	$(0.03)	$(0.04)	$(0.15)	$(0.19)

Weighted average common shares outstanding — basic and diluted	41,279,645	41,354,645	41,279,645	39,248,333

See accompanying notes to unaudited consolidated financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR NINE MONTHS ENDED SEPTEMBER 30, 2009

	Preferred Stock, $.001		Common Stock, $.001
	Par Value		Par Value		Additional		Total
	Number of		Number of		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance — December 31, 2008	—	$—	41,279,645	$41,279	$43,281,139	$(41,378,941)	$1,943,477

Preferred stock and warrants issued in private placement	1,000,000	1,983,984	—	—	1,960,399	—	3,944,383

Amortization of deferred compensation					450,228	—	450,228

Net loss for the period			—	—	—	(6,281,647)	(6,281,647)

Balance — September 30, 2009	1,000,000	$1,983,984	41,279,645	$41,279	$45,691,766	$(47,660,588)	$56,441

See accompanying notes to unaudited consolidated financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(6,281,647)	$(7,402,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	859,103	759,285
Stock-based compensation and consulting	450,227	1,571,243
Loss on impairment of property and equipment of discontinued operations	416,764	88,922
Loss on impairment of intangible assets of discontinued operations	1,222,817	295,633
Gain on the disposal of property and equipment of discontinued operations	(227,763)	92,374
Provision for bad debt	2,489	63,851
Changes in assets and liabilities:
Accounts receivable	(440,411)	(212,914)
Tax receivable	25,675	(31,290)
Prepaid expenses	21,985	(55,822)
Other current assets	(3,359)	11,841
Other assets	—	1,722
Accounts payable	46,883	22,462
Accrued expenses	365,109	(397,953)
Due to related parties	(4,315)	(28,500)
Deferred revenue	(21,372)	(149,125)
Income tax payable	—	(157,288)
Liabilities of discontinued operations	(1,409,421)	(2,355,205)

Net cash used in operating activities	(4,977,236)	(7,883,461)

Cash Flows From Investing Activities:
Purchase of property and equipment	(304,664)	(409,352)
Proceeds from the sale of property and equipment of discontinued operations	11,495	27,000
Purchase of intangible assets and capitalization of software development	—	(291,847)

Net cash used in investing activities	(293,169)	(674,199)

Cash Flows From Financing Activities:
Gross proceeds from note	32,831	—
Payments on note payable	(17,816)	—
Gross proceeds from capital leases	155,055	193,498
Payments on capital leases	(84,801)	(23,979)
Gross proceeds from sales of preferred stock	4,000,000	—
Gross proceeds from sales of common stock	—	5,000,000
Fees paid in connection with offering	(15,617)	(70,238)

Net cash provided by financing activities	4,069,652	5,099,281

Net decrease in cash	(1,200,753)	(3,458,379)

Cash — beginning of the year	1,842,419	5,787,585

Cash — end of the period	$641,666	$2,329,206

Supplemental Disclosures of Cash Flow Information Cash payments for income taxes	$—	$188,578

Non cash financing activities:
Fees payable to a related party in connection with offering	$40,000	$—

See accompanying notes to unaudited consolidated financial statements.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2008 and notes thereto and other pertinent information contained in Form 10-K of Health Benefits Direct Corporation (the “Company”, “we”, “us” or “our”) as filed with the Securities and Exchange Commission (the “Commission”).
The consolidated financial statements of the Company include the Company and its subsidiaries. All material inter-company balances and transactions have been eliminated.
For purposes of comparability, certain prior period amounts have been reclassified to conform to the 2009 presentation.
The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the results for the full fiscal year ending December 31, 2009.
Organization
Health Benefits Direct Corporation (the “Company”, “we”, “us” or “our”) was formed in January 2004 for the purpose of acquiring, owning and operating businesses engaged in direct marketing and sale of health and life insurance products, primarily utilizing the Internet and our former call center. Our current operations consist of InsPro Technologies LLC and Insurint Corporation.
During the second quarter of 2009 Atiam Technologies LLC was renamed InsPro Technologies LLC (“InsPro Technologies”). InsPro Technologies is a provider of comprehensive, web-based insurance administration software applications. InsPro Technologies’ flagship software product is InsPro, which was introduced in 2004. InsPro Technologies offers InsPro on a licensed and an ASP (Application Service Provider) basis. InsPro is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro Technologies’ clients include insurance carriers and third party administrators. InsPro Technologies realizes revenue from the sale of software licenses, application service provider fees, software maintenance fees and consulting and implementation services. We acquired InsPro Technologies on October 1, 2007.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Insurint™ is a proprietary, professional-grade, web-based agent portal that aggregates real-time quotes and underwriting information from multiple highly-rated carriers of health and life insurance and related products. We market Insurint using a Software as a Service (SaaS) model instead of software licensing model, which offers easy web-based distribution and pay-as-you-go pricing. We market primarily to insurance agents, agencies, and other organizations selling health insurance products to families and individuals. Unlike existing health insurance quote engines, Insurint also enables an agent to input responses to a set of questions about the health of proposed insureds to place an insurance policy faster and more accurately. In addition, Insurint offers a suite of sales tools that agents can use to increase their overall sales production.
During the first quarter of 2009 we ceased marketing and selling activities in Telesales and sold the majority of our call center-produced agency business to eHealth Insurance Services, Inc. (“eHealth”). Telesales specialized in the direct marketing of health and life insurance and related products to individuals and families. Telesales receives commission and other fees from the insurance companies on behalf of which it sells insurance products for the sale of such products. See Note 2 – Discontinued Operations.
Use of estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2009 and 2008 include the allowance for doubtful accounts, stock-based compensation, the useful lives of property and equipment and intangible assets, accrued expenses pertaining to abandoned facilities, fair value of financial and equity instruments, and revenue recognition.
Cash and cash equivalents
The Company considers all liquid debt instruments with original maturities of 3 months or less to be cash equivalents.
Restricted cash
The Company considers all cash and cash equivalents held in restricted accounts pertaining to the Company’s letters of credit as restricted cash.
Accounts receivable
The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At September 30, 2009, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $3,034.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Accounts receivable from the Company’s two largest InsPro Technologies clients as measured by receivable balance accounted for 36% and 9% of the Company’s total accounts receivable balance at September 30, 2009.
Fair value of financial instruments
The carrying amounts of financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses and capital leases approximated fair value as of September 30, 2009 and December 31, 2008, because of the relatively short-term maturity of these instruments and their market interest rates.
Property and equipment
Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.
Intangible assets
Intangible assets consist of assets acquired in connection with the acquisition of InsPro Technologies and costs incurred in connection with the development of the Company’s software. See Note 4 – Intangible Assets.
The Company’s Insurint subsidiary capitalized certain costs valued in connection with developing or obtaining internal use software. These costs, which consist of direct technology labor costs, are capitalized and amortized using the straight-line method over expected useful lives. Costs that the Company has incurred in connection with developing the Company’s websites and purchasing domain names are capitalized and amortized using the straight-line method over an expected useful life.
The Company’s capitalization of software development costs for software used internally begins upon the establishment of technological feasibility of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. Capitalized software development costs are amortized utilizing the straight-line method over the estimated economic life of the software not to exceed three years. We regularly review the carrying value of software development assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable software.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company’s InsPro Technologies subsidiary capitalized certain costs valued in connection with developing or obtaining software for external use. These costs, which consist of direct technology labor costs, are capitalized subsequent to the establishment of technological feasibility and until the product is available for general release. Both prior and subsequent costs relating to the establishment of technological feasibility are expensed as incurred. Development costs associated with product enhancements that extend the original product’s life or significantly improve the original product’s marketability are also capitalized once technological feasibility has been established. Software development costs are amortized on a straight-line basis over the estimated useful lives of the products not to exceed two years, beginning with the initial release to customers. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining useful life of the capitalized software development costs should be revised or the remaining balance of such assets may not be recoverable. The Company evaluates the recoverability of capitalized software based on the net realizable value of its software products, as defined by the estimated future revenue from the products less the estimated future costs of completing and disposing of the products, compared to the unamortized capitalized costs of the products. As of September 30, 2009, management believes no revisions to the remaining useful life or additional write-downs of capitalized software development costs are required because the net realizable value of its software products exceeds the unamortized capitalized costs. Management’s estimates about future revenue and costs associated with its software products are subject to risks and uncertainties related to, among other things, market and industry conditions, technological changes, and regulatory factors. A change in estimates could result in an impairment charge related to capitalized software costs.
Impairment of long-lived assets
The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.
See Note 2 – Discontinued Operations.
Income taxes
The Company accounts for income taxes under the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Loss per common share
Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company’s common stock equivalents at September 30, 2009 include the following:

Convertible preferred stock	20,000,000
Options	5,439,148
Warrants	51,566,887

77,006,035

Revenue recognition
We follow the guidance of the Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.
InsPro Technologies offers InsPro on a licensed and an application service provider (“ASP”) basis. An InsPro software license entitles the purchaser a perpetual license to a copy of the InsPro software installed at a single client location. Alternatively, ASP hosting service enables a client to lease the InsPro software, paying only for that capacity required to support their business. ASP clients access InsPro installed on InsPro Technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.
InsPro Technologies’ software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro help desk.
InsPro Technologies’ consulting and implementation services are generally associated with the implementation of an InsPro instance for either an ASP or licensed client, and cover such activity as InsPro installation, configuration, modification of InsPro functionality, client insurance plan set-up, client insurance document design and system documentation.
Insurint Corporation offers Insurint™, which is a proprietary, professional-grade, web-based agent portal that aggregates real-time quotes and underwriting information from multiple highly-rated carriers of health and life insurance and related products. Insurint typically charges its clients a one time account set up fee, which is recognized as earned when collected and the service has been provided, and recurring access fees, which are typically monthly in frequency and are recognized as the service is provided.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company recognizes revenue from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.
License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.
The unearned portion of InsPro Technologies’ and Insurint’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.
See Note 2 — Discontinued Operations for revenue recognition for discontinued operations.
Advertising and other marketing expense
Advertising expense pertains to the development and distribution of brand and product advertising. Other marketing includes professional marketing services. Advertising and other marketing are expensed as incurred.
Concentrations of credit risk
The Company maintains its cash and restricted cash in bank deposit accounts, which, at times, exceed the federally insured limits of $250,000 per account. At September 30, 2009, the Company had approximately $1,241,290 in United States bank deposits, which exceeded federally insured limits. Federally insured limits have been increased from $100,000 to $250,000 per account through December 31, 2013. The Company has not experienced any losses in such accounts through September 30, 2009.
During the nine months ended September 30, 2009, approximately 46% and 22% of the Company’s revenue was earned from each of the Company’s two largest InsPro Technologies clients.
Stock-based compensation
The Company accounts for stock based compensation transactions using a fair-value-based method and recognizes compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Non-employee stock based compensation
The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.
Registration rights agreements
The Company classifies as liability instruments the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the Commission within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer’s own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments.
At September 30, 2009, the Company does not believe that it is probable that the Company will incur a penalty in connection with registration rights agreements, which we entered into in connection with the 2008 and 2009 private placements. Accordingly no liability was recorded as of September 30, 2009.
Recent accounting pronouncements
In September 2006, the FASB issued guidance in the Fair Value Measurements and Disclosures Topic of the Codification. This guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In February 2008, the FASB deferred the effective date of this guidance for one year for all nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  We adopted the guidance effective January 1, 2008 for all financial assets and liabilities.  As of January 1, 2009, we adopted the guidance for all non-financial assets and all non-financial liabilities.  There is no impact on our financial statements as of September 30, 2009. In December 2007, the FASB issued guidance in the Business Combinations Topic of the Codification.  This guidance requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair values including contingent consideration.  In addition, this guidance changes the recognition of assets acquired and liabilities assumed arising from preacquisition contingencies and requires the expensing of acquisition-related costs as incurred.  The guidance applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  We adopted this guidance effective January 1, 2009.  Any impact would be on future acquisitions.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
In December 2007, the FASB issued guidance in the Consolidation Topic of the Codification on the accounting for noncontrolling interests in consolidated financial statements.  This guidance clarifies the classification of noncontrolling interests in consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests.  This guidance is effective as of the beginning of an entity’s first fiscal year that begins on or after December 15, 2008 and is required to be adopted prospectively, except for the reclassification of noncontrolling interests to equity and the recasting of net income (loss) attributable to both the controlling and noncontrolling interests, which are required to be adopted retrospectively.  We adopted this guidance effective January 1, 2009.  There is no impact on our financial statements as of September 30, 2009.
In April 2008, the FASB issued guidance in the Intangibles-Goodwill and Other Topic of the Codification on the determination of the useful life of an intangible asset.  This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  We adopted this guidance effective January 1, 2009.  There is no impact on our financial statements as of September 30, 2009.
In June 2008, FASB issued guidance in the Earnings Per Share Topic of the Codification on determining whether instruments granted in share-based payment transactions are participating securities.  The guidance clarified that all unvested share-based payment awards that contain non-forfeitable rights to dividends are participating securities and provides guidance on how to compute basic EPS under the two-class method.  The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  We adopted this guidance effective January 1, 2009 and it had no impact on our financial statements.
In April 2009, the FASB issued guidance in the Fair Value Measurements and Disclosures Topic of the Codification on determining fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying transactions that are not orderly.  The guidance emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants.  The guidance provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity.  In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value.  The guidance is effective for interim or annual reporting periods ending after June 15, 2009, and shall be applied prospectively.  We adopted this guidance effective for the quarter ending June 30, 2009.  There is no impact of the adoption on our financial statements as of September 30, 2009.
In April 2009, FASB issued guidance in the Financial Instruments Topic of the Codification on interim disclosures about fair value of financial instruments.  The guidance requires disclosures about the fair value of financial instruments for both interim reporting periods, as well as annual reporting periods.  The guidance is effective for all interim and annual reporting periods ending after June 15, 2009 and shall be applied prospectively.  The adoption of this guidance had no impact on our financial statements as of September 30, 2009.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
In May 2009, FASB issued guidance in the Subsequent Events Topic of the Codification.  The guidance is intended to establish general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The guidance is effective for interim or annual financial periods ending after June 15, 2009 and is required to be adopted prospectively.  We adopted this guidance effective for the quarter ending June 30, 2009.  The adoption of this guidance had no impact on our financial statements as of September 30, 2009, other than the additional disclosure.
In June 2009, the FASB issued guidance which will amend the Consolidation Topic of the Codification.  The guidance addresses the effects of eliminating the qualifying special-purpose entity (QSPE) concept and responds to concerns over the transparency of enterprises’ involvement with variable interest entities (VIEs).  The guidance is effective beginning on January 1, 2010.  We do not expect the adoption of this guidance to have an impact on our financial statements.
In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value” (ASU 2009-05).  ASU 2009-05 amends the Fair Value Measurements and Disclosures Topic of the FASB Accounting Standards Codification by providing additional guidance clarifying the measurement of liabilities at fair value.  ASU 2009-05 is effective for us for the reporting period ending December 31, 2009.  We do not expect the adoption of ASU 2009-05 to have an impact on our financial statements.
NOTE 2 – DISCONTINUED OPERATIONS
During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non employee ISG agents. During the first quarter of 2009 the Company’s Telesales business segment eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition.
On February 20, 2009 (the “Closing Date”), the Company entered into and completed the sale of the Company’s Telesales call center produced agency business (the “Agency Business”) to eHealth, an unaffiliated third party, pursuant to the terms of a Client Transition Agreement (the “Agreement”).
Pursuant to the Agreement the Company transferred to eHealth the broker of record status and the right to receive commissions on certain of the in-force individual and family major medial health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. (collectively, the “Specified Carriers”) on which the Company was designated as broker of record as of the Closing Date (collectively, the “Transferred Policies” and each, a “Transferred Policy”). Certain policies and products were excluded from the transaction, including the Company’s agency business generated through its ISG agents, all short term medical products and all business produced through carriers other than the Specified Carriers. In addition, the Agreement also provides for the transfer to eHealth of certain lead information relating to health insurance prospects (the “Lead Database”).

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 2 – DISCONTINUED OPERATIONS (continued)
The aggregate initial amount of consideration paid by eHealth to the Company pursuant to the Agreement during the first quarter of 2009 was approximately $1,280,000. In addition, on the Closing Date, eHealth agreed to assume from the Company certain liabilities relating to historical commission advances on the Transferred Policies made by the Specified Carriers in an aggregate amount of approximately $1,385,000. In addition, eHealth has agreed to pay to HBDC II, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“HBDC II”) a portion of each commission payment received by eHealth and reported by the Specified Carrier relating to a Transferred Policy for the duration of the policy, provided that eHealth remains broker of record on such Transferred Policy.
Simultaneous with the execution of the Agreement, the Company and eHealth also entered into a Marketing and Referral Agreement, dated as of February 20, 2009 (the “Referral Agreement”). Pursuant to the terms of the Referral Agreement, eHealth agreed to construct one or more websites for the purpose of selling health insurance products (the “Referral Sites”) and to pay to HBDC II a portion of all first year and renewal commissions received by eHealth from policies sold through the Referral Sites that result from marketing to prospects using the Lead Database or other leads delivered by the Company to eHealth. The Referral Agreement is scheduled to terminate 18 months following the Closing Date and is terminable by the Company or eHealth upon material breach by the other party.
Revenue Recognition for Discontinued Operations
Our Telesales business segment generates revenue primarily from the receipt of commissions paid to the Company by insurance companies based upon the insurance policies sold to consumers by the Company. These revenues are in the form of first year, bonus and renewal commissions that vary by company and product. We recognize commission revenue primarily from the sale of health insurance, after we receive notice that the insurance company has received payment of the related premium. First year commission revenues per policy can fluctuate due to changing premiums, commission rates, and types or amount of insurance sold. Insurance premium commission revenues are recognized pro-rata over the terms of the policies. Revenues for renewal commissions are recognized after we receive notice that the insurance company has received payment for a renewal premium. Renewal commission rates are significantly less than first year commission rates and may not be offered by every insurance company or with respect to certain types of products. The unearned portion of premium commissions has been included in the consolidated balance sheet as a liability for unearned commission advances.
The length of time between when we submit a consumer’s application for insurance to an insurance company and when we recognize revenue varies. The type of insurance product, the insurance company’s premium billing and collection process, and the insurance company’s underwriting backlog are the primary factors that impact the length of time between submitted applications and revenue recognition. Any changes in the amount of time between submitted application and revenue recognition, which are influenced by many factors not under our control, create fluctuations in our operating results and could affect our business, operating results and financial condition.
The Company received bonuses based upon individual criteria set by insurance companies, which we recognize when we receive notification from the insurance company of the bonus due to us.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 2 – DISCONTINUED OPERATIONS (continued)
The Company receives fees for the placement and issuance of insurance policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and the Company has no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.
During the first quarter of 2009 the Company recognized a gain upon the execution of the Agreement of $2,664,794, which is the sum of the aggregate initial amount of consideration paid by eHealth to the Company and eHealth’s assumption of certain liabilities relating to historical commission advances on the Transferred Policies.
The Company recognizes as revenue commission payments received from eHealth in connection with the Agreement upon the Company’s notification by eHealth of such amounts.
The Company generated revenue from the sale of leads to third parties. Such revenues are recognized when the Company delivers the leads and bills the purchaser of the leads.
The Company also generated revenue from the sub-lease of our leased New York City office and a portion of our leased Deerfield Beach Florida office, which are both leased under operating leases. The terms of the Company’s sub-lease of our New York City office is under similar terms as our lease. The Company sub-leases portions of our Deerfield Beach office to two unaffiliated parties through January 31, 2010. Sub-lease revenue includes base rent, additional rent representing a portion of occupancy expenses under the terms of the sub-leases and certain technology and facility services provided. We recognize sub-lease revenue when lease rent payments are due in accordance with the sub-lease agreements. Recognition of sub-lease revenue commences when control of the facility has been given to the tenant. We record a provision for losses on accounts receivable equal to the estimated uncollectible amounts. This estimate is based on our historical experience and a review of the current status of the Company’s receivables.
Impairment of Long Lived Assets
During the first quarter of 2009 we determined certain long term assets were impaired as a result of the cessation of direct marketing and sales in the Telesales call center. The Company recorded expense in 2009 to write-off the value of these long term assets in the results from discontinued operations, which included property and equipment net of depreciation of $416,764, intangible assets net of accumulated amortization acquired from ISG of $1,200,428 and the value of internet domain name www.healthbenefitsdirect.com net of accumulated amortization of $22,389.
On July 1, 2009 the Company entered into a sub-lease agreement with a third party, effective July 15, 2009 which terminated an existing sub-lease agreement for approximately 8,000 square feet of the Company’s Deerfield Beach office and replaced it with a sub-lease agreement for approximately 29,952 square feet. This new sub-lease terminates on February 28, 2011. As part of the sub-lease agreement, the Company also agreed to lease certain personal property to the sub-lessee for the term of the lease. The sub-lessee agreed to pay the Company 20 monthly payments of $10,890 for such personal property and the Company has agreed to deliver to the sub-lessee a bill of sale for the leased personal property at the end of the term. The Company has accounted for this personal property sub-lease arrangement as a sale and recorded a gain of $217,501.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 2 – DISCONTINUED OPERATIONS (continued)
The Company recorded a liability for severance payments due to employees of discontinued operations of $278,030 and $266,740 at September 30, 2009 and December 31, 2008, respectively.

The financial position of discontinued operations was as follows:

	September 30, 2009	December 31, 2008
Accounts receivable, less allowance for doubtful accounts $0 and $2,173	$(340,658)	$(457,994)
Deferred compensation advances	(926)	(36,186)
Prepaid expenses	(10,375)	(51,029)
Other current assets	(5,943)	—
Property and equipment, net of accumulated depreciation of $0 and $1,300,155	—	(434,067)
Intangibles, net of accumulated amortization of $0 and $3,858,592	—	(1,286,946)
Other assets	(124,463)	(70,033)
Accounts payable	103,515	179,623
Accrued expenses	2,544,129	1,333,693
Sub-tenant security deposit	121,007	39,093
Unearned commission advances	18,986	3,022,161

Net current liabilities of discontinued operations	$2,305,272	$2,238,315

The gain on the execution of the Agreement together with the results of the Telesales call center, ISG and real estate sub-leasing of the Company’s former New York and Florida sales offices are all classified as discontinued operations for all periods presented. The results of discontinued operations do not include any allocated or common overhead expenses except for a portion of expenses pertaining to our Florida office. The results of operations of discontinued operations were as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Commission and other revenue from carriers	$251,023	$4,100,158	$1,972,178	$13,847,293
Gain recognized upon the execution of the Agreement	—	—	2,664,794	—
Transition policy commission pursuant to the Agreement	606,424	—	1,383,279	—
Gain on disposal of property and equipment	217,501	—	227,728	—
Lead sale revenue	—	103,798	2,442	391,293
Sub-lease revenue	326,393	85,903	1,007,898	138,940

	1,401,341	4,289,859	7,258,319	14,377,526

Operating expenses:
Salaries, commission and related taxes	125,329	2,461,203	1,034,188	8,848,034
Lead, advertising and other marketing	(27,001)	832,129	98,350	3,877,825
Depreciation and amortization	—	374,451	95,619	1,192,366
Rent, utilities, telephone and communications	348,001	486,758	3,348,542	1,668,196
Professional fees	35,222	47,813	393,090	186,648
Loss on impairment of property and equipment	—	—	416,764	88,922
Loss on impairment of intangible assets	—	—	1,222,817	295,633
Other general and administrative	112,999	113,679	225,185	373,120
Loss on disposal of property and equipment	—	92,374	—	92,374

	594,550	4,408,407	6,834,555	16,623,118

Gain (loss) from discontinued operations	$806,791	$(118,548)	$423,764	$(2,245,592)

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consisted of the following:

	Useful
	Life	At September 30,	At December 31,
	(Years)	2009	2008
Computer equipment and software	3	$895,427	$657,205
Office equipment	4.6	194,360	11,998
Office furniture and fixtures	6.7	189,857	294,029
Leasehold improvements	9.8	34,034	34,033

		1,313,678	997,265

Less accumulated depreciation		(467,624)	(267,384)

		$846,054	$729,881

For the three months ended September 30, 2009 and 2008, depreciation expense was $87,847 and $59,166, respectively. For the nine months ended September 30, 2009 and 2008, depreciation expense was $241,556 and $243,367, respectively.
NOTE 4 – INTANGIBLE ASSETS
Intangible assets consisted of the following:

	Useful
	Life	At September 30,	At December 31,
	(Years)	2009	2008
Atiam intangible assets acquired	4.7	$2,097,672	$2,097,672
Software development costs for internal use	2.6	638,291	660,680
Software development costs for external marketing	2	174,296	174,296

		2,910,259	2,932,648

Less: accumulated amortization		(1,616,345)	(1,021,187)

		$1,293,914	$1,911,461

Intangible assets acquired from InsPro Technologies had the following unamortized values as of September 30, 2009: value of client contracts and relationships other than license of $653,532; the value of purchased software for sale and licensing value of $386,668; and the employment and non-compete agreements acquired of $121,311. Software development costs for internal use and external marketing had unamortized values as of September 30, 2009 of $67,042 and $65,361 , respectively.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 4 – INTANGIBLE ASSETS (continued)
For the three months ended September 30, 2009 and 2008, amortization expense was $205,849 and $194,604, respectively. For the nine months ended September 30, 2009 and 2008, amortization expense was $617,547 and $515,918, respectively.
Amortization expense subsequent to the period ended September 30, 2009 is as follows:

2009	$205,847
2010	481,283
2011	346,734
2012	260,050

$1,293,914

NOTE 5 – RELATED PARTY TRANSACTIONS
As of September 30, 2009, the Company recorded $40,000 due to related parties, which consisted of the reimbursement of legal expense to Cross Atlantic Capital Partners pursuant to the terms of a Securities Purchase Agreement, dated January 14, 2009. See Note 6 Shareholders’ Equity. As of December 31, 2008, the Company recorded $4,315 due to related parties, which consisted of director travel expense reimbursement to Cross Atlantic Capital Partners for Messrs. Caldwell’s and Tecce’s travel expense to board of director meetings.
NOTE 6 – SHAREHOLDERS’ EQUITY
Common Stock
2008
On January 3, 2008, the Company issued 75,000 shares of unrestricted common stock to certain directors in accordance with the Company’s Non Employee Director Compensation Plan, which was valued in aggregate at $129,000 based on the closing price per share ($1.72) of the Company’s common stock on the OTCBB on January 3, 2008.
On February 15, 2008, Mr. Eissa and Mr. Spinner returned to the Company in aggregate 20,749 shares of the 100,000 shares of the Company’s common stock that vested to them on this date as consideration for the Company paying their estimated tax liabilities pursuant to the terms of their February 15, 2007 restricted stock grants. The shares were valued at $1.32 per share based on closing price of the Company’s common stock on the OTCBB on February 15, 2008.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
On March 31, 2008, the Company entered into Securities Purchase Agreements (the “2008 Purchase Agreements”) with certain institutional and individual accredited investors (collectively, the “2008 Investors”) and completed a private placement (the “2008 Private Placement”) of an aggregate of 6,250,000 shares of the Company’s common stock and warrants to purchase 6,250,000 shares of the Company’s common stock. Pursuant to the 2008 Purchase Agreement, the Company sold investment units (each, a “2008 Unit”) at a per unit purchase price equal to $0.80. Each 2008 Unit sold in the 2008 Private Placement consisted of one share of common stock and a Warrant to purchase one share of common stock at an initial exercise price of $0.80 per share, subject to adjustment (the “2008 Warrant”). The gross proceeds from the 2008 Private Placement were $5,000,000 and we incurred $70,238 of legal and other expenses in connection with the 2008 Private Placement.
On March 31, 2008, 75,000 restricted shares of common stock issued to Ivan M. Spinner, the Company’s former Senior Vice President, were forfeited in accordance with the terms of the restricted stock grant. The forfeiture was accounted for as retirement of 75,000 shares valued at $225,000 based on the fair market value on the date of grant and recorded as a reduction to salaries, commission and related taxes, net effects are included in amortization of deferred compensation.
On April 1, 2008, the Company issued 99,010 restricted shares of its common stock to Mr. Edmond Walters upon the effective date of his becoming a director of the Company in accordance with the Company’s Non Employee Director Compensation Plan and the Company’s 2006 Omnibus Equity Compensation Plan. Mr. Walters was granted shares valued at $100,000 in aggregate based on the $1.01 closing price of the Company’s common stock on the OTCBB on April 1, 2008, and will vest as follows: 33,003 shares on April 1, 2008; 33,003 additional shares on April 1, 2009; 33,004 shares on April 1, 2010. Pursuant to the Company’s 2006 Omnibus Equity Compensation Plan, Mr. Walters has voting, dividend and distribution rights pertaining to his unvested shares, but he is restricted from selling or otherwise disposing of his restricted shares until vesting occurs.
2009
Effective March 25, 2009, our shareholders approved an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 90,000,000 shares to 200,000,000.
As a result, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment was approved by the Company’s board of directors on January 12, 2009 and became effective upon filing on March 25, 2009. Upon the filing of the Certificate of Amendment, all outstanding shares of the Company’s Series A convertible preferred stock became immediately convertible, at the election of each holder, into twenty shares of the Company’s common stock and the 2009 Warrants (as defined below) issued in the 2009 Private Placement (as defined below) automatically became exercisable for twenty shares of common stock and are no longer exercisable into Preferred Shares (as defined below).

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
Preferred Stock
On January 14, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation was approved by the Company’s Board of Directors on January 12, 2009 and became effective upon filing. The Certificate of Designation provides for the terms of the Company’s Series A convertible preferred stock (the “Preferred Stock”) issued pursuant to the 2009 Purchase Agreement (as defined below).
On January 14, 2009, the Company entered into and, on January 15, 2009 completed, a private placement (the “2009 Private Placement”) with Co-Investment Fund II, L.P., a Delaware limited partnership (“Co-Investment” or the “Investor”), for an aggregate of 1,000,000 shares (each, a “Preferred Share”) of its Preferred Stock, par and warrants to purchase 1,000,000 shares of its Preferred Stock (each, a “Preferred Warrant Share”), pursuant to the terms of the Securities Purchase Agreement (the “2009 Purchase Agreement”). The gross proceeds from the closing were $4 million and the Company intends to use the net proceeds of the 2009 Private Placement for working capital purposes.
Pursuant to the 2009 Purchase Agreement, the Company agreed to sell to Co-Investment 1,000,000 investment units (each, a “2009 Unit”) in the 2009 Private Placement at a per 2009 Unit purchase price equal to $4.00. Each 2009 Unit sold in the 2009 Private Placement consisted of one share of Preferred Stock and a Warrant to purchase one share of Preferred Stock at an initial exercise price of $4.00 per share, subject to adjustment (the “2009 Warrant”).
The Preferred Stock is entitled to vote as a single class with the holders of the Company’s common stock, with each Share of Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each Share of Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Preferred Stock original issue price or $10,000,000, subject to certain customary adjustments, or (B) the amount such Share of Preferred Stock would receive if it participated pari passu with the holders of common stock on an as-converted basis. Each Share of Preferred Stock becomes convertible into 20 shares of common stock (the “Shares”), subject to adjustment and at the option of the holder of the Preferred Stock, immediately after shareholder approval of the Charter Amendment (as defined below). For so long as any shares of Preferred Stocks are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 Shares of Preferred Stocks are outstanding, the vote or consent of the holders of at least two-thirds of the Shares of Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to two and a half (2.5) times the Preferred Stock original issue price or $10,000,000 in aggregate for all issued and outstanding Preferred Stock.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
The Company was required, under the terms of the 2009 Purchase Agreement, to file a proxy statement (the “Proxy Statement”) and hold a special meeting of the Company’s shareholders (the “Special Meeting”) within 75 days of the effective date of the 2009 Purchase Agreement for the purpose of approving a certificate of amendment to the Company’s certificate of incorporation to increase the total number of the Company’s authorized shares of common stock from 90,000,000 to 200,000,000 (the “Charter Amendment”). Under the terms of the 2009 Purchase Agreement, Co-Investment agreed to vote all Preferred Shares and shares of common stock beneficially owned by it in favor of the Charter Amendment at the Special Meeting. The Company filed a Proxy Statement and on March 25, 2009 held a Special Meeting of shareholders whereby shareholders voted and approved the Charter Amendment.
The Company also agreed, pursuant to the terms of the 2009 Purchase Agreement, that, except for the Follow-on Financing, for a period of 90 days after the effective date (the “Initial Standstill”) of the 2009 Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company (any such issuance, offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”). Additionally, the Company has agreed with Co-Investment that, for an additional 90 day period following the Initial Standstill, it shall not engage in any Subsequent Placement without the prior written consent of Co-Investment, if such Subsequent Placement seeks to raise less than $15 million.
The 2009 Purchase Agreement also provides for a customary participation right for Co-Investment, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring prior to January 14, 2011. Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.
The Company allocated the $4,000,000 proceeds received from the 2009 Private Placement net of $45,617 of costs incurred to complete 2009 Private Placement to the Preferred Shares and 2009 Warrants based on their relative fair values, which were determined to have a fair value in aggregate of $3,758,306. The Company determined the 2009 Warrants are properly classified as an equity instrument. The Company recorded the value of the Preferred Shares as $1,983,984 and the value of the 2009 Warrants as $1,960,399 in additional paid in capital. The Company determined the fair value of the Preferred Shares to be $1,900,000 based on the closing price of the Company’s common stock on January 15, 2009 and the 20 to 1 conversion ratio of the Preferred Shares into Common Shares. The Company determined the fair value of the 2009 Warrants to be $1,812,867 using a Black-Scholes option pricing model with the following assumptions: expected volatility of 192%, a risk-free interest rate of 0.12%, an expected term of 5 years and 0% dividend yield.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
Stock Options
On February 5, 2009 the Company issued to Mr. Verdi a stock option grant to purchase a total of 650,000 shares of the Company’s common stock, which vests as follows: 130,000 shares of common stock on each of May 31, 2009, September 30, 2009, May 31, 2010 and September 30, 2010; 65,000 shares of common stock on May 31, 2011; and 32,500 shares of common stock on each of September 30, 2011 and May 31, 2012.
Also on February 5, 2009 the Company issued to Mr. Oakes a stock option grant to purchase a total of 1,000,000 shares of the Company’s common stock, which vests as follows: 200,000 shares of common stock on each of May 31, 2009, September 30, 2009, May 31, 2010 and September 30, 2010; 100,000 shares of common stock on May 31, 2011; and 50,000 shares of common stock on each of September 30, 2011 and May 31, 2012.
Each of the options issued to Messrs. Verdi and Oakes have a five year term and an exercise price of $0.101, which is equal to closing price of one share of the Company’s common stock as quoted on the OTCBB on February 5, 2009.
On May 20, 2009 the Company issued options under the 2008 Plan to purchase 250,000 shares of common stock to an outside consultant at an option exercise price of $0.10. These options have a term of 3 years and will vest 20,000 shares on June 20, 2009 and 10,000 shares vesting monthly starting July 20, 2009 through April 20, 2011.
During the nine months ended September 30, 2009 the Company also issued options under the 2008 Plan in aggregate to purchase 225,000 shares of common stock to employees at a weighted average option exercise price of $0.07. These options have a term of 5 years and will vest one third on the first anniversary and an additional one third on each anniversary thereafter.
During the nine months ended September 30, 2009 a total of 977,052 options previously granted were forfeited as a result of the termination of the employment of various employees in accordance with the terms of the stock options.
The Company recorded $450,227 and $1,287,351 in salaries, commission and related taxes pertaining to director and employee stock options and restricted and unrestricted stock grants in nine months ended September 30, 2009 and 2008, respectively.
The weighted average fair value of option grants are estimated as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions for options granted during the nine months ended September 30, 2009:

Expected volatility	201%
Risk-free interest rate	3.69%
Expected life in years	4.6
Assumed dividend yield	0%

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
A summary of the Company’s outstanding stock options as of and for the nine months ended September 30, 2009 are as follows:

	Number	Weighted
	Of Shares	Average	Weighted
	Underlying	Exercise	Average
	Options	Price	Fair Value
Outstanding at December 31, 2008	4,291,200	$1.99	$0.86

For the period ended September 30, 2009
Granted	2,125,000	0.08	0.08
Exercised	—	—	—
Forfeited	977,052	2.52	0.35

Outstanding at September 30, 2009	5,439,148	1.15	0.65

Outstanding and exercisable at September 30, 2009	3,987,966	$1.51	$0.80

The following information applies to stock options outstanding at September 30, 2009:

Options Outstanding				Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number of Shares	Contractual	Exercise		Exercise
Price	Underlying Options	Life	Price	Number Exercisable	Price
$0.06	155,000	4.5	$0.06	—	$—
0.10	1,970,000	4.4	0.10	720,000	0.10
0.24	15,000	4.1	0.24	—	—
0.78	10,000	3.6	0.78	3,333	—
1.00	1,300,000	6.2	1.00	1,300,000	1.00
1.01	550,000	8.5	1.01	550,000	1.01
2.50	421,648	6.1	2.50	421,434	2.50
2.62	20,000	2.2	2.62	13,200	2.62
2.70	475,000	1.6	2.70	458,333	2.70
2.95	45,000	1.6	2.95	45,000	2.95
3.00	2,500	2.6	3.00	1,666	3.00
3.50	75,000	6.5	3.50	75,000	3.50
3.60	400,000	1.6	3.60	400,000	3.60
	5,439,148			3,987,966

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
As of September 30, 2009, there were 7,000,000 shares of our common stock authorized to be issued under the 2008 Plan, of which 821,842 shares of our common stock remain available for future stock option grants.
The total intrinsic value of stock options granted during the nine months ended and as of September 30, 2009 was $0.  The total intrinsic value of stock options outstanding and exercisable as of September 30, 2009 was $0.
The value of equity compensation expense not yet expensed pertaining to unvested equity compensation was $154,693 as of September 30, 2009, which will be recognized in the fourth quarter of 2009.
Common Stock Warrants
On January 10, 2009, warrants to purchase 2,762,500 shares of the Company’s common stock at an exercise price of $1.50 per share expired in accordance with the terms of the warrants.
The 2009 Warrants provide that the holder thereof shall have the right (A) at any time after the Stockholder Approval Date (as defined below), but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below), (ii) the date on which the Company’s shareholders approve the Charter Amendment (the “Stockholder Approval Date”) and (iii) January 14, 2014, to acquire 1,000,000 shares of Preferred Stock upon the payment of $4.00 per Preferred Warrant Share and (B) at any time after the Stockholder Approval Date, but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) January 14, 2014, to acquire up to a total of 20,000,000 shares of common stock of the Company (each a “Warrant Share”) upon the payment of $0.20 per Warrant Share (the “Exercise Price”). The Company also has the right, at any point after the Stockholder Approval Date and after which the volume weighted average trading price per share of the Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding 2009 Warrants (a “Call Event”), in which case such 2009 Warrants will expire if not exercised within ten business days thereafter. The 2009 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share of common stock during the first two years following the date of issuance of the 2009 Warrants, subject to customary exceptions. Effective March 25, 2009, the 2009 Warrants became exercisable for 20,000,000 shares of common stock and are no longer exercisable into Preferred Shares.
Effective March 25, 2009, in connection with our shareholders’ approval of an amendment to our certificate of incorporation, the Company adjusted the warrants issued in connection with the Company’s private placement completed in March 2007 (the “2007 Warrants”) pursuant to the weighted average anti-dilution adjustment provisions of the 2007 Warrants. The exercise price of the 2007 Warrants was adjusted from $2.48 to $1.51 and the number of issued, exercisable and outstanding 2007 Warrants were adjusted from 3,024,186 to 4,966,887.
Effective March 25, 2009, in connection with our shareholders’ approval of an amendment to our certificate of incorporation, the Company adjusted the 2008 Warrants pursuant to the full ratchet anti-dilution adjustment provisions of the 2008 Warrants. The exercise price of the 2008 Warrants was adjusted from $0.80 to $0.20 and the number of issued, exercisable and outstanding 2008 Warrants were adjusted from 6,250,000 to 25,000,000.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
A summary of the status of the Company’s outstanding stock warrants granted as of September 30, 2009 and changes during the period is as follows:

		Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price
Outstanding at December 31, 2008	13,636,686	$0.38

For the period ended September 30, 2009
Granted	20,000,000	0.20
Adjustment to warrants issued in 2007 for Preferred Stock and 2009 Warrants	1,942,701	1.51
Adjustment to warrants issued in 2008 for Preferred Stock and 2009 Warrants	18,750,000	0.20
Exercised	—	—
Expired	(2,762,500)	1.50

Outstanding at September 30, 2009	51,566,887	$0.38

Exercisable at September 30, 2009	51,566,887	$0.38

The following information applies to warrants outstanding at September 30, 2009:

	Common
Year of	Stock	Exercise
Expiration	Warrants	Price

2010	75,000	$1.50
2010	350,000	2.80
2011	1,175,000	1.50
2012	4,966,887	1.51
2013	25,000,000	0.20
2014	20,000,000	$0.20

	51,566,887

Outstanding warrants at September 30, 2009 have a weighted average remaining contractual life of 3.6 years.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 6 – SHAREHOLDERS’ EQUITY (continued)
Registration Rights
In connection with the signing of the 2009 Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement (the “2009 Registration Rights Agreement”). Under the terms of the 2009 Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the 2009 Registration Rights Agreement (or 120 days following the date of the 2009 Registration Rights Agreement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The 2009 Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.
NOTE 7 – CAPITAL LEASE OBLIGATIONS
The Company’s InsPro Technologies Business Segment has entered into several capital lease obligations to purchase equipment used for operations. The Company has the option to purchase the equipment at the end of the lease agreement for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category, and related depreciation account.
Property and equipment includes the following amounts for leases that have been capitalized:

		September 30, 2009	December 31, 2008
	Useful Life (Years)
Computer equipment and software	3	$483,130	328,074
Phone System	3	15,011	15,011

		498,141	343,085
Less accumulated depreciation		(180,623)	(68,091)

		$317,518	274,994

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 7 – CAPITAL LEASE OBLIGATIONS (continued)
Future minimum payments required under capital leases at September 30, 2009 are as follows:

2009	$37,313
2010	170,132
2011	150,512
2012	70,443
2013	6,663

Total future payments	435,063
Less amount representing interest	66,002

Present value of future minimum payments	369,061
Less current portion	123,004

Long-term portion	$246,057

NOTE 8 – DEFINED CONTRIBUTION 401(k) PLAN
The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 6 months of employment with the Company. The employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective January 1, 2007 the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s contribution (the “Contribution”). The Contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $32,519 and $60,156 for the nine months ended September 30, 2009 and 2008.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 9 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES
Employment and Separation Agreements
On March 27, 2009, Charles Eissa, the Company’s President, and the Company agreed to a Separation of Employment and General Release Agreement whereby Mr. Eissa and the Company mutually agreed that Mr. Eissa’s employment terminated effective March 27, 2009 (the “Separation Date”). Under the terms of the agreement the Company will continue to pay Mr. Eissa his current base salary for a period of fourteen (14) months after the Separation Date, less applicable tax withholding, which will be paid in equal installments in accordance with the Company’s normal payroll practices. The Company will provide Mr. Eissa with continued medical, dental and vision coverage at the level in effect as of the Separation Date until the end of the twelve (12)-month period following the Separation Date. In addition the Company agreed to vest effective with the Separation Date all remaining restricted common stock granted to Mr. Eissa on February 15, 2007 subject to the payment in cash of any withholding taxes to the Company, which would have vested between March 15, 2009 and February 15, 2010. Stock option grants held by Mr. Eissa, which were not vested as of the Separation Date, were forfeited as of the Separation Date.
Restricted Cash and Operating Leases
On February 17, 2006, the Company entered into a lease agreement with FG2200, LLC, a Florida limited liability company, for approximately 50,000 square feet of office space at 2200 S.W. 10th Street, Deerfield Beach, Florida (the “Lease”). The initial term of the Lease commences on March 15, 2006 and terminates on March 31, 2016. The Company has the option to extend the term for two additional 36-month periods, as well as the right to terminate the Lease within the first five years. The monthly rent increases every 12 months, starting at $62,500 plus certain building expenses incurred by the landlord and ending at approximately $81,550 plus certain building expenses incurred by the landlord. In connection with the Lease, the Company provided a $1 million letter of credit to the landlord as a security deposit for the Company’s obligations under the Lease. The Company has a one time option to cancel the Lease effective March 31, 2011 provided the Company; a) is not in default of the Lease, b) no part of the Deerfield Beach office is sub-let beyond March 31, 2011, c) the Company and its sub-tenants vacate the Deerfield Beach office on or before March 31, 2011 and d) the Company gives written notice to FG2200, LLC on or before June 30, 2010 accompanied with a payment FG2200, LLC the sum of 9 months’ installments of base rent plus 9 months’ installments of additional rent for the Company’s share of operating costs under the Lease.
On February 21, 2008 the Company entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 5,200 square feet of our Deerfield Beach office space beginning March 1, 2008 through February 28, 2009. This sub-lease agreement was amended and restated on October 3, 2008 to increase the sub-leased square footage to 13,900 and extend the lease term through January 31, 2010.
On October 1, 2008 the Company entered into a sub-lease agreement with a third party whereby the third party sub-leased approximately 8,000 square feet of our Deerfield Beach office space beginning October 15, 2008 through January 31, 2010. In accordance with this sub-lease agreement the Company recognizes base rent, additional rent representing a portion of certain actual occupancy expenses for our Deerfield Beach office and certain telephony, technology and facility services provided to our sub-tenant. This sub-lease agreement was terminated and replaced effective July 15, 2009 with a sub-lease whereby the same third party will sub-lease approximately 29,952 square feet. This sub-lease will terminate on February 28, 2011.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 9 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
Effective June 30, 2009, the Company uses 5,094 square feet of the approximate 50,000 square feet of the Deerfield Beach office for operations. Effective September 30, 2009, the Company has accrued $1,951,504 related to the non-cancelable lease for the abandoned portion of the Deerfield Beach office, which is net present value of the Company’s future lease payments through March 31, 2011 and consideration for early termination due under Lease plus management’s estimate of contractually required expenses pertaining to the Deerfield Beach office, which are estimated to be $3,210,938, less a portion of the Deerfield Beach office used in operations, which is estimated to be $107,971, less future sub-lease revenue, which is estimated to be $1,148,727.
On March 7, 2006, the Company entered into a sublease for approximately 13,773 square feet of office space located on the 7th floor at 1120 Avenue of the Americas, New York, New York (the “Sublease Agreement”). The initial term of the Sublease Agreement commences in March 2006, and terminates on December 31, 2010. The monthly rent increases every 12 months, starting at approximately $303,000 per annum plus a proportionate share of landlord’s building expenses and ending at approximately $341,000 per annum plus a proportionate share of landlord’s building expenses. In connection with the Sublease Agreement, the Company provided a $151,503 letter of credit to the landlord as a security deposit for the Company’s obligations under the sublease. On May 15, 2006 the Company received the landlord’s consent, dated April 18, 2006, to the Sublease Agreement. In March 2008, the Company closed its sales office located in New York. On April 17, 2008 the Company entered into a sub-lease agreement with a third party (“2008 Sublease Agreement”) whereby the third party will sub-lease the Company’s New York office space for the balance of the Company’s Sublease Agreement and pay the Company sub-lease payments essentially equal to the Company’s costs under the Sublease Agreement. The terms of the 2008 Sublease Agreement required the Company to make certain leasehold improvements. The third party commenced paying sub-sublease payments to the Company in September 2008; however the third party subsequently failed to pay their certain rent when due and on July 23, 2009 the Company and the third party entered into a settlement agreement whereby both parties agreed to terminate the 2008 Sublease Agreement. Effective September 30, 2009, the Company has accrued $478,388 related to the non-cancelable lease for the abandoned facilities, which is net present value of the Company’s future lease payments due under the remaining Sublease Agreement term plus management’s estimate of utility payments.
The letters of credit pertaining to the lease for our Florida office and our New York office were collateralized in the form of a certificate of deposit and money market account, which as of September 30, 2009, had a balance of $1,150,000. This money market account is on deposit with the issuer of the letters of credit and is classified as restricted cash on our balance sheet. The terms of the money market account allow us to receive interest on the principal but prohibits us from withdrawing the principal for the life of the letters of credit.
The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $3,249,979 and $1,380,529 for the nine months ended September 30, 2009 and 2008, respectively.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 9 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
Guarantee of Indebtedness by the Company to Third Parties Pertaining to Unearned Commission Advances Paid to Non-employee ISG Agents
The Company is a party to sales and marketing agreements whereby the Company has guaranteed the repayment of unearned commission advances paid directly from third parties including certain of the Company’s insurance carriers to the Company’s non-employee ISG agents. Under these agreements certain third parties pay commissions directly to the Company’s non-employee ISG agents and such payments include advances of first year premium commissions before the commissions are earned. Unearned commission advances from the Company’s insurance carriers to the Company’s non-employee ISG agents are earned after the insurance company has received payment of the related premium. In the event that the insurance company does not receive payment of the related premium pertaining to an unearned commission advance the third parties generally deduct the unearned commission advance from its commission payments to the Company’s non-employee ISG agents in the form of charge-backs. In the event that commission payments from these third parties to the Company’s non-employee ISG agents do not exceed the charge-backs; these third parties may deduct the unearned commission advance to non-employee ISG agents from their payments to the Company or demand repayment of the non-employee ISG agents’ unearned commission balance from the Company. The current amount of the unearned commission advances these third parties to the Company’s non-employee ISG agents, which is the maximum potential amount of future payments the Company could be required to make to these third parties, is estimated to be approximately $643,000 as of September 30, 2009. As of September 30, 2009 the Company has recorded a liability of $53,677 in accrued expenses for the estimated amount the Company anticipates it will pay pertaining to these guarantees. Unearned commission advances from these third parties are collateralized by the future commission payments to the non-employee ISG agents and to the Company. The Company has recourse against certain non-employee ISG agents in the event the Company must pay the unearned commission advances.
Litigation
On August 7, 2008, a former employee of the Company (the “Plaintiff”) filed a putative collective action in the United States District Court for the Southern District of Florida, case no. 08-CV-61254-Ungaro-Simonton. The case alleges that the Company and three co-defendants, who are former officers of the Company, unlawfully failed to pay overtime to its insurance sales agents in violation of the Fair Labor Standards Act (“FLSA”). Plaintiff purported to bring claims on behalf of a class of current and former insurance sales agents who were classified as non-exempt by the Company and compensated at an hourly rate, plus commissions (“Agents”).  On October 16, 2008, the Court conditionally certified a collective action under the FLSA covering all Agents who worked for the Company within the last three years.  Plaintiff and all Agents who opt to participate in the collective action seek payment from the Company of compensation for all overtime hours worked at the rate of one and one-half times their regular rate of pay, liquidated damages, attorneys’ fees, costs, and interest.  On March 2, 2009, the parties reached an agreement to settle this case. On April 21, 2009, the Court entered an Order of Final Dismissal with Prejudice. As of December 31, 2008 the Company recorded $200,000 of expense in gain (loss) from discontinued operations, which represented the estimated cost of the settlement. As of September 30, 2009 the Company recorded an additional $9,073 of expense in gain (loss) from discontinued operations, which represents the cost of the settlement.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 9 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
On August 28, 2008, one of the Company’s former employees, the plaintiff, filed a national class action complaint in the Seventeenth Judicial Circuit of Florida, Broward County, case no. 062008 CA 042798 XXX CE, alleging that the Company breached a contract with employees by failing to provide certain commissions and/or bonuses. The complaint also contained claims for an accounting and for declaratory relief relating to the alleged compensation agreement.  The plaintiff purported to bring these claims on behalf of a class of current and former insurance sales agents.  The Company filed a motion to dismiss the complaint.  In response, at the hearing on the Company’s Motion to Dismiss, the plaintiff stated that he would amend the complaint.  The amended complaint is no longer pled as a class action but, instead, includes 64 named plaintiffs.  The plaintiffs seek payment from the Company of all commissions allegedly owed to them, triple damages, attorneys’ fees, costs, and interest.  The Company has filed an answer to the amended complaint denying any breach of contract. The Company also asserted counterclaims for breach of contract and unjust enrichment against 50 of the plaintiffs, for recovery of overpaid commissions that were advanced to those plaintiffs but never earned. Presently, the parties are engaging in the exchange of discovery requests and responses. The Company believes that the plaintiffs’ claims are without merit and intends to vigorously defend against their claims and prosecute the Company’s counterclaims.
On March 24, 2009, certain of the Company’s shareholders filed an action in the Supreme Court of the State of New York, County of New York, Index No. 650174/2009, against the Company, its board of directors, two of the Company’s investors and the investors’ affiliates relating to alleged offers the Company purportedly received in 2008 and a private placement transaction conducted in January 2009. The plaintiffs alleged that the members of the Company’s board of directors breached their fiduciary duties in responding to the offers received in 2008 and in connection with the private placement transaction conducted in January 2009. The complaint also contained claims for unjust enrichment against certain directors whom plaintiffs claim are “interested” and claims for aiding and abetting breach of fiduciary duty and unjust enrichment against one of the Company’s shareholders, Cross Atlantic Capital Partners, Inc., and its affiliates. The plaintiffs sought to rescind and cancel the private placement, enjoin the board of directors from undertaking certain measures and remove certain directors from the board. The plaintiffs also sought money judgments in an amount not less than $10,000,000, plus interest, attorneys’ fees, and accounts and experts’ fees. On May 29, 2009, the defendants moved to dismiss the complaint. The motion was granted on August 13, 2009 on forum non conveniens grounds. On August 14, 2009, a writ of summons was filed in the Court of Common Pleas, Philadelphia County No. 090801764 against the Company, its board of directors, two of its investors and the investors’ affiliates by the same shareholders who brought the New York action and seven additional shareholders. On October 27, 2009, the Company entered into an agreement with the shareholders who brought the New York action in which they agreed to withdraw from the Philadelphia litigation and provided a general release of all claims against the Company, its board of directors and the other defendants. The terms of this settlement agreement required Co-Investment to purchase all of the shares of common stock held by the settling plaintiffs (which amounted to 6,108,997 shares). Since the settlement did not include all of the plaintiffs in the suit filed in Philadelphia County, that action has not been dismissed.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 9 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)
License Agreement with Realtime Solutions Group
On May 31, 2006, the Company entered into a Software and Services Agreement (the “License Agreement”) with Realtime Solutions Group, L.L.C. (“Realtime”), under which Realtime granted the Company a worldwide, transferable, non-exclusive, perpetual and irrevocable license to use, display, copy, modify, enhance, create derivate works within, and access Realtime Solutions Group’s Straight Through Processing software (“STP”) and all associated documentation, source code and object code, for use in the marketing, promotion and sale of health benefits or insurance products.
As consideration for the grant of the rights and licenses under the License Agreement, the Company paid to Realtime a $10,000 nonrefundable cash deposit and upon delivery of the STP software and other materials the Company will pay a license fee in the form of 216,612 unregistered shares of the Company’s common stock. Concurrent with entering into the License Agreement, HBDC and Realtime entered into a Registration Rights Agreement that provides for piggyback registration rights for the to be issued shares. The Company may unilaterally terminate the License Agreement, with or without cause, at any time on 30 calendar days prior written notice to Realtime. The license rights in the software granted under the License Agreement survive any termination of the License Agreement in perpetuity.
As of September 30, 2009 the Company has not taken delivery of the STP software or issued common stock in connection with the License Agreement.
NOTE 10 – SUBSEQUENT EVENTS
On October 27, 2009, the Company entered into a settlement agreement with certain shareholder plaintiffs who had filed an action against the Company, its board of directors, two of the Company’s investors and the investors’ affiliates relating to an alleged breach of fiduciary duties. Pursuant to the terms of this agreement, the plaintiffs agreed to withdraw from the pending litigation in Philadelphia County and provided a general release of all claims against the Company, its board of directors and the other defendants. The terms of this settlement agreement also required Co-Investment to purchase all of the shares of common stock held by the settling plaintiffs, which amounted to 6,108,997 shares. As a result of this purchase, Co-Investment now holds voting securities of the Company providing it with the right to cast approximately 53% of the votes on matters presented for a vote by the Company’s stockholders.
On October 28, 2009, the Company filed a registration statement on Form S -1 relating to a rights offering of up to $8 million in “units,” with each unit consisting of 625 shares of the Company’s common stock, 125 shares of Preferred Stock and warrants to purchase 5,000 shares of the Company’s common stock. These units are available, on a pro rata basis, to the Company’s existing shareholders for a subscription price of $1,000 per unit. The Company’s board of directors approved this rights offering for the purpose of raising capital to finance the Company’s operating activities while giving all holders of the Company’s common stock and Preferred Stock the opportunity to participate in an equity investment in the Company on the same economic terms as the Company’s last two private placements in March 2008 and January 2009.

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2009
NOTE 10 – SUBSEQUENT EVENTS (continued)
Co-Investment, which as of October 29, 2009 was the owner of approximately 30.2% of the Company’s common stock and 100% of the Preferred Stock, has informed the Company that it will not initially exercise any of the subscription rights issued to it in the rights offering, but may exercise a portion of its subscription rights in the event shareholders other than Co-Investment subscribe for less than $3 million in units in the rights offering. Any such subscription by Co-Investment would be for no more than the number of units that would result in the issuance of $3 million in units in the rights offering. If shareholders other than Co-Investment Fund subscribe for at least $3 million in units, then Co-Investment will agree not to exercise any of its subscription rights in this offering.
There can be no assurance that any of the Company’s shareholders will subscribe for any units in the rights offering, nor that the Company will complete the rights offering, and the Company is unable, at this time, to ascertain the amount of proceeds it will generate in the rights offering.

PROSPECTUS

January 22, 2010

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The expenses payable by us in connection with this registration statement are estimated as follows:

Commission Registration Fee	$446
Accounting Fees and Expenses	9,500
Legal Fees and Expenses	90,000
Printing Fees and Expenses	15,000
Blue Sky Fees and Expenses (including legal fees)	10,000
Miscellaneous	54

Total	$125,000
Item 14. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.
          Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We also have director and officer indemnification agreements with each of our executive officers and directors which provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.
Item 15. Recent Sales of Unregistered Securities
     During the last three years, we have issued the following securities that were not registered under the Securities Act:
•	In January 2006, we completed a private placement under which we issued 14,700,000 shares of our common stock and warrants to purchase 7,350,000 shares of our common stock. We sold an aggregate of 295 units to accredited investors in the private placement. Each unit sold in the private placement consisted of 50,000 shares of our common stock and a detachable transferable warrant to purchase 25,000 shares of our common stock. Keystone Equities Group, L.P. acted as the placement agent in connection with this private placement and received, as compensation, a total cash fee of $558,000 (4% of the gross proceeds), and warrants to purchase an aggregate of 735,000 shares (5% of the shares sold in the private placement) of our common stock at an exercise price of $1.50 per share. Warren V. Musser acted as an advisor to Health Benefits Direct Corporation in connection with the private placement. In his role as an advisor, Mr. Musser did not solicit investors to make an investment in, make any recommendations to individuals regarding an investment in, or provide any analysis or advice regarding an investment in Health Benefits Direct Corporation. Mr. Musser received as compensation for his services a total cash fee of $325,000 and warrants to purchase 440,000 shares of our common stock at an exercise price of $1.50 a share. We realized gross proceeds of $14,700,000 from the private placement.

•	In April 2006, we and our wholly-owned subsidiary, ISG Merger Acquisition Corp., a Delaware corporation, or merger sub, entered into a merger agreement with Insurance Specialist Group Inc., or ISG, and Ivan M. Spinner, pursuant to which, among other things, the merger sub merged with and into ISG. As consideration for the merger, we made a cash payment of $920,000 and issued 1,000,000 shares of our common stock to Mr. Spinner, the sole stockholder of ISG, in exchange for all of the outstanding stock of ISG. In connection with this merger, we entered into an employment agreement with Mr. Spinner, under which he was appointed as senior vice president of HBDC II, LLC. Mr. Spinner’s employment as our senior Vice President terminated on March 28, 2008.

•	In April 2006, our wholly-owned subsidiary, HBDC II, Inc., entered into an Asset Purchase Agreement with Healthplan Choice, Inc. and Horace Richard Priester III, pursuant to which among other things, HBDC II, Inc. acquired all of the operating assets of Healthplan Choice, Inc. As consideration for the asset purchase, we made a cash payment of $100,000 and issued 80,000 shares of our common stock to Mr. Priester.

•	In May 2006, we and Insurint Corporation, our wholly-owned subsidiary, entered into a software and services agreement with Realtime, under which Realtime granted to Insurint Corporation a worldwide, transferable, non-exclusive, perpetual and irrevocable license to use, display, copy, modify, enhance, create derivate works within, and access Realtime’s Straight Through Processing software and all associated documentation, source code and object code, for use in the marketing, promotion and sale of health benefits or insurance products. As consideration for the grant of the rights and licenses to Insurint Corporation under the agreement, we agreed to pay Realtime a license fee in the form of 216,612 unregistered shares of our common stock upon the later delivery of the licensed software and related materials.

•	On July 17, 2006, we entered into an Internet Domain Name Purchase and Assignment Agreement with Dickerson Employee Benefits, or Dickerson, to purchase the Internet domain name www.healthbenefitsdirect.com. As consideration for the purchase, we made a cash payment of $50,000 and issued 50,000 shares of our unregistered common stock to Dickerson.

•	On March 30, 2007, we completed a private placement of an aggregate of 5,000,000 shares of our common stock and warrants to purchase 2,500,000 shares of our common stock to certain institutional and individual accredited investors. We sold 5,000,000 investment units in the private placement at a per unit purchase price equal to $2.25, for gross proceeds to us of $11.25 million. Mr. Clemens, our Co-Chairman and former CEO, purchased 1,000,000 units in the private placement. Each unit sold in the private placement consisted of one share of our common stock and a warrant to purchase one-half (1/2) of one share of common stock at an exercise price of $3.00 per share, subject to adjustment. In connection with the private placement, we also issued to Oppenheimer & Co. Inc., Sanders Morris Harris Inc. and Roth Capital Partners, as partial consideration for acting as placement agents, warrants to purchase in the aggregate 350,000 shares of our common stock at an exercise price of $2.80 per share.

•	On October 1, 2007, we acquired InsPro Technologies, LLC, formerly known as Atiam Technologies, L.P., pursuant to an Agreement and Plan of Merger, whereby System Consulting Associates, Inc., or SCA, the majority owner of InsPro, was merged with and into one of our subsidiaries. We paid an aggregate amount of $2 million for all outstanding shares of capital stock of SCA, which amount consisted of $850,000 in cash and a total of 515,697 unregistered shares of our common stock, which number of shares had a value of $1,150,000 based on the average closing price per share ($2.23) of our common stock on the OTCBB on the five consecutive trading days preceding the closing date of the acquisition.

•	Immediately prior to the closing of the merger with SCA, we also entered into an Agreement to Transfer Partnership Interests with the former partners of BileniaTech, L.P., or Bilenia, whereby one of our subsidiaries purchased all of the outstanding general and limited partnership interests of InsPro owned by Bilenia, the minority owner of InsPro. We paid a total of $1 million to the former partners of Bilenia for the InsPro partnership interests, which amount consisted of $500,000.00 in cash and 224,216 unregistered shares of our common stock, which number of shares had an aggregate value of $500,000 based on the average closing price per share ($2.23) of our common stock on the OTCBB on the five consecutive trading days preceding the closing date of the acquisition.

•	In connection with each of the acquisitions, we entered into Registration Rights Agreements with each of the former stockholders of SCA and with Computer Command and Control Company, one of the former partners of Bilenia. Under the terms of these agreements, we granted to the former stockholders of SCA and to Computer Command and Control Company “piggy back” registration rights with regard to the shares that were issued to them.

•	On March 31, 2008, we completed a private placement of an aggregate of 6,250,000 shares of our common stock and warrants to purchase 6,250,000 shares of our common stock to certain institutional accredited investors. We sold 6,250,000 investment units in the private placement at a per unit purchase price equal to $0.80 for gross proceeds to us of $5.0 million. These sales were made pursuant to two Securities Purchase Agreements, in substantially similar form, that we entered into with certain institutional accredited investors, effective as of March 31, 2008. Each unit sold in the private placement consisted of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price of $0.80, subject to adjustment.

•	On January 15, 2009, we completed a private placement with Co-Investment Fund II, L.P., a Delaware limited partnership, for an aggregate of 1,000,000 shares of our Series A preferred stock and warrants to purchase 1,000,000 shares of our Series A preferred stock. We sold 1,000,000 investment units in the private placement at a per unit purchase price equal to $4.00 for gross proceeds to us of $4.0 million. The sale was made pursuant to a Securities Purchase Agreement that we entered into on January 14, 2009. Each unit sold in the private placement consisted of one share of Series A preferred stock and a warrant to purchase one share of Series A preferred stock at an initial exercise price of $4.00 per share, subject to adjustment.
          No underwriters were involved in the above sales of securities. The securities described above in this Item 15 were issued to investors in the United States in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act relative to sales by an issuer not involving any public offering.
          During the last three fiscal years, we also have issued the following securities that were not registered under the Securities Act:
•	As of January 1, 2010, we had granted, pursuant to our 2008 Equity Compensation Plan and Directors Compensation Plan, options to purchase a total of 8,758,050 shares of common stock at a weighted average exercise price of $1.55 per share. Also as of January 1, 2010, we had granted, pursuant to our 2008 Equity Compensation Plan, 364,010 restricted shares of common stock at a weighted average per share price of $2.43 per share and 414,010 shares of common stock at a weighted average per share price of $0.73. The issuance of stock options and the common stock issuable upon the exercise of such options as described in this Item 15 were issued pursuant to written compensatory plans or arrangements with the registrant’s employees, directors and consultants, in reliance on the exemption provided by Rule 701 under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.
          The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits that were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated November 23, 2005, among Darwin Resources Corp., Health Benefits Direct Corporation, and HBDC II, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

2.2	Agreement and Plan of Merger, dated as of September 21, 2007, by and among the Company, HBDC Acquisition, LLC, System Consulting Associates, Inc. and the stockholders of System Consulting Associates, Inc. party thereto (incorporated by reference from Exhibit 2.1 to the Company’s current report on From 8-K, filed with the Commission on September 26, 2007).

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2005).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.4	Certificate of Merger of HBDC II, Inc. with and into Health Benefits Direct Corporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form SB-2, filed with the Commission on February 1, 2008).

3.6	Certificate of Designation with respect to shares of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2009).

3.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

4.1	Form of Common Stock Purchase Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

4.2	Warrant to Purchase Common Stock issued to Alvin H. Clemens (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Commission on March 31, 2006).

4.3	Securities Purchase Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

Exhibit
Number	Description
4.4	Registration Rights Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.5	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.7	Registration Rights Agreement, dated October 1, 2007, by and between Health Benefits Direct Corporation and Computer Command and Control Company (incorporated by reference from Exhibit 4.1 to the Company’s current report on From 8-K, filed with the Commission on October 4, 2007).

4.8	Registration Rights Agreement, dated October 1, 2007, by and among Health Benefits Direct Corporation and Robert J. Oakes, Jeff Brocco, Tim Savery and Lisa Roetz (incorporated by reference from Exhibit 4.2 to the Company’s current report on From 8-K, filed with the Commission on October 4, 2007).

4.9	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investor party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.10	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.12	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.4 to the Company’s current report on From 8-K, filed with the Commission on March 31, 2008).

4.13	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.3 to the Company’s current report on From 8-K, filed with the Commission on March 31, 2008)

4.14	Board Representation Agreement, date March 31, 2008, between the Company and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.15	Securities Purchase Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2008).

4.16	Registration Rights Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2008).

Exhibit
Number		Description
4.17		Preferred Warrant (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2008).

4.18	**	Form of Subscription Rights Certificate

4.19	*	Form of Warrant

5.1	*	Opinion of Morgan, Lewis & Bockius LLP

10.1		Health Benefits Direct Corporation Compensation Plan for Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 20, 2006).

10.2		Lease Agreement, dated February 9, 2004, between Case Holding Co. and Platinum Partners, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed with the Commission on November 30, 2005).

10.3		Lease between Health Benefits Direct Corporation and FG2200, LLC, effective March 15, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2006).

10.4		Employment Agreement, dated November 18, 2005, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.5		Amendment 2008-1 to Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.6		Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2006).

10.7		Securities Contribution Agreement, dated September 9, 2005, among Health Benefits Direct Corporation, Marlin Capital Partners I, LLC, Scott Frohman, Charles A. Eissa, Platinum Partners II LLC and Dana Boskoff (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.8		Merger Agreement, dated April 3, 2006, among Health Benefits Direct Corporation, ISG Merger Acquisition Corp., Insurance Specialist Group Inc. and Ivan M. Spinner (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006).

10.9		Employment Agreement, dated April 3, 2006, between HBDC II, Inc. and Ivan M. Spinner (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006).

10.10		Health Benefits Direct Corporation 2008 Equity Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

Exhibit
Number	Description
10.11	Health Benefits Direct Corporation 2008 Equity Compensation Plan Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2008).

10.12	Sublease, dated March 7, 2006, between Health Benefits Direct Corporation and World Travel Partners I, LLC Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.13	First Amendment to Sublease, dated April 18, 2006, between Health Benefits Direct Corporation ad World Travel Partners I, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.14	Letter Agreement, dated April 18, 2006, among World Travel Partners I, LLC, Health Benefits Direct Corporation, and 1120 Avenue of the Americas, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.15	Software and Services Agreement, dated May 31, 2006, among Health Benefits Direct Corporation, Insurint Corporation, and Realtime Solutions Group, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2006).

10.16	Lease, dated July 7, 2006, between Health Benefits Direct Corporation and Radnor Properties-SDC, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on July 10, 2006)

10.17	Separation Agreement, dated December 7, 2006, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2006).

10.18	Amendment No. 1 to Option, dated as of February 15, 2007, delivered by Health Benefits Direct Corporation to Daniel Brauser (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on February 16, 2007).

10.19	Consent and Lock-Up Agreement, dated April 5, 2007, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2007).

10.20	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Alvin H. Clemens (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.21	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.22	Amendment 2008-1 to Amended and Restated Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

Exhibit
Number		Description
10.23		Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Ivan M. Spinner (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.24		Client Transition Agreement, between Health Benefits Direct Corporation, HBDC II, Inc. and eHealthInsurance Services, Inc. (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

10.25		Loan Agreement, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

10.26		Secured Promissory Note, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

14		Amended and Restated Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 4, 2008).

21	*	Subsidiaries of Health Benefits Direct Corporation

23.1	**	Consent of Sherb & Co., LLP.

23.2	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 Opinion)

99.1	**	Form of Instructions for Use of Health Benefits Direct Corporation Subscription Rights Certificate

99.2	**	Form of Notice of Guaranteed Delivery

99.3	**	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	**	Form of Letter to Clients

99.5	**	Form of Notice to Stockholders of Subscription Rights

99.6	**	Form of Beneficial Owner Election Form

99.7	**	Form of Nominee Holder Certification

*	Previously filed

**	Filed herewith

Item 17. Undertakings.
          The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for purposes of determining any liability under the Securities Act of 1933,each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (5) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (7) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the

Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorizes this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on this 22nd day of January, 2010.

HEALTH BENEFITS DIRECT CORPORATION
By:	/s/ ANTHONY R. VERDI
Anthony R. Verdi
Principal Executive Officer, Chief Financial Officer and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

*
Donald R. Caldwell	Chairman	January 22, 2010

/s/ Anthony R. Verdi Anthony R. Verdi	Chief Financial Officer, Chief Operating Officer and Director (Principal Executive Officer, Principal Financial and Accounting Officer)	January 22, 2010

*
Warren V. Musser	Director	January 22, 2010

*
John Harrison	Director	January 22, 2010

*
Robert Oakes	Director	January 22, 2010

*
Paul Soltoff	Director	January 22, 2010

*
L.J. Rowell	Director	January 22, 2010

*
Sanford Rich	Director	January 22, 2010

*
Frederick C. Tecce	Director	January 22, 2010

*
Edmond Walters	Director	January 22, 2010

*	By:	/s/ Anthony R. Verdi Anthony R. Verdi, Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated November 23, 2005, among Darwin Resources Corp., Health Benefits Direct Corporation, and HBDC II, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

2.2	Agreement and Plan of Merger, dated as of September 21, 2007, by and among the Company, HBDC Acquisition, LLC, System Consulting Associates, Inc. and the stockholders of System Consulting Associates, Inc. party thereto (incorporated by reference from Exhibit 2.1 to the Company’s current report on From 8-K, filed with the Commission on September 26, 2007).

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2005).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.4	Certificate of Merger of HBDC II, Inc. with and into Health Benefits Direct Corporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form SB-2, filed with the Commission on February 1, 2008).

3.6	Certificate of Designation with respect to shares of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2009).

3.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

4.1	Form of Common Stock Purchase Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

4.2	Warrant to Purchase Common Stock issued to Alvin H. Clemens (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Commission on March 31, 2006).

4.3	Securities Purchase Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.4	Registration Rights Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

Exhibit
Number	Description
4.5	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.7	Registration Rights Agreement, dated October 1, 2007, by and between Health Benefits Direct Corporation and Computer Command and Control Company (incorporated by reference from Exhibit 4.1 to the Company’s current report on From 8-K, filed with the Commission on October 4, 2007).

4.8	Registration Rights Agreement, dated October 1, 2007, by and among Health Benefits Direct Corporation and Robert J. Oakes, Jeff Brocco, Tim Savery and Lisa Roetz (incorporated by reference from Exhibit 4.2 to the Company’s current report on From 8-K, filed with the Commission on October 4, 2007).

4.9	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investor party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.10	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.12	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.4 to the Company’s current report on From 8-K, filed with the Commission on March 31, 2008).

4.13	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.3 to the Company’s current report on From 8-K, filed with the Commission on March 31, 2008)

4.14	Board Representation Agreement, date March 31, 2008, between the Company and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.15	Securities Purchase Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2008).

4.16	Registration Rights Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2008).

4.17	Preferred Warrant (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2008).

4.18**	Form of Subscription Rights Certificate

Exhibit
Number	Description
4.19*	Form of Warrant

5.1*	Opinion of Morgan, Lewis & Bockius LLP

10.1	Health Benefits Direct Corporation Compensation Plan for Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 20, 2006).

10.2	Lease Agreement, dated February 9, 2004, between Case Holding Co. and Platinum Partners, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed with the Commission on November 30, 2005).

10.3	Lease between Health Benefits Direct Corporation and FG2200, LLC, effective March 15, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2006).

10.4	Employment Agreement, dated November 18, 2005, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.5	Amendment 2008-1 to Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.6	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2006).

10.7	Securities Contribution Agreement, dated September 9, 2005, among Health Benefits Direct Corporation, Marlin Capital Partners I, LLC, Scott Frohman, Charles A. Eissa, Platinum Partners II LLC and Dana Boskoff (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.8	Merger Agreement, dated April 3, 2006, among Health Benefits Direct Corporation, ISG Merger Acquisition Corp., Insurance Specialist Group Inc. and Ivan M. Spinner (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006).

10.9	Employment Agreement, dated April 3, 2006, between HBDC II, Inc. and Ivan M. Spinner (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006).

10.10	Health Benefits Direct Corporation 2008 Equity Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.11	Health Benefits Direct Corporation 2008 Equity Compensation Plan Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2008).

10.12	Sublease, dated March 7, 2006, between Health Benefits Direct Corporation and World Travel Partners I, LLC Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

Exhibit
Number	Description
10.13	First Amendment to Sublease, dated April 18, 2006, between Health Benefits Direct Corporation ad World Travel Partners I, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.14	Letter Agreement, dated April 18, 2006, among World Travel Partners I, LLC, Health Benefits Direct Corporation, and 1120 Avenue of the Americas, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.15	Software and Services Agreement, dated May 31, 2006, among Health Benefits Direct Corporation, Insurint Corporation, and Realtime Solutions Group, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2006).

10.16	Lease, dated July 7, 2006, between Health Benefits Direct Corporation and Radnor Properties-SDC, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on July 10, 2006)

10.17	Separation Agreement, dated December 7, 2006, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2006).

10.18	Amendment No. 1 to Option, dated as of February 15, 2007, delivered by Health Benefits Direct Corporation to Daniel Brauser (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on February 16, 2007).

10.19	Consent and Lock-Up Agreement, dated April 5, 2007, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2007).

10.20	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Alvin H. Clemens (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.21	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.22	Amendment 2008-1 to Amended and Restated Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.23	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Ivan M. Spinner (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.24	Client Transition Agreement, between Health Benefits Direct Corporation, HBDC II, Inc. and eHealthInsurance Services, Inc. (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

10.25	Loan Agreement, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

10.26	Secured Promissory Note, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

Exhibit
Number		Description
14		Amended and Restated Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 4, 2008).

21	*	Subsidiaries of Health Benefits Direct Corporation

23.1	**	Consent of Sherb & Co., LLP.

23.2	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 Opinion)

99.1	**	Form of Instructions for Use of Health Benefits Direct Corporation Subscription Rights Certificate

99.2	**	Form of Notice of Guaranteed Delivery

99.3	**	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	**	Form of Letter to Clients

99.5	**	Form of Notice to Stockholders of Subscription Rights

99.6	**	Form of Beneficial Owner Election Form

99.7	**	Form of Nominee Holder Certification

*	Previously filed

**	Filed herewith